[EXECUTION COPY)

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                              ACME TELEVISION, LLC

                            THE SEVERAL LENDERS FROM

                           TIME TO TIME PARTIES HERETO

                                      -and-

                       CANADIAN IMPERIAL BANK OF COMMERCE

                                    as Agent

                          Dated as of December 2, 1997

                                TABLE OF CONTENTS

RECITALS................................................................      1

I    GENERAL TERMS.......................................................     2
     Section      1.01.     Revolving Lines of Credit...................      2
     Section      1.02.     Scheduled Reductions of the Commitments.....      3
     Section      1.03.     Interest   on    the    Notes...............      3
     Section      1.04.     Requests for Advances; Type of Loan.........      6
     Section      1.05.     Loan Disbursements..........................      7
     Section      1.06.     Payments, Prepayments and Termination or
                              Reduction of the Revolver Commitments.....      7
     Section      1.07.     Fees........................................     11
     Section      1.08.     Requirements of Law.........................     12
     Section      1.09.     Limitations on LIBOR Loans; Illegality......     13
     Section      1.10.     Taxes.......................................     14
     Section      1.11.     Indemnification.............................     15
     Section      1.12.     Payments Under the Notes....................     16
     Section      1.13.     Set-Off, Etc................................     17
     Section      1.14.     Pro Rata Treatment; Sharing.................     17
     Section      1.15.     Non-Receipt of Funds by the Agent...........     18
     Section      1.16.     Replacement of Notes........................     19

II.  SECURITY; SUBORDINATION; USE OF PROCEEDS...........................     19
     Section      2.01.     Security for the Obligations; Subordination;
                               Etc......................................     19
     Section      2.02.     Use of Proceeds.............................     21

III.   CONDITIONS OF MAKING THE LOANS...................................     21
       Section    3.01.     Conditions to Amendment and Restatement.....     21
       Section    3.02.     Acquisition Loans...........................     25
       Section    3.03.     All Loans...................................     28
       Section    3.04.     Lender Approvals............................     28

IV.    REPRESENTATIONS AND WARRANTIES...................................     29
       Section    4.01.     Financial Statements........................     29
       Section    4.02.     Organization, Qualifications, Etc...........     29
       Section    4.03.     Authorization; Compliance; Etc..............     29
       Section    4.04.     Governmental and Other Consents, Etc........     30
       Section    4.05      Litigation..................................     30
       Section    4.06.     Compliance with Laws and Agreements.........     31
       Section    4.07.     Licenses....................................     31
       Section    4.08.     The Stations................................     32
       Section    4.09.     Title to Properties; Condition of
                               Properties...............................     33
       Section    4.10.     Interests in Other Businesses...............     33
       Section    4.11.     Solvency....................................     33
       Section    4.12.     Full Disclosure.............................     34

        Section      4.13.    Margin Stock...............................    34
        Section      4.14.    Tax Returns................................    34
        Section      4.15.    Pension Plans, Etc.........................    34
        Section      4.16.    Material Agreements........................    35
        Section      4.17.    Projections................................    35
        Section      4.18.    Brokers, Etc...............................    35
        Section      4.19.    Capitalization.............................    35
        Section      4.20.    Environmental Compliance...................    35
        Section      4.21.    Investment Company Act.....................    37
        Section      4.22.    Labor Matters..............................    37
        Section      4.23.    Delaware Code Provisions...................    37

  V.    FINANCIAL COVENANTS..............................................    37
        Section      5.01.    Minimum EBITDA.............................    37
        Section      5.02.    Maximum Total Debt Leverage................    38
        Section      5.03.    Maximum Secured Debt Leverage..............    38
        Section      5.04.    Cash Interest Coverage.....................    39
        Section      5.05.    Restricted Payments........................    39

VI.    AFFIRMATIVE COVENANTS.............................................    40
        Section      6.01.    Preservation of Assets; Compliance
                                with Laws, Etc...........................    40
        Section      6.02.    Insurance..................................    41
        Section      6.03.    Taxes, Etc.................................    43
        Section      6.04.    Notice of Proceedings,
                               Defaults, Adverse Change, Etc.............    43
        Section      6.05.    Financial Statements and Reports...........    44
        Section      6.06.    Inspection.................................    46
        Section      6.07.    Accounting System..........................    46
        Section      6.08.    Appraisals.................................    46
        Section      6.09.    Additional Assurances......................    46
        Section      6.10.    Compliance with Environmental Laws.........    47
        Section      6.11     Permitted Restructurings;
                                Acquisition Restructurings...............    48

VII.    NEGATIVE COVENANTS...............................................    49
        Section      7.01.    Indebtedness...............................    49
        Section      7.02.    Liens......................................    50
        Section      7.03.    Disposition of Assets; etc.................    51
        Section      7.04.    Fundamental Changes; Acquisitions..........    52
        Section      7.05.    Local Marketing Agreements, Etc............    52
        Section      7.06.    Management.................................    52
        Section      7.07.    Sale and Leaseback.........................    52
        Section      7.08.    Investments................................    53
        Section      7.09.    Change in Business and Activities..........    53
        Section      7.10.    Accounts            Receivable.............    53
        Section      7.11.    Transactions with Affiliates...............    53
        Section      7.12.    Amendment of Certain Agreements, Etc.......    53
        Section      7.13.    ERISA......................................    54
        Section      7.14.    Margin Stock...............................    54
        Section      7.15.    Negative Pledges, etc......................    54

VIII.  DEFAULTS..........................................................    54

  IX.  REMEDIES ON DEFAULT, ETC..........................................    57

   X.  THE AGENT.........................................................    58
       Section  10.01    Appointment, Powers and Immunities..............    58
       Section  10.02    Reliance by Agent...............................    59
       Section  10.03.   Events of Default...............................    59
       Section  10.04.   Rights as a Lender..............................    59
       Section  10.05.   Indemnification.................................    59
       Section  10.06.   Non-Reliance on Agent and other Lenders.........    60
       Section  10.07.   Failure to Act..................................    60
       Section  10.08.   Resignation or Removal of Agent.................    60
       Section  10.09.   Cooperation of Lenders..........................    61

  XI.  DEFINITIONS.......................................................    61

XII.  ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEPARATE
       ACTIONS BY THE LENDERS............................................    84

XIII.  BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS..............    85

XIV.  MISCELLANEOUS......................................................    87
       Section  14.01.  Survival.........................................    87
       Section  14.02.  Fees and Expenses; Indemnity; Etc................    87
       Section  14.03.  Notice...........................................    88
       Section  14.04.  Governing Law....................................    90
       Section  14.05.  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL....    90
       Section  14.06.  Severability.....................................    91
       Section  14.07.  Section Headings, Etc............................    91
       Section  14.08.  Several Nature of Lenders' Obligations...........    91
       Section  14.09.  Counterparts.....................................    91
       Section  14.10.  Knowledge and Discovery..........................    92
       Section  14.11.  Amendment of Other Agreements....................    92
       Section  14.12.  FCC Approvals....................................    92
       Section  14.13.  Disclaimer of Reliance...........................    92
       Section  14.14.  Environmental Indemnification....................    93

                                INDEX OF SCHEDULE

Schedule 1.01(a)         Allocation of Loans and Commitments
Schedule 1.01(c)         Form of Revolving Credit Note
Schedule 1.04(a)         Request for Advances
Schedule 1.04(d)         Interest Rate Option Notice
Schedule 1.06            Commitment Reduction Notice
Schedule 2.01            Exceptions to Security Requirements
Schedule 3.01(k)         Officer's Closing Certificates
Schedule 3.02(c)         Officer's Compliance Certificate; Acquisitions
Schedule 3.02(f)(i)      Form General Counsel Opinion; Acquisitions
Schedule 3.02(f)(ii)     Form FCC Counsel Opinion; Acquisitions
Schedule 3.02(f)(iii)    Form Local Counsel Opinion; Acquisitions
Schedule 4.01(a)         Financial Statements
Schedule 4.01(b)         Opening Balance Sheet
Schedule 4.02            Opening Balance Sheet
Schedule 4.04            Organization, Etc.
Schedule 4.05            Governmental and Other Consents
Schedule 4.07            Litigation
Schedule 4.09            Licenses
Schedule 4.10            Real Properties; Tower Site Leases, Etc.
Schedule 4.15            Interests in Other Businesses
Schedule 4.16            Pension Plans
Schedule 4.17            Material Agreements
Schedule 4.19            Projections
Schedule 4.20            Capitalization
Schedule 6.05            Envirornmental Compliance; Site Assessments
Schedule 7.01            Compliance Certificate
Schedule 7.02            Indebtedness
Schedule 11.01           Liens
Schedule 11.02           Excluded Programming Payments
Schedule 11.02(a)        Officer's Compliance Certificate; Acquisitions
Schedule 11.02(b)        Form General Counsel Opinion; Acquisitions
Schedule 11.02(c)        Form FCC Counsel Opinion; Acquisitions
Schedule 11.02(d)        Form Local Counsel Opinion; Acquisitions
Schedule 11.03           Employment/Consulting Agreements
Schedule 13(b)(iv)       Form of Assignment and Acceptance
Schedule 13(b)(v)        Form of Notice of Assignment and Acceptance

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

     AGREEMENT dated as December 2,1997, by and among CIBC INC. ("CIBC") and the various other financial institutions which are now, or in accordance with
Article XIII hereafter become, parties hereto by execution of the signature pages to this Agreement (collectively, the "Lenders" and each individually, a "Lendee'); CANADIAN IMPERIAL BANK OF COMMERCE [formerly referred to as Canadian Imperial Bank of Commerce, New York Agency], as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Agent"); and ACME TELEVISION, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "Borrower Certain capitalized terms used herein without definition are defined in Article XI of this Agreement.

                                    RECITALS


     A. The Borrower's direct and indirect Subsidiaries (i) own and operate broadcast television Station KWBP, Channel 32, broadcasting in the Portland, Oregon DMA; (ii) own and operate broadcast television station WINT, Channel 20, broadcasting in the Knoxville, Tennessee DMA; (iii) operate pursuant to a time brokerage agreement dated as of September 8, 1997, Station KPLR, Channel I 1, broadcasting in the St. Louis, Missouri DMA, pending the FCC's grant of approval to the transfer of the Missouri Station, and (iv) hold the rights to acquire or construct other broadcast television stations in the Salt Lake city, Utah, and Albuquerque, New Mexico DMA'S. Certain special purpose subsidiaries of the Borrower, referred to herein as the License Companies, hold or will hold the licenses for each broadcast television station.



     B. The Borrower, the Agent and the Lenders are parties to that certain Credit Agreement dated as of August 15, 1997 (the "Original A2reement"), pursuant to which the Borrower issued its Secured Revolving Credit Note in the principal amount of $22,500,000, payable to CIBC (the "Original Note").



     C. On September 24, 1997, the Borrower and Acme Finance Corporation, a Delaware corporation wholly-owned by the Borrower ("Acme Finance" and, together with the Borrower the "Issuers"), offered (the "Offering") as their joint and several obligation $175,000,000 in 10.875% Senior Discount Notes due 2004 (the "Senior Notes"), which are issued pursuant to an Indenture dated as of September 30, 1997 between the Issuers, the Borrower's Subsidiaries (as guarantors) and Wilmington Trust Company, as trustee (the "Indenture"). In connection with the sale of the Senior Notes, the issuers prepared and circulated an Offering Memorandum dated September 24, 1997, setting forth information regarding the Issuers and the Senior Notes, a true and complete copy of which was provided to the Agent (the "Offering Memorandum").



     D. As conditions to the Offering, inter alia, (i) Acme Television Holdings, LLC, the Borrower's ultimate parent ("Acme Holdings") issued its Convertible Debentures and membership units (together, the "ACME Holdings Eguity Financing,") for aggregate gross proceeds of approximately $45,042,000, from which approximately $42,900,000 were contributed to the Borrower through Acme Intermediate (the "Acme Holdings Equity Contribution"); and (ii) Acme Intermediate Holdings, LLC, which owns 99.5% of the

Borrower's membership interests ("Acme Intermediate"), and Acme Intermediate Finance, Inc. offered (the "Acme Intermediate Offering') $71,634,000 in 12% Senior Secured Discount Notes due 2005 (the "Acme Intermediate Notes"), which were issued pursuant to an Indenture dated as of September 30, 1997 between Acme Intermediate, Acme Intermediate Finance, Inc. and Wilmington Trust Company, as Trustee (the "Acme Intermediate Indenture") for aggregate gross proceeds of approximately $40,000,000, from which $38,000,000 were contributed to the Borrower (the "Acme Intermediate Eguity Contribution").

     E. The proceeds to the Borrower from the Offering, together with the proceeds of the Acme Holdings Equity Contribution and the Acme Intermediate Equity Contribution, will be used to (i) pay the cash portion of the purchase price of the Permitted Acquisitions; (ii) fund the required capital expenditures to construct or upgrade the Stations; (iii) deliver the KPLR Escrow Funds; and
(iv) pay fees and expenses in connection with the Offering and the consummation of the foregoing.

     F. The Borrower desires to obtain additional funds for working capital and capital expenditures and to finance Permitted Acquisitions and-, therefore, desires to amend and restate the Original Agreement to (i) increase the Revolving Credit Commitment from $22,500,000 to $40,000,000 and (ii) make certain other amendments, modifications and revisions to the terms thereof.

     G. The Lenders are willing to agree to such amendment and restatement, all subject to the terms and conditions of this Agreement.

     NOW THEREFORE the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein, hereby agree that the Original Agreement be, and it hereby is, amended and restated to read in its entirety (but retaining references to the foregoing Recitals) as follows:

     I. GENERAL TERMS

     Section 1.01. Revolving Lines of Credit.

     (a) On the date hereof, subject to the terms and conditions contained in this Agreement, the Lenders agree to establish in favor of the Borrower revolving lines of credit (the "Revolving! Lines of Credit") in the aggregate principal amount of up to $40,000,000, allocated among the Lenders as set forth in Schedule 1.01(a) (collectively, as reduced pursuant to Section 1.06, the "Commitments" and, with respect to each Lendees allocation of the Revolving Lines of Credit, its "Commitment') which shall expire on the Expiration Date.

     (b) Loans made under the Revolving Lines of Credit are hereinafter sometimes referred to collectively as the "Advances". The aggregate principal amount of Advances made by the Lenders as requested in any Request for Advances shall be (i) at least $1,000,000 and, if more, a multiple of $100,000, in the case of LIBOR Loans, and $500,000 and, if more, a multiple of $1 00,000, in the case of Prime Rate Loans, or (ii) such lesser amount as equals the then unadvanced portion of the aggregate Commitments. From the date hereof to and including the

     Expiration Date and within the limits of the aggregate Commitments, the Borrower may borrow, repay and reborrow under this Section 1.01.

     (c) The borrowing under Section 1.01 shall be evidenced by the Borrower's Amended and Restated Secured Revolving Credit Notes, each in the form attached hereto as Schedule 1.0 I (c) (together with any additional Revolving Credit Notes issued to any assignee(s) of the Commitments under Article XIII or otherwise issued in substitution therefor, the "Notes"). The Notes are hereby incorporated by reference herein and made a part hereof.

     Section 1.02. Scheduled Reductions of the Commitments. The Commitments (i) shall be automatically permanently reduced on September 30, 2000 and each Quarterly Date thereafter, on each of which dates the Borrower shall repay such amount of the aggregate Notes as shall cause the aggregate outstanding principal balance thereunder to be less than or equal to the Commitments, as so reduced, and (ii) shall expire on the Expiration Date, when all outstanding principal and accrued interest on the Notes shall be due and payable in full. Such quarterly reductions of the Commitments shall be in the amounts set forth below, without giving effect to any other mandatory or optional Commitment reductions and, after giving effect to such quarterly automatic reductions, the maximum aggregate amount of the Commitments shall not exceed the levels set forth below:



                               Aggregate Amount of
    Ouarterly Date        Automatic Permanent Reduction    Maximum Commitments

Closing Date                           $-0-                      $40,000,000
September 30, 2000                  $ 2,000,000                  $38,000,000
December 31, 2000                   $ 2,000,000                  $36,000,000
March  31,   2001                   $ 2,000,000                  $34,000,000
June 30, 2001                       $ 2,000,000                  $32,000,000
September 20, 2001                  $ 3,000,000                  $29,000,000
December 31, 2001                   $ 3,000,000                  $26,000,000
March  31,   2002                   $ 3,000,000                  $23,000,000
June 3 0, 2002                      $ 3,000,000                  $20,000,000
September 3 0, 2002                 $20,000,000                      $-0-


     Section 1.03. Interest on the Notes.

     (a) Interest  Rate.  Subject to the terms and  conditions set forth in this
Section 1.03, including without limitation paragraph (b)(iii) below, the Borrower may elect an interest rate for the outstanding principal balances from time to time of the Notes, or any portion thereof, based on either the Prime Rate or the applicable LIBOR Rate and determined as follows:


          (i) the rate for any Prime Rate Loan shall be the Prime Rate plus the Applicable Margin for Prime Rate Loans then in effect; and

          (ii) the rate for any LIBOR Loan shall be the applicable LIBOR Rate plus the Applicable Margin for LIBOR Loans in effect on the first day of the applicable Interest Period.


     (b) Determination of Applicable Margin for Loans.


          (i) The Applicable Margin for Loans during the period commencing on the date hereof and ending on February 14, 1998 shall be 2.00%, with respect to Prime Rate Loans, and 3.00%, with respect to LIBOR Loans.

          (ii) Subject to the provisions of Section 1.03(b)(iii) below, the Applicable Margin for Loans during the Pricing Period commencing on February 15, 1998 and ending on May 14, 1999 and during each Pricing Period thereafter shall be determined based upon the ratio of (A) Total Debt as of the last day of the fiscal quarter ended immediately preceding the first day of such Pricing Period to (B) Adjusted EBITDA for the period of four
     (4) consecutive fiscal quarters ending on such Quarterly Date (the "Pricing Ratio"). as indicated in the following Table:


                                              Applicable Margin for Loans
   Pricing Ratio                        Prime Rate Loans            LIBOR Loans

Greater than or equal to
6.00:1.00                                       2.00%                  3.00%

Less than 6.00: 1.00 but greater
than or equal to 5.5 0: 1.00                    1.75%                  2.75%

Less than 5.50:1.00 but greater
than or equal to 5.00: 1.00                     1.50%                  2.50%

Less than 5.00: 1.00 but greater
than or equal to 4.50:1.00                      1.00%                  2.00%

Less than 4.50: 1.00                             .75%                  1.75%



          (iii) Notwithstanding the foregoing, so long as Adjusted EBITDA for any period of four (4) consecutive fiscal quarters shall be negative, the Applicable Margin for Loans during the Pricing Period commencing on the day after the last day of such fiscal quarter shall be 2.00%, with respect to Prime Rate Loans, and 3.00%, with respect to LIBOR Loans.


     (c) Computations, Pricing Period, Etc.


          (i) Nothing in Section 1.03(b) shall be deemed to constitute a waiver of the requirements of Section 5.02, default under which will result in an Event of Default and the application of the default rate of interest specified in Section 1.03(f).

          (ii) As used in Section 1.03, the first "Pricing Period" shall commence on November 15, 1998 and end on February 14, 1999 and, thereafter, the term "Pricing Period" shall mean each period commencing on (A) the last date as of which the Borrower is required, under Section 6.05(b) and
     Section 6.05(d), to deliver financial statements and a Compliance Report indicating the applicable Pricing Ratio, being February 15, May 15, August 15 and November I in each year (in each case, a "Compliance Report Delivery Rate"), and ending on (B) the next following Compliance Report Delivery Date.


          (iii) The determination of the Applicable Margin for any Pricing Period shall be based on the quarterly financial statements and Compliance Report required to be delivered on the first date of such Pricing Period, as provided above. Notwithstanding the preceding sentence, in the event of any discrepancy between the computation based on such financial statements and Compliance Report and the related audited financial statements furnished pursuant to Section 6.05(a) (the "Audited Financial Statements"), or any information disclosed in connection therewith, the computation based upon the Audited Financial Statements shall govern, retroactive to the first day of the applicable Pricing Period. In the event of a retroactive correction in the determination of the Applicable Margin in favor of the Borrower, the amount of interest thereby refundable to the Borrower shall be applied on the date of such retroactive correction, to prepay interest payable on the Notes. If the retroactive correction is in favor of the Lenders, the amount of interest due to the Lenders shall be paid in full to the Agent within five (5) days after written notice of such correction is provided to the Borrower.


          (iv) Notwithstanding the foregoing, no downward adjustment of the Applicable Margin hereunder shall be permitted (A) unless the Compliance Report for the relevant fiscal period delivered to the Agent includes a request by the Borrower for such adjustment or (B) during the existence of any Default.


     (d) Interest Payment Dates. Interest on the Loans shall be payable in arrears, without setoff, deduction or counterclaim, as follows:



          (i) Interest on each Prime Rate Loan shall be due and payable on the last Business Day of March, June, September and December of each year (the "Ouarterly Dates"), commencing December 31, 1997, and at maturity, whether by reason of acceleration, prepayment, payment or otherwise, provided that interest accrued on any Prime Rate Loan which is converted to a LIBOR Loan shall be paid on the Quarterly Date following the date of such conversion (or, if accrued on a Prime Rate Loan which is so converted on a Quarterly Date, on such Quarterly Date). The interest rate on Prime Rate Loans shall change on the date of any change in the applicable Prime Rate.


          (ii) Interest on each LIBOR Loan shall be due and payable on the last day of the Interest Period applicable to such Loan and, if such Interest Period exceeds three (3) months, every three (3) months after the beginning thereof, until and at maturity, whether by reason of acceleration, prepayment, payment or otherwise.

     (e) Computations. Interest on Prime Rate Loans (except to the extent based on the Federal Funds Rate) shall be computed on the basis of the actual number of days elapsed over a 365 or 366-day year, as applicable. Interest on Prime
Rate Loans, if based on the Federal Funds Rate, and on LIBOR Loans shall be computed on the basis of the actual number of days elapsed over a 360-day year.

     (f) Effect of Defaults, Etc.


          (i) During the existence and continuance of any Event of Default, the outstanding principal under the Notes and, to the extent permitted by applicable law, overdue interest, fees or other amounts payable hereunder or under the other Loan Documents shall bear interest, from and including the date such Event of Default occurred until such Event of Default is waived in writing as provided herein or cured, at a rate per annum equal to two percent (2.00%) above (a) the interest rate or rates then applicable to Prime Rate Loans and overdue interest, fees and other expenses (computed on the basis of the actual number of days elapsed over a 365-day period), or
     (b) with respect to any LIBOR Loans then in effect (and only until the end of the Interest Period applicable to such LIBOR Loans) the interest rate or rates then applicable to such LIBOR Loans (computed on the basis of the actual number of days elapsed over a 360-day period).

          (ii) Nothing in this Section 1.03(f) shall affect the rights of the Agent or the Lenders to exercise any rights or remedies under the Loan Documents or applicable law arising upon the occurrence of an Event of Default.

     Section 1.04. Requests for Advances; Type of Loan.

     (a) Requests for Advances. Each request by the Borrower for Advances under the Revolving Lines of Credit (other than the initial Advances, if made concurrently herewith) shall be made not later than (i) I 1:00 A.M. (New York time) on the Business Day of the proposed Borrowing Date, if such Advances are Prime Rate Loans, or (ii) I 1:00 A.M. (New York time) on the third Business Day prior to the proposed Borrowing Date, if any of such Advances are LIBOR Loans, by a written Request for Advances, in the form of schedule 1.0 a (each, a "Request for Advances"), signed by a duly authorized representative of the Borrower and indicating (i) the date of such Advances, (ii) whether such Advances shall be Prime Rate Loans or LIBOR Loans and, if so, the Interest Period for such LIBOR Loans, and (iii) the use of proceeds thereof, to the extent any such proceeds are not being used for working capital purposes. The Agent shall promptly notify the Lenders of such Request for Advances and the information contained therein. Such Request for Advances shall be irrevocable and binding on the Borrower.

     (b) Conversion to a Different Type of Loan. The Borrower may elect from time to time to convert any outstanding Advances to Prime Rate Loans or LIBOR Loans, as the case may be, provided that (i) with respect to any such conversion of LIBOR Loans to Prime Rate Loans, the Borrower shall provide the appropriate Interest Rate Option Notice by 12:00 Noon (New York time) on the date of such proposed conversion; (ii) with respect to any such conversion of

Prime Rate Loans to LIBOR Loans, the Borrower shall provide the appropriate Interest Rate Option Notice by 12:00 Noon. (New York time ) at least three Business Days' prior to the date of such proposed conversion; (iii) with respect to any such conversion of LIBOR Loans into Prime Rate Loans, such conversion shall only be made on the last day of the related Interest Period; (iv) no Loans may be converted into LIBOR Loans when any Default has occurred and is continuing; (v) the Borrower may have no more than eight (8) LIBOR Loans outstanding at any time; (vi) any conversion of less than all of the outstanding Prime Rate Loans into LIBOR Loans shall be in a minimum aggregate principal amount of $1,000,000 and, if greater, an integral multiple of $1 00,000; and
(vii) any conversion of less than all of the outstanding LIBOR Loans into Prime Rate Loans shall be in a minimum aggregate principal amount of $500,000 and, if greater, an integral multiple of $1 00,000. The Agent shall promptly notify the Lenders of such Interest Rate Option Notice and the information contained therein.



     (c) Continuance of an Interest Rate Option. The Borrower may continue any LIBOR Loans as such upon the expiration of the related Interest Period by providing to the Agent (i) an Interest Rate Option Notice in compliance with the notice provisions set forth in Section 1.04(b) or (ii) standing written instructions authorizing the automatic continuation of such Loans, which instructions shall be effective until notice to the Agent by the Borrower revoking the same (such notice to take effect no sooner than three (3) Business Days after receipt by the Agent); provided that no LIBOR Loans may be continued when any Default has occurred and is continuing, but shall be automatically converted to Prime Rate Loans on the last day of the first applicable Interest Period which ends during the continuance of such Default. Prime Rate Loans shall be deemed to continue as such until receipt of an Interest Rate Option Notice requesting conversion thereof to LIBOR Loans.


     (d) Form of Notice. Each Interest Rate Option Notice shall be substantially in the form of Schedule 1.04(d) and shall specify: (i) the aggregate principal amount of Loans to be continued or converted; (ii) the proposed date thereof;
(iii) the Interest Period for such LIBOR Loans; and (iv) whether such Loans shall be LIBOR Loans or Prime Rate Loans.


     Section 1.05. Loan Disbursements. The Advances shall be made by the Lenders pro rata as provided in Section 1.14. Not later than 12:00 noon (New York time), in the case of LIBOR Loans, or 2:00 P.M. (New York time), in the case of Prime Rate Loans, on the date specified for any Advances, each Lender shall make available to the Agent the portion of the Advances to be made by it on such date, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same in immediately available funds in the appropriate account or accounts of the Borrower and by disbursing such funds as indicated in writing in the related Request for Advances prior to the date such Advances are proposed to be made.


     Section 1.06. Payments, Prepayments and Termination or Reduction of the Revolver Commitments.

     (a) Voluntary Reductions of Commitments and Related Prepayments. At any time prior to the Expiration Date, upon at least three (3) Business Days' written notice to the

Agent in the form of Schedule 1.06 (each, a "Commitment Reduction Notice") signed by a duly authorized representative of the Borrower, the Borrower may permanently terminate or permanently reduce the Commitments, without premium or penalty (other than any indemnification payments owned under Section 1. II), provided as follows:

          (i) any such reduction shall be in an aggregate amount of not less than $500,000 or, if greater, an integral multiple of $ 1 00,000;

          (ii) any such reduction shall apply to each Lender's Commitment pro rata as provided in Section 1.14; and

          (iii) simultaneously with each such reduction, the Borrower (A) shall pay to the Agent, for the ratable account of each Lender, any then accrued unpaid Commitment Fee on the terminated or reduced portion of the respective Commitments, (B) shall pay any indemnification payments due in accordance with Section 1. 1 1 in respect of LIBOR Loans so prepaid and (C) shall repay such amount of the aggregate principal amount of the Notes as shall cause the outstanding principal balance thereunder to be less than or equal to the aggregate Commitments, after giving effect to such reduction, provided that any such prepayment shall be an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple of $ 1 00,000, in case of LIBOR Loans so prepaid, or $500,000 or, if greater, an integral multiple of $1 00,000, with respect to Base Rate Loans so prepaid.

Each Commitment Reduction Notice shall specify that date fixed for such termination or reduction, the aggregate principal amount thereof and the aggregate principal amount of the Notes required to be repaid hereunder on such date.

     (b) Mandatory Reductions of the Commitments; Casually Events. Subject to the provisions of Section 6.02, if (i) the Borrower or any of the Subsidiaries shall receive Insurance Proceeds in respect of any Casualty Event and shall not have restored, repaired or replaced the Damaged Property within the applicable Restoration Period and (ii) such Insurance Proceeds, together with all other Insurance Proceeds theretofore received in respect of Casualty Events and not applied to restore, repair or replace an asset or property, exceed $500,000 in the aggregate, then, on the last day of such Restoration Period (or, if earlier, the date as of which the Borrower or any Subsidiary shall have determined not to restore, repair or replace the Damaged Property), (A) the Commitments shall be automatically reduced, in an aggregate amount, if any, equal to the aggregate amount of such Insurance Proceeds not theretofore applied to the repair, restoration or replacement of the Damaged Property under Section 6.02(b) and (B) the Borrower shall prepay the Notes accordingly, without premium or penalty (other than any indemnification payments due under Section 1.11), all as provided in Sections 1.06(e) and (i), respectively. Nothing in this Section 1.06(b) shall be deemed (x) to limit any obligation of the Companies pursuant to
Section 6.02 to remit Insurance Proceeds to the Collateral Account, (y) to obligate the Agent to release Insurance Proceeds from the Collateral Account to the Borrower or any Subsidiary during the existence and continuance of any Event of Default or (z) to apply to temporary prepayments of the Notes from Insurance Proceeds pending completion of repairs, replacements and restoration within the applicable Restoration Period and subject to the provisions of Section 6.02(b).

     (c) Mandatory Reductions of the Commitments; Dispositions of Assets. Without limiting the obligation of the Borrower under Section 7.03 to obtain the consent of the Required Lenders to any disposition of assets or LMA not otherwise permitted hereunder, the Borrower agrees (i) two (2) Business Days prior to the occurrence of any disposition of assets or properties other than pursuant to Section 7.03(a) or any LMA (as defined in clause (b) of the definition of such term in Article XI), to deliver to the Agent (in sufficient copies for each Lender) a statement, certified by the chief executive officer or chief financial officer of the Borrower and in reasonable detail, of the respective estimated amounts of the Net Cash Proceeds and Adjusted Net Cash Proceeds of such disposition or the estimated amounts payable under such LMA and
(ii) that, in the event such disposition is completed or such LMA is commenced (but subject to the Borrower's right, under certain circumstances, to redeploy certain of the proceeds thereof, as provided below), the Commitments shall be automatically reduced as follows:

          (A) on the date of such disposition or the commencement of such LMA, in an aggregate amount equal to 100% of the Adjusted Net Cash Proceeds of such disposition or the amounts paid under such LMA, as the case may be, received by the Borrower or any of the Subsidiaries on such date; and

          (B) thereafter, quarterly, on the date of the delivery to the Agent pursuant to Section 6.05 hereof of the financial statements for each fiscal quarter or (if earlier) the date which is forty-five (45) days after the end of such fiscal quarter, to the extent the Borrower or any Subsidiary shall receive Adjusted Net Cash Proceeds during such fiscal quarter under deferred payment arrangements or investments entered into or received in connection with any such disposition and/or further payments under such LMA, an amount equal to I 00% of the aggregate amount of related Adjusted Net Cash Proceeds and/or such LMA payments, provided that if, prior to the date upon which the Borrower would otherwise be required to make a prepayment under this paragraph (B) with respect to any fiscal quarter, all such Adjusted Net Cash Proceeds and/or LMA payments received in cash shall aggregate an amount that will require a prepayment of $250,000 or more under this paragraph (B) with respect to such fiscal quarter, then the Borrower shall immediately make a prepayment under this paragraph (B) in an amount equal to such required prepayment.

In connection with each such reduction of the Commitments, the Borrower shall prepay the Notes accordingly, as provided in Section 1.06(f), without premium or penalty (other than any indemnification payments due under Section 1.11). Notwithstanding the foregoing, provided that no Specified Default exists or is continuing as of the date of any such disposition or the commencement of any such LMA, no reduction of the Commitments or prepayment of the Notes shall be required under this Section 1.06(c) with respect to the Adjusted Net Cash Proceeds from any such disposition or LMA (or all dispositions of assets in the aggregate) after the date hereof in the event that the Borrower advises the Agent at the time the Net Cash Proceeds from such disposition or LMA (or the last in any such series of dispositions) are received that it intends to reinvest the Adjusted Net Cash Proceeds in replacement assets pursuant to a Permitted Acquisition, so long as:

          (1) such Adjusted Net Cash Proceeds are at the written election of the Borrower (x) deposited in the Collateral Account and held therein by the Agent pending such reinvestment, in which event the Agent need not release such Adjusted Net Cash Proceeds except upon presentation of evidence satisfactory to it that such Adjusted Net Cash Proceeds are to be so reinvested in compliance with the provisions of this Agreement, (y) applied by the Borrower to the prepayment of the Notes without permanent reduction of the Commitments in such amount (each, a "Temporary Prepayment") (in which event the Borrower agrees to advise the Agent in writing at the time of such Temporary Prepayment that such prepayment is being made from the proceeds of a disposition) or (z) held and applied in any combination of clauses (x) and (y) above; and



          (2) the Adjusted Net Cash Proceeds from any such disposition are. in fact so reinvested (by withdrawal from the Collateral Account or under the Revolvers and application to the purchase price of one or more Permitted Acquisitions) prior to the earlier to occur of (x) 180 days following the date of such disposition, unless a definitive agreement with respect to a Permitted Acquisition utilizing Adjusted Net Cash Proceeds shall have been entered into prior to or within such period, or (y) in such event, 360 days following such disposition, it being understood that, in the event Adjusted Net Cash Proceeds from more than one disposition of assets are paid into the Collateral Account or applied to the prepayment of the Notes as provided in subparagraph (1) above, such Adjusted Net Cash Proceeds shall be deemed to be released in the same order in which such dispositions occurred.


Accordingly, (aa) any such Adjusted Net Cash Proceeds held in the Collateral Account without reinvestment for more than the 180 or 360 day period, as applicable, referred to in subparagraph (2) above (as applicable, the "Reinvestment Period") shall be forthwith applied to the prepayment of the Notes and the reduction of the Commitments (by an amount equal to the portion of such prepayments applied to the Notes) as provided above without premium or penalty (other than any indemnification payments due under Section 1.11), and (bb) to the extent that any such Adjusted Net Cash Proceeds so applied to a Temporary Prepayment are not reborrowed for reinvestment within the Reinvestment Period, the Commitments shall be permanently reduced as provided above. Nothing in this
Section 1.06 shall be deemed to obligate the Agent or the Lender, as the case may be, to release any of Adjusted Net Cash Proceeds from the Collateral Account to the Borrower or any Subsidiary, or to make Loans in the amount of any Temporary Prepayment, in each case for purposes of reinvestment as aforesaid, during the existence of any Specified Default. Upon the occurrence and during the existence of any Specified Default, all Adjusted Net Cash Proceeds held in the Collateral Account shall be subject to the provisions of the Security Agreements.


     (d) Mandatory Reductions of the Commitments; Debt Issuances. Without limiting the obligation of the Borrower to obtain the consent thereto of the Required Lenders under Section 7.01, upon any issuance of additional debt securities of the Borrower, other than the Senior Notes, (i) the Commitments shall be automatically reduced in an aggregate amount equal to the net proceeds thereof and (ii) the Borrower shall prepay the Notes accordingly, without premium or penalty (other than any indemnification payments due under Section
1.1 1) as provided in Sections 1.06(e) and (f).

     (e) Application of Reductions of the Commitments. Upon the occurrence of any of the events described in the above paragraphs of this Section 1.06, the amount of the proposed or required reduction of the Commitments, if any, shall be applied to the reduction of the Lenders' respective Commitments on a pro rata basis, as provided in Section 1.14. Each such reduction of the aggregate Commitments shall apply proportionately to reduce each dollar level of the aggregate Commitments shown in the Table of scheduled automatic reductions in
Section 1.02, for reduction dates occurring after the date of such reduction.


     (f) Mandatory Prepayments; Applications of Prepayments.

          (i) Simultaneously with any mandatory automatic reduction of the Commitments under Section 1.02 or Section 1.06(b), (e) or (d), the Borrower (A) shall pay to the Agent, for the ratable account of each Lender, any then accrued unpaid Commitment Fee on the reduced portion of the respective Commitments, (B) shall repay such amount of the aggregate principal amount of the Notes as shall cause the outstanding principal balance thereunder to be less than or equal to the aggregate Commitments, after giving effect to such reduction, and (C) shall pay any indemnification payments due in accordance with Section 1.11 in respect of LIBOR Loans so prepaid.

          (ii) All voluntary and mandatory  prepayments  of the Notes under this
     Section 1.06 (A) shall be made without set-off (other than for final judgments for the payment of money against either Agent or any Lender), deduction  or  counterclaim,  and (B) unless  otherwise  specified  in this
     Section 1.06, shall be applied first, to overdue interest, fees, indemnification payments and expenses hereunder and second, to pay principal of the Notes, provided, in each case, that (A) payments of principal of the Notes shall be applied to the Lenders' respective Notes pro rata as provided in Section 1.14, unless otherwise agreed to by the Lenders (in which case the Agent will provide notice to the Borrower of such alternate application within a reasonable period of time thereafter), and (B) applications of prepayments to principal shall be made first to Base Rate Loans and then to LIBOR Loans.

     Section 1.07. Fees.


     (a) Commitment Fee. The Borrower shall pay to the Agent, for the ratable account of each Lender, a non-refundable fee (the "Commitment Fee') on the aggregate daily unused portion of the Commitments from the date hereof to and including the earlier of the termination of the Commitments or the Expiration Date, at the rate of one-half of one percent (1/20/o) (computed on the basis of the actual number of days elapsed over a 365-366 day year), payable quarterly in arrears on each Quarterly Date, without setoff, deduction or counterclaim, with a final payment at the maturity of the Notes, whether by payment, prepayment, acceleration or otherwise.

     (b) Funding Fee. The Borrower shall pay CIBC a non-refundable funding fee on the date hereof in the amount specified in the Fee Letter (the "Funding! Fee").

     (c)  Agency  Fee.  The  Borrower  shall  pay  the  Agent   semi-annually  a
non-refundable agency fee in the amount specified in the Fee Letter (the "Agency Fee").

     Section 1.08. Requirements of Law.

     (a) In the event that any Regulatory Change shall:

          (i) change the basis of taxation of any amounts payable to any Lender under this Agreement or the Notes in respect of any Loans, including without limitation LIBOR Loans (other than taxes imposed on the overall net income of such Lender);

          (ii) impose or modify any reserve, compulsory loan assessment, special deposit or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any office of such Lender (including any of such Loans or any deposits referred to in the definition of "LIBOR Base Rate" in Article XI); or

          (iii) impose any other conditions affecting this Agreement in respect of Loans, including without limitation LIBOR Loans (or any of such extensions of credit, assets, deposits or liabilities);

and the result of any of the foregoing shall be to increase such Lender's costs of making or maintaining any Loans, including without limitation LIBOR Loans or any Commitment, or to reduce any amount receivable by such Lender hereunder in respect of any of its LIBOR Loans or any Commitment, in each case only to the extent that such additional amounts are not included in the LIBOR Base Rate or Prime Rate applicable to such Loans, then the Borrower shall pay on demand to such Lender, through the Agent, and from time to time as specified by such Lender, such additional amounts as such Lender shall reasonably determine are sufficient to compensate such Lender for such increased cost or reduced amount receivable.

     (b) If at any time after the date of this Agreement any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or implementation of any Regulatory Change regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (whether or not having the force of law), has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of the existence of its obligations hereunder to a level below that which such Lender or its holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time following written notice by such Lender to the Borrower as provided in paragraph (c) of this Section, within fifteen (I 5) days after demand by such Lender, the Borrower shall pay to such Lender, through the Agent, such additional amount or amounts as such Lender shall reasonably determine will compensate such Lender or such corporation, as the case may be, for such reduction, provided that to the extent that any or all of the Borrower's liability under this Section arises following the date of the adoption of any such Regulatory Change (the "Effective Date"), such compensation shall be payable only with respect to that portion of such liability arising after notice of such Regulatory Change is given by such Lender to the Borrower (unless such notice is given within sixty (60) days after the Effective Date, in which case such compensation shall be payable in respect of all periods before and after the Effective Date).

     (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail the computation of any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower shall be delivered to the Borrower and the other Lenders promptly after the initial incurrence of such additional amounts and shall be conclusive in the absence of manifest error. No failure on the part of any Lender to demand compensation under paragraph (a) or
(b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder.

     (d) Upon notice to the Borrower from any Lender as contemplated in subparagraph (c) above, Borrower may seek to locate a replacement Lender therefor and arrange for an assigmnent of the original Lender's interest in the Loans and the Loan Documents as provided under Article XIII, provided that (i) any such replacement Lender shall be reasonably acceptable to the Agent and (ii) any such replacement of the original Lender shall not relieve the Borrower of any accrued obligations to the original Lender under subparagraph (b) above or otherwise under this Agreement and the other Loan Documents.

     Section 1.09. Limitations on LIBOR Loans; Illegality.

     (a) Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any applicable Interest Period, the Agent shall determine (which determination shall be conclusive absent manifest error) that:

          (i) by reason of any event affecting United States money markets or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

          (ii) the rates of interest referred to in the definition of "LIBOR Base Rate" in Article XI, on the basis of which the rate of interest on any LIBOR Loans for such period is determined, do not accurately reflect the cost to the Lenders of making or maintaining such LIBOR Loans for such period;

then the Agent shall give the Borrower prompt notice thereof (and shall thereafter give the Borrower prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBOR Loans or to convert Prime Rate Loans into LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for any outstanding LIBOR Loans, either prepay such LIBOR Loans in accordance with Sections 1.01, 1.02 and
1.06 or convert  such Loans into  Prime Rate Loans in  accordance  with  Section
1.04.

     (b) Notwithstanding any other provision herein, if for any reason a Lender shall be unable to make or maintain LIBOR Loans as contemplated by this Agreement, such Lender shall provide prompt written notice to the Borrower and
(i) such Lender's commitment hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Prime Rate Loans to LIBOR Loans shall thereupon terminate and (ii) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, and if the reason for such Lender's inability to make or maintain LIBOR Loans as contemplated by this Agreement is a Regulatory Change, then the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 1.11.

     (c) Upon notice to the Borrower from any Lender as contemplated in subparagraph (b) above, Borrower may seek to locate a replacement Lender therefor and arrange for an assignment of the original Lender's interest in the Loans and the Loan Documents as provided under Article XIII, provided that (i) any such replacement Lender shall be reasonably acceptable to the Agent and (ii) any such replacement of the original Lender shall not relieve the Borrower of any accrued obligations to the original Lender under subparagraph (b) above or otherwise under this Agreement and the other Loan Documents.


     Section 1.10. Taxes.

     (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Govenmental Authority (all such taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"); provided, however, that the term "Taxes" shall not include net income taxes, franchise taxes (imposed in lieu of net income taxes) and general intangibles taxes (such as those imposed by the State of Florida) imposed on the Agent or any Lender, as the case may be, as a result of a present or former connection or nexus between the jurisdiction of the government or taxing authority imposing such tax (or any political subdivision or taxing authority thereof or therein) and the Agent or such Lender other than that arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any of the Security Documents. If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower in respect of this Agreement or the Notes, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. If, after any payment of Taxes by the Borrower under this Section, any part of any Tax paid by the Agent or any Lender is subsequently recovered by the Agent or such Lender, the Agent or such Lender shall reimburse the Borrower to the extent of the amount so recovered. A certificate of an officer of the Agent or such Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive. The Agent and the Lenders shall use reasonable efforts to notify the Borrower of their attempts, if any, to obtain abatements of any such Taxes and the receipt by the Agent or the Lenders of any funds in connection therewith. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     (b) Each Lender, if any, that is not incorporated under the laws of the United States or a state thereof agrees that prior to the date any payment is required to be made to it hereunder it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1 00 1 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form I 00 I or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (x) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

     Section 1.11. Indemnification. The Borrower shall pay to the Agent, for the account of each Lender, upon the request of such Lender delivered to the Agent and thereafter delivered by the Agent to the Borrower, such amount or amounts as shall compensate such Lender for any loss (including, in the case of LIBOR Loans, loss of profit), cost or expense incurred by such Lender (as reasonably determined by such Lender) as a result of.

     (a) any payment or prepayment or conversion of any LIBOR Loan held by such Lender on a date other than the last day of the Interest Period for such LIBOR Loan (including without limitation any such payment, prepayment or conversion required under
Section 1.04 or 1.06); or

     (b) any failure by the Borrower to borrow, convert into or continue a LIBOR Loan on the date for such borrowing specified in the relevant Request for Advances or Interest Rate Option Notice under Section 1.04 or otherwise;

such compensation to include, without limitation, an amount equal to: (i) any loss or expense suffered by such Lender during the period from the date of receipt of such early payment or prepayment or the date of such conversion or failure to borrow, convert or continue to the last day of such Interest Period, if the rate of interest obtainable by such Lender upon the redeployment of an amount of funds equal to the LIBOR Loans so paid, prepaid or converted or as to which such failure to borrow, convert or continue applies is less than the rate of interest applicable to such LIBOR Loans for such Interest Period and (ii) any loss or expense suffered by such Lender in liquidating LIBOR deposits prior to maturity which such Lender is unable to redeploy and which correspond to the LIBOR Loans so paid, prepaid or converted or as to which such failure to borrow, convert or continue applies. The determination by each such Lender of the amount of any such loss or expense, when set forth in a written notice delivered to the Agent (and thereafter delivered by the Agent to the Borrower), containing such Lender's calculation thereof in reasonable detail, shall be presumed correct in the absence of manifest error.

     Section 1.12. Payments Under the Notes. All payments and prepayments made by the Borrower of principal of, and interest on, the Notes and other sums and charges payable under this Agreement, including without limitation the Commitment Fee and any payments under Sections 1.08, 1.10 and 1.11, shall be made in immediately available funds to the Agent (as specified in Section 14.03) for the accounts of the Lenders as provided in Section 1.14 and otherwise herein or in the Fee Letter, not later than 2:00 P.M. (New York Time), on the date on which such payment shall become due. The failure by the Borrower to make any such payment by such hour shall not constitute a Default hereunder so long as payment is received later that day, provided that any such payment made after 2:00 P.M. (New York Time), on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Notes. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the Notes or amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payments in such manner as the Required Lenders may direct or, absent such direction, as it determines to be appropriate, subject to the provisions of Section 1.14). Except as otherwise provided in the definition of "Interest Period" with respect to LIBOR Loans, if any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, such payment shall be deemed due on the next following Business Day and interest shall be payable at the applicable rate specified herein through such extension period. The Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any deposit account of the Borrower with the Agent or such Lender, as the case may be with prompt advice thereof. Each payment received by the Agent under this Agreement or any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender for the Note in respect to which such payment is made.

     Section 1.13. Set-Off, Etc. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have and in addition to the debit right afforded in Section 1.12, each Lender (and each subsequent holder of any Note) shall be entitled, at its option, to offset balances held by it, or by any of its respective branches or agencies, for the account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on the Notes held by such Lender (or subsequent noteholder) or other fees or charges owed to such Lender (or subsequent noteholder) hereunder which are not paid when due (regardless of whether such balances are then due to the Borrower and regardless of whether the Lenders are otherwise fully secured), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's (or subsequent noteholder's) failure to give such notice shall not affect the validity thereof and (as security for any Indebtedness hereunder) the Borrower hereby grants to the Agent and the Lenders a continuing security interest in any and all balances, credit, deposits, accounts or moneys of the Borrower maintained with the Agent and any Lender now or hereafter. If a Lender (or subsequent noteholder) shall obtain payment of any principal, interest or other amounts payable under this Agreement through the exercise of any right of set-off, bankees lien or counterclaim or otherwise or pursuant to the debit right provided in Section 1.12, it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Note(s) held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata based upon the unpaid principal amounts of and interest on the Note(s) held by each of them. To such end, the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender or any other Person which becomes an assignee pursuant to
Article XIII(B) hereof with respect to the Loans (each being hereinafter referred to as an "Assignee") may exercise all rights of setoff, bankers' lien, counterclaim or similar rights with respect to such assignment. Nothing contained herein shall be deemed to require any Assignee to exercise any such right or shall affect the right of any Assignee to exercise, and retain the benefits of exercising, any such right with respect to any indebtedness or obligation of the Borrower, other than the Borrowees indebtedness and obligations under this Agreement.

     Section 1.14. Pro Rata Treatment; Sharing.

     (a) Except to the extent otherwise provided herein and in the Fee Letter or as otherwise agreed by the Lenders: (i) each borrowing from the Lenders under the Commitments shall be made from the Lenders and each payment of the Commitment Fee under Section 1.07 shall be made to the Lenders pro rata according to the amounts of their respective unused Commitments; (ii) the principal amount of LIBOR Loans made by each Lender shall be determined on a pro rata basis in accordance with its respective Commitment (when making. Advances) or the outstanding principal amounts of the Loans owed to such Lender (in the case of conversions to or continuations of Loans as LIBOR Loans); (iii) each payment and prepayment of principal of the Notes shall be made to the Lenders pro rata in accordance with the respective unpaid principal amounts of the respective Notes held by the Lenders; (iv) each payment of interest on the Notes shall be made for the accounts of the Lenders and each payment of any other sums and charges payable under this Agreement (except for the Agency Fee and the Funding fee, which are payable in accordance with the Fee Letter) shall be made to the Lenders pro rata in accordance with the respective unpaid principal amounts of, and interest on, the Loans made by each of them; (v) each payment under Section 1.08, 1.10 or
1.11 shall be made to each Lender in the amount required to be paid to such Lender to adequately indemnify or compensate such Lender for losses suffered or costs incurred by such Lender as provided in such Section; and (vi) each distribution of cash, property, securities or other value received by any Lender, directly or indirectly, in respect of the Borrower's Indebtedness hereunder, whether pursuant to any attachment, garnishment, execution or other proceedings for the collection thereof or pursuant to any bankruptcy, reorganization, liquidation or other similar proceeding, after payment of collection and other expenses as provided herein and in the Security Documents, shall be apportioned among the Lenders pro rata in accordance with the respective unpaid principal amounts of and interest on the Notes held by each of them.

     (b) Notwithstanding the foregoing, if any Lender ("Recovering Party") shall receive any such distribution (a "Recovery") in respect thereof, such Recovering Party shall pay to the Agent for distribution to the Lenders as set forth herein their respective pro rata shares of such Recovery, based on the Lenders' pro rata shares of all Loans outstanding at such time, unless the Recovering Party is legally required to return any Recovery, in which case each party receiving a portion of such Recovery shall return to the Recovering Party its @@o rata share of the sum required to be returned without interest. For purposes of this Agreement, calculations of the amount of the pro rata share of each Lender shall be rounded to the nearest whole dollar.

     (c) The Borrower acknowledges and agrees that, if any Recovering Party shall be obligated to pay to the other Lenders a portion of any Recovery pursuant to Section 1.14(b) and shall make such recovery payment, the Borrower shall be deemed to have satisfied its obligations in respect of Indebtedness held by such Recovering Party only to the extent of the Recovery actually retained by such Recovering Party after giving effect to the pro rata payments by such Recovering Party to the other Lenders. The obligations of the Borrower in respect of Indebtedness held by each other Lender shall be deemed to have been satisfied to the extent of the amount of the Recovery distributed to each such other Lender by the Recovering Party.

     Section 1.15. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified in writing by a Lender or the Borrower prior to the date on which such Lender or the Borrower is scheduled to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for the account of any or all of the Lenders hereunder (such payment being herein referred to as a "Required Payment"), which notice shall be effective upon actual receipt, that it does not intend to make such Required Payment to the Agent, the Agent may (but shall not be required to) assume that the Required Payment has been made and may (but shall not be required to), in reliance upon such assumption, make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, or with respect to payment received by the Borrower, within three (3) Business Days after such receipt repay to the Agent for the Agents own account the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) the Federal Funds Rate for such day, with respect to interest paid by such Lender, or (b) the applicable rate provided under Section 1.03, with respect to interest paid by the Borrower. Nothing herein shall relieve any Lender or Borrower from liability for failure to make the Required Payment.

     Section 1.16. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower provided, however, that if the holder of such Note is the original holder of such Note or a financial institution with net capital, capital surplus and undivided profits in excess of $500,000,000 its own agreement of indemnity shall be deemed to be satisfactory), or in the case of any such mutilation, upon the surrender of such Note for cancellation, the Borrower will execute and deliver, in lieu of such lost, stolen, destroyed, or mutilated Note, a new Note of like tenor.


     II. SECURITY; SUBORDINATION; USE OF PROCEEDS


     Section 2.01. Security for the Obligations; Subordination; Etc.


     (a) Collateral. Except as limited in Schedule 2.01 attached hereto, the Borrower's obligations hereunder, under the Notes and in respect of any Rate Hedging Obligations entered into with any of the Lenders or any Affiliates of any of the Lenders shall be secured at all times by:

          (i) the unconditional guaranty of each of the Borrower's Subsidiaries other than Acme Finance, including without limitation each of the Operating Companies, the License Companies and the Holding Companies;

          (ii) a first priority perfected security interest in and lien upon all presently owned and hereafter acquired tangible and intangible personal property and fixtures of each of the Companies, except Acme Finance, including without limitation the Acme Missouri Note Documents, subject only to (A) any prior Liens expressly permitted under this Agreement and (B) the exclusion of any FCC License, except to the extent (if any) that such a security interest is permitted or not prohibited by the Communication Act of 1934, as amended, and the rules, regulations and policies of the FCC (but including, to the maximum extent permitted by law, all rights incident or appurtenant to any such FCC License, including without limitation the right to receive all proceeds derived or arising from or in connection with the sale, assignment or transfer thereof);

          (iii) first mortgages on all presently owned and hereafter acquired real estate owned by each of the Companies, subject only to any prior Liens expressly permitted under this Agreement, together with mortgagee's title insurance policies reasonably acceptable to the Lenders;

     (iv) first priority perfected collateral assignments of or leasehold mortgages on all real estate leases in which any of the Companies now has or may in the future have an interest and such third party consents, lien waivers, non-disturbance agreements and estoppel certificates as the Agent shall reasonably require, together with mortgagee's title insurance policies acceptable to the Agent (except to the extent that the Borrower, after the use of commercially reasonable efforts, is unable to obtain any of the foregoing and the result thereof could not reasonably be expected to have a Material Adverse Effect);

     (v) a first priority perfected collateral assignment and/or pledge of all of the issued and outstanding stock, partnership, membership or other ownership interests in each of the Borrower's Subsidiaries and all warrants, options and other rights to purchase such ownership interests;

     (vi) without limiting the generality of Section 2.01(a)(ii), a first priority perfected assignment of such of the related Acquisition Documents as the Agent shall require, together with the written consents thereto of the related Seller(s) and its or their Affiliates, as necessary (except to the extent that the Borrower, after the use of commercially reasonable efforts, is unable to obtain any of the foregoing and the result thereof could not reasonably be expected to have a Material Adverse Effect); and

     (vii) without limiting the generality of Section 2.01(a)(ii), first priority perfected collateral assignments of all such construction contracts, management agreements, programming agreements, network affiliation agreements, and other licenses, permits and authorizations (except for licenses and permits issued by the FCC to the extent it is unlawful to grant a security interest in such licenses and permits) and other agreements as the Agent shall reasonably deem necessary to protect the interests of the Lenders, together with such third party consents, lien waivers and estoppel certificates as the Agent shall reasonably require (except to the extent that the Borrower, after the use of commercially reasonable efforts, is unable to obtain any of the foregoing and the result thereof could not reasonably be expected to have a Material Adverse Effect).

     (b)  Subordination.  Without limiting the prohibition  thereon set forth in
Section 7.01, all existing and hereafter arising indebtedness of the Borrower and its Subsidiaries to the Parent Companies or any of them shall be subordinated to any Indebtedness of the Companies to the Agent and the Lenders pursuant to subordination agreements satisfactory in form and substance to the Required Lenders and to the Agents counsel (collectively, the "Parent Subordination Agreements").

     (c) Security Documents. All agreements and instruments described or contemplated in this Section 2.01, together with any and all other agreements and instruments heretofore or hereafter securing the Notes and the other Obligations or otherwise executed in connection with this Agreement, are sometimes hereinafter referred to collectively as the "Security Documents" and each individually as a "Security Document". The Borrower agrees to execute and deliver all and all Security Documents, in form and substance satisfactory to the Agent, and to take any and all such action as the Lenders may reasonably request from time to time in order to cause the Agent and the Lenders to be secured at all times as described in this Section.

     Section  2.02.  Use of  Proceeds.  The  proceeds of the  Advances  shall be
applied  (a)  to  finance  Capital   Expenditures  and  Permitted   Acquisitions
permitted under this Agreement and (b) for working capital purposes of the Borrower and the other Companies, including Transaction Costs.

     III. CONDITIONS OF MAKING THE LOANS

     Section 3.01. Conditions to Amendment and Restatement. The obligations of the Lenders to enter into this Agreement, thereby increasing the Commitments and otherwise amending the Original Agreement, on the date hereof and to make the first Advances thereafter are subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Companies and the Parent Companies set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date hereof and the Borrowers shall have performed in all material respect all obligations which were to have been performed by it hereunder prior to the date hereof.

     (b) Loan Documents and Organizational Documents. The Borrower shall have executed and/or delivered to the Agent (or shall have caused to be executed and delivered to the Agent by the appropriate Persons), the following:


          (i) The Notes;

          (ii) All of the Security Documents, including without limitation all Uniform Commercial Code Financing Statements and Termination Statements and all mortgages, deeds of trusts and amendments thereto, lessor consents and waivers and related title insurance policies required by the Agent or its counsel in connection with the Borrower's compliance with the provisions of
     Section 2.01 provided that the deliveries required under Section 2.01(a)(iv) may be deferred until the date of the first Loans under Section 1.01);

          (iii) Certified copies of the resolutions of the Board of Directors or Board of Advisors of each Company, or of each Company's stockholders, partners, members, managers, officers and/or corporate general partner, as the case may be, authorizing the execution and delivery of the Loan Documents to which it is a party;

          (iv) A copy of (A) the Certificate or Articles of Incorporation of each corporate Company and each corporate general partner of a partnership Company, with any amendments thereto, certified by the appropriate Secretary of State and by the Secretary or an Assistant Secretary of such Company or general partner, (B) the Articles of Organization or Certificate of Formation of each Company which is a limited liability company, certified by the appropriate Secretary of State and by the Manager of each Company and (C) the Certificate of Limited Partnership of each Company which is a limited partnership certified by the appropriate Secretary of State and the Secretary of the corporate general partner of such Company;

          (v) A copy of the By-Laws of each corporate Company, with any amendments thereto, certified by such Company's Secretary;

          (vi) A copy of the operating agreement of each Company which is a limited liability company, with any amendments thereto, certified by an appropriate, duly authorized officer of such Company, each of which operating agreements shall be reasonably satisfactory to the Agent and shall provide, among other matters, for appropriate procedures to ensure the full enforceability of the collateral assignment and pledge of membership interests to the Agent contemplated by the applicable Security Documents;

          (vii) A copy of the partnership agreement of each Company which is a partnership, with any amendments thereto, certified by the Secretary of the corporate general partner;

          (viii) For each Company, certificates of legal existence and good standing (both as to corporate law, if applicable, and, if available, tax matters) issued as of a reasonably recent date by such Company's state of organization or formation and any other state in which such Company is authorized or qualified to transact business;

          (ix) To the extent requested by the Agent, true and complete copies of all Licenses, all other material govermental licenses, franchises and permits, all material third party consents and all other material leases, contracts, agreements, instruments and other documents specified in Schedules 4.04, 4.07, 4.11, 4.12, 4.18 and 4.19;

          (x) Such Uniform Commercial Code, Federal tax lien and judgment searches with respect to the Companies, any Seller transferring assets to a Company under the related Acquisition Agreement and any other third parties as the Agent shall require, the results thereof to be satisfactory to the Agent;

          (xi) True and complete copies of the Acquisition Documents, the Indenture and the Acme Intermediate Indenture, which shall be reasonably satisfactory to the Agent;

          (xii) The Opening Balance Sheet;

          (xiii) The Environmental Site Assessments referred to in Section 4.20
     and Schedule    4.20;

          (xiv) Certificates of insurance evidencing the insurance coverage and policy provisions required in this Agreement; and

          (xv) Such other supporting documents and certificates as the Agent or the Lenders may reasonably request from time to time.

     (c) The Acme Holdings Equity Contribution. Acme Holdings shall have consummated the Acme Holdings Equity Financing and shall have made the Acme Holdings Equity Contribution to the Borrower, through Acme Intermediate, from the net proceeds thereof and in an amount not less than $42,900,000, and the Agent shall have received satisfactory evidence thereof.

     (d) The Acme Intermediate Equity Contribution. Acme Intermediate and Acme Finance shall have consummated the Acme Intermediate Offering substantially in accordance with the Acme Intermediate Offering Memorandum and, from the net proceeds thereof, shall have made the Acme Intermediate Equity Contribution to the Borrower in an amount not less than $38,200,000, and the Agent shall have received satisfactory evidence thereof.

     (e) The Offering. The Borrower and Acme Finance shall have consummated the Offering substantially in accordance with the Offering Memorandum and the Indenture and the Agent shall have received satisfactory evidence thereof.

     (f) Use of Proceeds. (a) The Borrower shall have applied approximately $146,000,000 of the aggregate proceeds of the Equity Contributions and the Offering to make an intercompany loan to Acme Missouri in the amount of at least $132,000,000 and to make capital contributions to Acme Missouri in the amount of at least $14,000,000 and (b) Acme Missouri shall have used the proceeds of such loan and capital contributions to fund the KPLR Escrow as contemplated by
Section 1.1 of the KPLR Escrow Agreement.

     (g) FCC Filings. The Agent shall have received a true and complete date-stamped copy of the KPLR Transfer Application, as filed with the FCC on or before October 1, 1997.

     (h) Seller Consents. The Agent shall have received the written consent of each of the Sellers and the Affiliates thereof (including without limitation the KPLR Sellers and the KPLR Licensees) necessary in connection with the collateral assignments required in Section 2.01(a)(vi).

     (i) Agrreement of Parent Companies. Acme Holdings, for itself and on behalf of each of the other Parent Companies, shall have entered into the Affiliate Agreement.

     (j) Kellner Consulting Agreement. Acme Holdings and Jamie Kellner shall have entered into the Kellner Consulting Agreement, Acme Holdings shall have assigned all of its rights and obligations thereunder to the Borrower, with Mr. Kellner's consent, and the same shall be in full force and effect.

     (k) Officer's Certificates as to Compliance, Documents, Etc. The Borrower shall have provided to the Agent a compliance certificate, substantially in the form of Schedule 3.01(k) hereto or such other form as shall be satisfactory to the Agent, duly executed on behalf of the Borrower by its chief executive officer or chief financial officer, certifying as to satisfaction by the Borrower of the conditions to lending set forth in this Section 3.01 and in Sections 3.02 and 3.03, as applicable, and, specifically, as to certain matters specified therein.

     (1) Schedule of Cost Reductions. If, for any period ending on or after the date hereof, the Borrower wishes to effect pro forma adjustments of EBITDA, as provided in the definition of "Adjusted EBITDX", arising from cost and expense reductions relating to any of the Stations acquired through and including the date hereof (including KPLR-TV), the Borrower shall have delivered to the Agent (in sufficient copies for all of the Lenders), with respect to each such completed Acquisition, a detailed schedule of such cost and expense reductions, which shall be subject to the consent of the Required Lenders.

     (m) Company Counsel Opinions. The Agent shall have received:

          (i) the favorable written opinions of Goodwin, Procter & Hoar, LLP and Dickstein, Shapiro, Morin & Oshinsky, LLP, counsel to the Companies, each dated as of the date hereof, addressed to the Agent and the Lenders and reasonably satisfactory to the Agent in scope and substance;

          (ii) the favorable written opinion of Dickstein, Shapiro, Morin & Oshinsky, LLP, special communications counsel to the Companies, dated as of the date hereof, addressed to the Agent and the Lenders and reasonably satisfactory to the Lenders in scope and substance; and

          (iii) the favorable written opinion of special local counsel to the Companies in the States of Oregon and Tennessee dated as of the date hereof, addressed to the Agent and the Lenders and reasonably satisfactory to the Lenders in scope and substance (provided that the delivery of these local counsel opinions may be deferred until the date of the first Loans under Section 1.01).

     (n) Repayment of Existing Indebtedness. As of the date hereof, the Agent shall have received evidence that (i) the principal of and interest on, and all other amounts owing in respect of, Indebtedness, if any, which is to be repaid on the Closing shall have been (or shall simultaneously be) paid in full in cash, (ii) any commitments to extend credit under the agreements or instruments relating to such Indebtedness have been terminated or canceled and (iii) all guaranties in respect of, and liens securing, any such Indebtedness have been released (or arrangements for such releases made to the reasonable satisfaction of the Agent), which requirement shall include receipt by the Agent of all such executed pay-off letters, Uniform Commercial Code termination statements, mortgage releases and other instruments as the Agent shall have requested to release and terminate of record any such liens.

     (o) No Material Adverse Change. As of the date hereof, and since August 15, 1997, no event or circumstance shall have occurred which could have a Material Adverse Effect.

     (p) Legal and Other Fees. As of the date hereof, all fees owed to the Agent and the Lenders under the Fee Letter and all legal fees and expenses of counsel to the Agent incurred through such date (including fees and expenses incurred in connection with the preparation of the Original Agreements and all related Loan Documents) shall have been paid in full.

     (q)  Review  by  Agent's  Counsel.   All  legal  matters  incident  to  the
transactions hereby contemplated shall be reasonably satisfactory to counsel for the Agent.

     Section 3.02. Acquisition Loans. Without in any way limiting the discretion of the Required Lenders to approve or withhold approval (to the extent provided in the definition of Permitted Acquisitions) of any Acquisition after the date hereof, or to impose additional reasonable conditions upon their consent to any such acquisition, the obligations of the Lenders to make any Advances to finance any Permitted Acquisition after the date hereof are subject to the following conditions, except to the extent that the Required Lenders may waive such conditions in writing:

     (a) Acquisition Closings.

          (i) The transactions contemplated by the applicable Acquisition Agreement shall have been consummated (except for the payment of that portion of the purchase price thereunder being paid with the proceeds of Advances) substantially in accordance with the terms thereof and, in any event, in a manner reasonably satisfactory to Agent, including without limitation (A) the repayment in full in cash (simultaneously with, and from the proceeds of, Advances, or otherwise) or other satisfactory disposition of all Indebtedness of the applicable Sellers not being assumed by the Borrower or an Operating Company, and the release of all related liens and encumbrances on the properties transferred to the Companies under the applicable Acquisition and (B) the valid assumption by the Borrower or such Operating Company, or other satisfactory disposition, of all other liabilities of the applicable Sellers in respect of the assets and properties transferred under such Acquisition Agreement.


          (ii) The Agent shall have received evidence of the receipt of all material licenses, permits, approvals and consents, if any, required with respect to such Acquisition and any other related transaction contemplated by this Agreement (including without limitation the consents of the FCC to the sale contemplated by such Acquisition Agreement and to the collateral assignment of any related material agreements or licenses to the Agent, on behalf of the Lenders), and any other material consents or filings of or with applicable governmental authorities or other third parties.


          (iii) The applicable Sellers shall have consented to the collateral assignment to the Agent of the rights of the Borrower or the applicable Operating Company under the Acquisition Agreement and any other agreements executed thereunder, as required under Section 2.01(a)(vi).

          (iv) The Agent shall have received copies of the legal opinions delivered by the Seller(s) pursuant to the applicable Acquisition Agreement in connection with the Acquisition, together with a letter from each Person delivering an opinion (or authorization within the opinion) authorizing reliance thereon by the Agent and the Lenders to the extent reasonably obtainable.

          (v) Any other conditions imposed by the Required Lenders in giving their consent to such Permitted Acquisition shall have been satisfied.

     (b) Due Diligence. The Agent and its counsel shall have completed their due diligence review with respect to the proposed Acquisition, including a review of all of material agreements and shall be reasonably satisfied with the results of such review in all material respects.

     (c) Officer's Certificates as to Compliance, Documents, Etc. The Borrower shall have provided to the Agent a compliance certificate, substantially in the form of Schedule 3.02(c) or such other form as shall be satisfactory to the Agent, duly executed on behalf of the Borrower by its chief executive officer or chief financial officer, certifying as to satisfaction by the Borrower of the conditions to the consummation of the proposed Acquisition as a Permitted Acquisition under Section 7.04 and the conditions to lending set forth in this
Section 3.02 and in Section 3.03.

     (d) Compliance Certificate. If requested by the Agent, the Borrower shall have executed and delivered (or caused to be executed and delivered by the appropriate Operating Companies) to the Agent a certificate of representations, warranties and compliance satisfactory in form and substance to the Agent, together with updated versions of Schedules to this Agreement and of the applicable Officer's Certificates delivered pursuant to the Security and Pledge Agreements, and otherwise adjusting the Companies' representations and warranties contained herein and therein. To the extent appropriate and related to such Acquisition and verified by the Agent as such in writing, such certificate, shall be deemed an amendment of this Agreement and such Security Documents and shall be incorporated by reference herein and therein.

     (e) Other Deliveries. The Companies shall have executed and/or delivered to the Agent (or shall have caused to be executed and delivered to the Agent by the appropriate Subsidiary or other person(s), the following:

          (i) With respect to the assets to be acquired pursuant to such Acquisition, and the applicable Seller(s), all Uniform Commercial Code Financing Statements and Termination Statements and all security agreements, security and pledge agreements, securities pledge agreements, mortgages, deeds of trusts and amendments thereto and related title insurance policies and all other Security Documents necessary and required by the Agent or its counsel in connection with the Borrower's compliance with the provisions of Section 2.01;

          (ii) Certified copies of the resolutions of the Board of Directors or Board of Advisors or of the stockholders, partners, members, managers, officers or corporate general partner of each applicable Company, as the case may be, authorizing such Acquisition, which resolutions shall not be required, unless requested by the Agent, if the opinion of general counsel required under Section 3.02(f) is provided;

          (iii) Such  certificates  of public  officials  and copies of material
     consents,   agreements  and  other  documents  and  such  other  supporting documents and information as the Agent shall reasonably request;

          (iv) Phase I Environmental Site Assessments with respect to all owned and leased real properties to be acquired in connection with the proposed Acquisition and designated by the Required Lenders, which shall be reasonably satisfactory in all material respects to the Required Lenders;

          (v) Such Uniform Commercial Code, Federal tax lien and judgment searches as the Agent shall reasonably require, the results thereof to disclose no liens except liens permitted by this Agreement and liens to be discharged upon completion of the Acquisition;

          (vi) A combined balance sheet for the Companies, pro forma for the Acquisition and the proposed Advances;

          (vii) In connection with any Acquisition involving properties in a new jurisdiction, or the purchase or formation of a new Subsidiary, or if required by the Agent, updated certificates of insurance evidencing the additional insurance coverage and policy provisions required in this Agreement;

          (viii) To the extent applicable, one or more assignment agreements, effecting the assignment to the appropriate Subsidiary by Acme Holdings or such other applicable Parent Company, of all of its rights, title and interest in and to the related Acquisition Documents, together with any necessary Sellers' consents, which shall be reasonably satisfactory in all material respects to the Agent;

          (ix) In connection with the consummation of the transactions contemplated by the KPLR Acquisition Documents (other than the KPLR Escrow Agreement and the KPLR Time Brokerage Agreement), documentation reasonably satisfactory to the Agent evidencing (i) the renaming of Koplar Communications, Inc. and Koplar Communications Television, LLC to Acme Television of Missouri, Inc. and Acme Television Licenses of Missouri, L.L.C, respectively, as contemplated; and

          (x) Such other supporting documents and certificates as the Agent or the Lenders may reasonably request.

     (f) General and Local Counsel Opinions.

          (i) In connection with an Acquisition involving the purchase or formation of a new Subsidiary and/or the execution of additional Security Documents or any other Loan Document, or otherwise, if reasonably required by the Agent, the Agent shall have received the favorable written opinions of (A) general counsel or regularly employed outside counsel to the Companies and (B) special FCC counsel to the Companies, in each case dated the date of such Loans, addressed to the Agent and the Lenders and substantially in the forms attached as Schedules 3.02(f)(i) and (ii), respectively.


          (ii) Only if reasonably requested in connection with the recording of any mortgages or similar instruments or any material issues of state law raised in connection with such Loans or the related Permitted Acquisition, the Agent shall have received the favorable opinion of local counsel to the Companies, dated the date of such Loans, addressed to the Agent and the Lenders and substantially in the form attached as Schedule 3.02(f)(:iii).

     (g) Legal Fees. All reasonable legal fees and expenses of counsel to the Agent incurred through the date of such Loans shall have been paid in full.

     (h)  Review  by  Agent's  Counsel.   All  legal  matters  incident  to  the
transactions hereby contemplated shall be reasonably satisfactory to counsel for the Agent.

     Section 3.03. All Loans. The obligations of the Lenders to make any Loans (including the first Advances hereunder and all Advances in respect of Permitted Acquisitions) are subject to the following conditions:

     (a) All representations and warranties of the Companies and the Parent Companies set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Borrowing Date of such Loans (except to the extent they expressly relate to an earlier specified date or are affected by transactions or events occurring after the date hereof and permitted or not prohibited hereunder). Each telephonic or written request for such Loans shall constitute a representation to such effect as of the date of such request and as of the date of such borrowing

     (b) After giving effect to such Loans (both as of the proposed Borrowing Date thereof and, on a pro forma basis, the last day of the most recent fiscal quarter for which financial statements have been delivered to the Lenders under
Section 6.05), no Default shall have occurred and be continuing. Each telephonic or written request for such Loans shall constitute a representation to such effect as of the date of such request and as of the date of such borrowing.

     (c) The Agent shall have received a properly completed Request for Advances, together with all such financial and other information as the Agent shall reasonably require to substantiate the current and pro forma certifications of no Default contained therein.

     (d) The Agent shall have received such other supporting documents and certificates as the Agent and the Required Lenders may reasonably request.

     Section 3.04. Lender Approvals. For purposes of determining compliance with the conditions precedent referred to in Sections 3.01, 3.02 and 3.03, on the date of the first Advances hereunder, each of the Lenders shall be deemed to have consented to, approved or accepted or be satisfied with each document or other matter which is the subject of such Lender's consideration under any of the provisions of such Sections, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Lender prior to the first Advances hereunder specifying its objection thereto and such Lender shall have failed to make available to the Agent such Lender's ratable share of the first Advances.

     IV. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Agent and to the Lenders (which representations and warranties shall give effect to the consummation of all of the transactions referred to in
Section 3.01 and shall survive the delivery of the Notes and the making of the Loans) that:

     Section 4.01. Financial Statements. The Borrower has heretofore furnished to the Lenders:

     (a) the audited and unaudited balance sheets and related statements of operations, members' equity and cash flow of the Borrower and its Subsidiaries listed on Schedule 4.01(a) hereto (the "Financial Statements"); and

     (b) the June 30, 1997, balance sheet of the Companies showing their pro forma financial condition after the consummation of any and all transactions contemplated to have occurred as of the date hereof, as if they had occurred on August 31, 1997, attached as Schedule 4.01(b) (as updated pursuant to Section 3.01(b), the "Opening Balance Sheet").

     The Financial Statements have been prepared in accordance with GAAP. Since August 15, 1997, except for the Offering, the Tennessee Acquisition and the transactions contemplated by the KPLR Acquisition Documents, there has been no material adverse change in the assets, properties, business or condition (financial or otherwise) of any of the Companies and no dividends or distributions have been declared or paid by any of the Companies. None of the Companies has any contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as specified in such Financial Statements and except for the Offering and the transactions contemplated by the KPLR Acquisition Documents. The Opening Balance Sheet fairly represents the pro forma financial condition of the Companies as of its date. All financial projections submitted to the Lenders by the Borrower at the time delivered (including all projections set forth in the Budget) are believed by the Borrower to be reasonable in light of all information presently known by the Borrower.


     Section 4.02. Organization, Oualification, Etc. Each of the Companies (a) is a corporation, limited partnership or limited liability company duly organized or formed, as the case may be, validly existing and in good standing under the laws of its state of organization or formation, all as specified in
Schedule 4.02, (b) has the power and authority to own its properties and to carry on its business as now being conducted and as presently contemplated, (c) has the power and authority to execute and deliver, and perform its respective obligations under, this Agreement, the Notes and the Security Documents and all other Loan Documents contemplated hereby and (d) is duly qualified to transact business in the jurisdictions specified in such Schedule 4.02 and in each other jurisdiction where the nature of its activities requires such qualification except where the failure to so qualify will not have a Material Adverse Effect. As of the date of this Agreement neither the Borrower nor any of the other Companies has any Subsidiaries, except as described in Schedule 4.19.

     Section 4.03. Authorization-, Compliance; Etc. The execution and delivery of, and performance by the Companies of their respective obligations under, this Agreement, the Notes, the Security Documents, the Acquisition Documents, the Indenture, the Senior Notes and the other agreements and instruments relating thereto (all of the foregoing being hereinafter referred to collectively as the "Transaction Documents") have been duly authorized by all requisite corporate, partnership and limited liability company action, as applicable, and will not violate any provision of law, any order, judgment or decree of any court or other agency of govenment, including without limitation the FCC, the charter documents or by-laws of any corporate Company, the limited partnership agreement or certificate of limited partnership of any partnership Company, the articles of organization or operating agreement of any limited liability company, or any indenture, agreement or other instrument (including without limitation any other Transaction Document or any Parent Agreement) to which any Company is a party, or by which any Company is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be permitted under this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Company pursuant to, any such indenture, agreement or instrument. Each of the Transaction Documents constitutes the valid and binding obligation of each of the Companies and their Affiliates party thereto, enforceable against such party in accordance with its terms, subject, however to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action in law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement.


     Section 4.04. Governmental and Other Consents, Etc.


     (a) Except for filings and recordings required under Section 2.01 and the Security Documents and except as set forth in Schedule 4.04, none of the Companies is required to obtain any consent, approval or authorization from, to file any declaration or statement with or to give any notice to, any Govermnental Authority (including without limitation the FCC), or any other Person (including, without limitation, any notices required under the applicable bulk sales law) in connection with or as a condition to the execution, delivery or performance of any of the Transaction Documents. Except as set forth in such
Schedule 4.04, all consents, approvals and authorizations described in such Schedule have been duly granted and are in full force and effect on the date hereof and all filings described in such Schedule have been properly and timely made.

     (b) Notwithstanding the foregoing, (i) from time to time, the Companies may be required to obtain certain authorizations of or to make certain filings with the FCC and which are required in the ordinary course of business, (ii) copies of certain documents, including without limitation certain Transaction Documents, may be required to be filed with the FCC pursuant to 47 C.F.R. 73.3613, (iii) the FCC must be notified of the consummation of any assignments or transfers of control of FCC authorizations for any television broadcast stations and ownership reports are required to be filed with the FCC after such consummation pursuant to 47 C.F.R. 73.3615, and (iv) prior to the exercise of certain rights or remedies under the Loan Documents by the Agent or the Lenders, FCC consents and notifications with respect to such exercise may be required to be timely obtained or made.

     Section 4.05. Litigation. Except as specified in Schedule 4.05, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency (including without limitation the FCC), now pending or, to the knowledge of the Borrower, threatened (nor is any basis therefor known to the Borrower), (a) which questions the validity of any of the Transaction Documents, or any action taken or to be taken pursuant hereto or thereto, in a manner or to an extent which would have a Material Adverse Effect, or (b) against or affecting any Company which, if adversely determined, either in any case or in the aggregate, could have a Material Adverse Effect.



     Section 4.06. Compliance with Laws and Agreements. Except as disclosed in this Agreement, none of the Companies is a party to any agreement or instrument or subject to any partnership, membership or other restriction which could have a Material Adverse Effect. None of the Companies is in violation of any provision of its corporate charter or by-laws, partnership agreement, articles of organization or operating agreement, as the case may be, or of any material indenture, agreement or instrument to which it is a party or by which it is bound or, to the best of the Borrower's knowledge and belief, of any provision of law, the violation of which could have a Material Adverse Effect, or any order, judgment or decree of any court or other agency of government (including without limitation, the FCC, the FAA and the Copyright Office).



     Section 4.07. Licenses. Schedule 4.07 accurately and completely lists all Licenses (identified by issuing authority, licensee, Station call letters and expiration date) granted, issued or assigned to any Company as of the date hereof. Each FCC License specified in such Schedule is held by a License Company. Except as set forth in Schedule 4.07, the Companies possess all such Licenses and all copyrights, licenses, trademarks, service marks, trad6 names and other contract rights, including agreements with public utilities, use, access or rental agreements, utility easements, network affiliation agreements, film rental agreements and talent employment agreements that are necessary for the operation of the Stations, except to the extent the absence thereof could not reasonably be expected to have a Material Adverse Effect. Each of such Licenses, copyrights, licenses, patents, trademarks, service marks, trade names and other rights and agreements is in full force and effect and no material default by any Company has occurred and is continuing thereunder. As of the date hereof, except as limited by the provisions of the Communications Act of 1934, as amended, and the FCC's published rules and regulations and as otherwise specified on the face of any FCC License, none of the FCC Licenses is subject to any restriction or condition that would limit in any material respect the operation of the business as it is now conducted. Except as specified in
Schedule 4.07, there is not, as of the date hereof, pending, or the knowledge of the Borrower threatened, any action by or before the FCC to revoke, cancel, rescind or modify (including a reduction in coverage area) any of the FCC Licenses (other than proceedings to amend FCC rules of general applicability) or refuse to renew the FCC Licenses, and there is not now issued or outstanding, pending, or to the knowledge of Borrower threatened, by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against Borrower and or any of its Subsidiaries with respect to any of the FCC Licenses. Except as specified in Schedule 4.07, none of the FCC Licenses is the subject of a pending license renewal application and the Borrower has no reason to believe that any of the FCC Licenses will be revoked or will not be renewed in the ordinary course.


     Section 4.08. The Stations.


     (a) Each of the Companies and the Stations is in compliance with all applicable federal, state and local laws, published rules and regulations, including without limitation, the Telecommunications Act of 1996, the Communications Act of 1934, as amended, and the published rules and policies of the FCC and all rules and laws governing equal employment opportunity, except to the extent that the failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing (except to the extent that the failure to comply with any of the following could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect):


          (i)  the  Companies   have  filed  all  material   reports  and  other
     submissions required to be filed with the FCC by the Companies or any of them with respect to the Stations and their operations;


          (ii) the operation of the Stations is in compliance in all material respects with ANSI Standards C95.1-1982 to the extent required under applicable rules and regulations;

          (iii) all of the existing towers used in the operation of the Stations are obstruction-marked and lighted to the extent required by, and in accordance with, the published rules and regulations of the FAA and appropriate notification to the FAA has been filed for each such tower where required by the published rules and policies of the FCC;

          (iv) the Stations are being operated in compliance with the applicable Licenses; and

          (v) the Stations are in material compliance with the provisions of the Communications Decency Act of 1996 in effect, as well as any and all published FCC rules and policies in effect to implement such Act.

     (b) None of the Companies which own or manage the Stations is subject to any FCC proceedings in respect of EEO violations and, to the Borrowees best knowledge, no such proceedings are threatened.

     (c) The assets of the Stations are adequate and sufficient for all of the current operations of the Stations as contemplated as of the date hereof.

     Section 4.09. Title to Properties; Condition of Properties.

     (a) Except as set forth on Schedule 4.09, the Companies have good title to all of their properties and assets (including all of the Stations) free and clear of all mortgages, security interests, restrictions (other than FCC restrictions on the transfer of equity interests or FCC authorizations), liens and encumbrances of any kind, including without limitation liens or encumbrances in respect of unpaid taxes (collectively, "Liens"), except liens and encumbrances permitted under this Agreement. Such Schedule 4.09 also sets forth a description of all real properties owned by the Companies.

     (b) Schedule 4.09 accurately and completely lists, and sets forth a description of, all agreements between any Company and any Person relating to the location of (i) tower and transmitter sites used in the operation of the Stations (the "Tower Site Leases") and (ii) offices, studios and other facilities, and the same constitute the only Tower Site Leases and other leases necessary in connection with the conduct by the Companies of their businesses as presently conducted. Each of the Companies enjoys quiet possession under all leases (including without limitation Tower Site Leases) to which it is a party as lessee, and all of such leases are valid, subsisting and in full force and effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee.

     (c) Except as specified in such Schedule 4.09, none of the real property owned by any Company is located within any federal, state or municipal flood plain zone.

     Section  4.10.  Interests  in Other  Businesses.  Except  as  reflected  in
Schedule 4.10 or Schedule 4.19 hereto, none of the Companies hold or own any of the issued and outstanding capital stock, partnership interests, membership interests or other equity interests, or any rights to acquire the same, of any corporation, partnership, limited liability company, firm or other entity other than as specified or permitted in this Agreement.

     Section 4.11. Solvency.

     (a) The aggregate amount of the full salable value of the assets and properties of Companies, taken as a whole, exceeds the amount that will be required to be paid on or in respect of the Companies' existing debts and other liabilities (including contingent liabilities) as they mature.

     (b) No Operating Company's assets and properties constitute unreasonably small capital for such Company to carry out its business as now conducted and as proposed to be conducted, including such Company's capital needs, taking into the account the particular capital requirements of such Company's business and the projected capital requirements and capital availability thereof.

     (c) The Companies do not intend to, nor will the Companies, incur debts beyond their ability to pay such debts as they mature, taking into account the timing and amounts of cash reasonably anticipated to be received by each Company and the amounts of cash reasonably anticipated to be payable on or in respect of each Company's obligations. The Companies' aggregate cash flow, after taking into account all anticipated sources and uses of cash, will at all times be sufficient to pay all such amounts on or in respect of their indebtedness when such amounts are required to be paid.

     (d) The Borrower believes that no reasonably anticipated final judgment in a pending action or, to its knowledge, any threatened actions for money damages will be rendered at a time when, or in an amount such that, any Company will be unable to satisfy such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount thereof and the earliest reasonable time at which such judgments might be rendered). The Borrower believes that the cash available to each Company, after taking into account all other anticipated uses of cash (including the payment of all such Company's indebtedness) is anticipated to be sufficient to pay any such judgments promptly in accordance with their terms.

     (e) No Company is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against any Company.

     Section 4.12. Full Disclosure. No statement of fact made by or on behalf of the Companies in this Agreement, the Security Documents or in any certificate or schedule furnished to the Lenders pursuant hereto or thereto contains any untrue statement of a material fact or omits to state any material fact. There is no fact presently known to the Borrower which has not been disclosed to the Lenders in writing which the Borrower reasonably believes has had, or, as far as the Borrower can reasonably foresee, could have a Material Adverse Effect, other than facts and circumstances generally known within the broadcast television industry.

     Section 4.13. Margin Stock. The Companies do not own or have any present intention of acquiring any "margin stock" within the meaning of Regulation U (I 2 CFR Part 22 1), of the Board of Governors of the Federal Reserve System (herein called "Margin Stock").

     Section 4.14. Tax Returns. Each of the Companies has filed all federal, state and local tax and information returns required to be filed, and has paid or made adequate provision for the payment of all material federal, state and local taxes, franchise fees, charges and assessments shown thereon.

     Section 4.15. Pension Plans, Etc.

     (a) Except as described in Schedule 4.15, neither the Borrower nor any member of the Controlled Group has any pension, profit sharing or other similar plan providing for a program of deferred compensation to any employee.

     (b) Neither the Borrower nor any member of the Controlled Group has any material liability (i) under Section 412 of the Code for failure to satisfy the minimum funding requirements for pension plans, (ii) as the result of the termination of a defined benefit plan under Title IV of ERISA, (iii) under
Section 4201 of ERISA for withdrawal or partial withdrawal from a multiemployer plan, or (iv) for participation in a prohibited transaction with an employee benefit plan as described in Section 406 of ERISA and Section 4975 of the Code.

     Section  4.16.  Material  Agreements.   Except  for  matters  disclosed  in
Schedules  4.06(b),  4.07,  4.09,  4.10,  4.16 and 4.22.  Schedule  4.16  hereto accurately and completely lists all agreements, if any, among the stockholders, partners or members of any of the Companies or the Parent Companies and all material construction, engineering, management, consulting and other agreements, if any, which are in effect on the date hereof in connection with the conduct of the business of the Borrower and the other Companies, including without limitation the acquisition, construction, extension and/or operation of the Stations.

     Section 4.17. Projections. Attached as Schedule 4.17 are projections of the
operation  of  the  Companies'   businesses   through  December  31,  2002  (the
"Projections").

     Section 4.18. Brokers, Etc. Other than fees, if any, that may be payable to Communications Equity Associates, for which the Borrower has sole responsibility, none of the Companies has dealt with any broker, finder, commission agent or other similar Person in connection with the Loans (as opposed to the Acquisitions) or is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

     Section 4.19. Capitalization. Attached as Schedule 4.19 is a schematic diagram of the ownership relationships among the Companies, showing accurate ownership percentages of the equityholders of record and accompanied by a statement of authorized and issued equity securities for each such entity as of the date hereof. Such Schedule 4.19 also includes a narrative indicating, as of the date hereof (a) which securities, if any, carry preemptive rights; (b) to the best of the Borrower's knowledge whether there are any outstanding subscriptions, warrants or options to purchase any securities; (c) whether any Company is obligated to redeem or repurchase any of its securities, and the details of any such committed redemption or repurchase; and (d) any other agreement, arrangement or plan to which any Company is a party or participant or of which any Company has knowledge which will directly or indirectly affect the capital structure of the Companies. All such equity securities of the Companies are validly issued and fully paid and non-assessable, and owned as set forth on such Schedule 4.19. All such equity securities of the Companies are owned, legally and beneficially, free of any assignment, pledge, lien, security interest, charge, option or other encumbrance, except for liens and security interests granted to the Agent or the Lenders or permitted under Section 7.02 and restrictions on transfer imposed by applicable securities laws, indicated on the certificates evidencing such equity interests or imposed by the FCC or local franchising authorities.

     Section 4.20. Environmental Compliance.

     (a) To the best of the Borrowees knowledge, all real property leased, owned, controlled or operated by the Companies (the "Properties") and their existing and, to the best of the Borrower's knowledge, prior uses and activities thereon, including, but not limited to, the use, maintenance and operation of each of the Properties and all activities in conduct of business related thereto comply and have at all times complied in all material respects with all Environmental Laws.

     (b) None of the Companies, and to the best of the Borrower's knowledge, no previous owner, tenant, occupant or user of any of the Properties or any other Person, has engaged in or permitted any operations or activities upon any of the Properties for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of a material amount of any Hazardous Materials the removal of which is required or the maintenance of which is prohibited or penalized.

     (c) To the best of the Borrower's knowledge, no Hazardous Material has been or is currently located in, on, under or about any of the Properties in a manner which materially violates any Environmental Law or which requires cleanup or corrective action of any kind under any Environmental Law.

     (d) No notice of violation, lien, complaint, suit, order or other notice or communication concerning any alleged violation of any Environmental Law in, on, under or about any of the Properties has been received by any Company or, to the best of the Borrower's knowledge, any prior owner or occupant of any of the Properties which has not been fully satisfied and complied with in a timely fashion so as to bring such Property into full compliance with all Environmental Laws.

     (e) The Companies have all permits and licenses required under any Environmental Law to be issued to them by any Governmental Authority on account of any or all of its activities on any of the Properties, except to the extent that the absence of any such permit or license could have a Material Adverse Effect, and are in material compliance with the terms and conditions of such permits and licenses. To the best of the Borrower's knowledge, no change in the facts or circumstances reported or assumed in the application for or granting of such permits or licenses exist, and such permits and licenses are in full force and effect.

     (f) No portion of any of the Properties has been listed, designated or identified in the National Priorities List (NPL) or the CERCLA information system (CERCLIS), both as published by the United States Environmental Protection Agency, or any similar list of sites published by any Federal, state or local authority proposed for or requiring cleanup, or remedial or corrective action under any Environmental Law.

     (g) The  Borrower,  at its  expense,  has  provided  (or, if  indicated  on
Schedule 4.20, will provide within the period specified thereon) prior to the first Advances after the date hereof to the Agent and the Lenders a "Phase One" site assessment for each of the Properties designated by the Lenders (including those designated on Schedule 4.20 and required as a condition to the execution of this Agreement under Section 3.01), including all owned Properties (collectively the "Environmental Site Assessments"), prepared by an environmental consulting firm of national reputation reasonably satisfactory to the Lenders, together with a letter (to the extent that Borrower is able to obtain such letter, after using commercially reasonable efforts), from such firm to the Agent authorizing the Agent and the Lenders to rely thereon. Each of the Environmental Site Assessments provided to the Agent and the Lenders is, to the best of the Borrower's knowledge, true and accurate in all material respects. In addition, the Borrower has provided (or, if indicated on Schedule 4.20, will provide within the period specified thereon) to the Agent and the Lenders true and accurate responses to the Agent's Environmental Questionnaire as to each of the other Properties.

     Section 4.21. Investment Company Act. None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 4.22. Labor Matters. No Company is experiencing any strike, labor dispute, slow down or work stoppage due to labor disagreements which has had, or could reasonably be expected to have, a Material Adverse Effect; there is no such strike, dispute, slow down or work stoppage threatened against any Company; none of the Companies is subject to any collective bargaining or similar arrangements.

     Section 4.23. Delaware Code Provisions. None of the charter documents, partnership agreements, the operating agreements or other organizational documents of the Borrower and its Subsidiaries contain any provision similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware Code.

     V. FINANCIAL COVENANTS. The Borrower covenants and agrees that, so long as any Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of any Obligation, whether now existing or arising hereafter, the Borrower and its Subsidiaries will (on a consolidated or combined basis, as applicable):

     Section 5.01. Minimum EBITDA. For the periods of one (1), two (2) and three
(3) fiscal quarters ending March 3 1, June 30 and September 3 0, 1998 and for each period of four (4) fiscal quarters ending on December 31, 1998 and each Quarterly Date thereafter indicated below, maintain EBITDA not less than the following:

     Period Ending                                Minimum EBITDA

March  31,  1998                                     $1,300,000
June 30, 1998                                        $4,000,000
September  30,  1998                                 $6,300,000
December  31,   1998                                 $9,300,000
March  31,  1999                                     $12,000,000
 .June 30, 1999                                       $12,600,000
September  30,  1999                                 $13,800,000
December  31,   1999                                 $14,100,000
March  31,  2000                                     $16,900,000
June 30, 2000                                        $19,700,000
September  30,  2000                                 $22,400,000
December  31,   2000                                 $25,200,000
March  31,  2001                                     $26,800,000

June 30, 2001                                        $28,300,000
September 30, 2001                                   $29,900,000
December 31, 2001                                    $31,400,000
March 31, 2002                                       $32,300,000
June 30, 2002                                        $33,250,000
September 30, 2002                                   $34,200,000


     Section 5.02. Maximum Total Debt Leverage. As of each Quarterly Date indicated below, maintain a ratio of Total Debt to Adjusted EBITDA for the period of four (4) fiscal quarters ending on such Quarterly Date not exceeding the following:

                                                     Maximum Ratio of Total
               Ouarterly Date(s)                    Debt to Adjusted EBITDA

September  30,2000 and December 31, 2000                 7.75:1.00
March 31, 2001 and June 30, 2001                         6.50:1.00
September 30, 2001 and December 31, 2001                 6.00:1.00
March 31, 2002 and each Quarterly Date
  thereafter                                             5.50:1.00

     Section 5.03. Maximum Secured Debt Leverage. (a) As of December 31, 1997, March 31, 1998, and June 30, 1998, maintain a ratio of Secured Debt to Annualized Adjusted EBITDA for the one (1), two (2) or three (3) fiscal quarter period, respectively, ending on such Quarterly Date and (b) as of each Quarterly Date thereafter indicated below, maintain a ratio of Adjusted EBITDA for the period of four (4) fiscal quarters ending on such Quarterly Date, in each case as set forth in the following table:

                                               Maximum Ratio of Secured Debt to
               Ouarterly Date(s)                (Annualized) Adjusted EBITDA

December 31, 1997, through December 3 1,
1998                                                   4.00:1.00
March 31, 1999 and June 3 0, 1999                      3.50:1.00
September 30, 1999 and each Quarterly Date
thereafter                                             3.00:1.00


     Section 5.04. Cash Interest Coverage, For each period indicated below, maintain a ratio of EBITDA to Cash Interest Expense of at least the following:

                                                  Minimum Ratio of EBITDA
       Period(s)                                     to Cash Interest

Each of the periods  commencing  on the date
hereof and ending  December 31, 1997,  March
31, 1998 and June 30, 1998                                2.50:1.00
Each four (4) fiscal quarter period ending

September 30, 1998, through September 30,                 2.50:1.00
2000
Each four (4) fiscal quarter period ending
December 31, 2000 and each Quarterly Date                 1.50:1.00
thereafter

     Section 5.05. Restricted Payments. Not directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property therefor except that the Companies may make the following payments so long as no Default shall exist as of the date of any such proposed payment or after giving effect thereto:

     (a) The Subsidiaries may pay dividends and make distributions to the Borrower or other Subsidiaries holding equity interests in the payor.

     (b) The Operating Companies may repay indebtedness owed to the Borrower.

     (c) The Operating Companies and the Borrower may make intercompany loans, distributions or capital investments to or in one another, subject to the limitations set forth in Section 7.01 and 7.08.

     VI. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees to and with each of the Lenders that, so long as any Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of any Obligation, whether now existing or hereafter arising, the Borrower and each of its Subsidiaries shall:

     Section 6.01. Preservation of Assets; Compliance with Laws, Etc.


     (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate, partnership or limited liability company existence, as the case may be, all material rights, licenses, permits and franchises (including all Licenses) and comply in every material respect with all laws and regulations applicable to it (including without limitation the Communications Act of 1934, as amended, the Copyright Act of 1976, as amended, and all other published rules, regulations, administrative orders and policies of the FCC) and all material agreements to which it is a party, including without limitation the Indenture, the Acquisition Documents, all network affiliation agreements and all agreements with its stockholders, members or partners, as the case may be, unless the non-compliance, non-renewal, termination, or violation of any such material agreement or agreement has not had, and could not have, a Material Adverse Effect;

     (b) at all times maintain, preserve and protect all material trade names and proprietary rights;


     (c) at all times maintain in full force and effect a License Agreement between each Operating Company holding Station assets and the related License Company, and provide a true and complete copy thereof to the Agent;

     (d) at all times maintain in full force and effect for each Subsidiary which is a partnership or limited liability company a partnership agreement or operating agreement, as the case may be, which is reasonably satisfactory to the Agent and which provides, among other matters, for appropriate procedures to ensure the full enforceability of the collateral assignment and pledge of partnership or membership interests to the Agent contemplated by the applicable Security Documents (it being understood and agreed that this requirement has been waived as to the Oregon Subsidiaries and the Tennessee Subsidiaries until the earlier to occur of December 15, 1997 or the consummation of the Permitted Restructurings); and


     (e) preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear and damage by fire or other casualty excepted), and from time to time, make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be conducted at all times in the ordinary course in a manner substantially consistent with past practices.


     Section 6.02. Insurance.

     (a) Keep all of its insurable properties now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses; maintain public liability, business interruption, broadcasters' liability and workers' compensation insurance insuring such Company to the extent customary with respect to companies conducting similar businesses, all by financially sound and reputable insurers and furnish to the Lenders satisfactory evidence of the same (including certification by the chief executive officer of the Borrower of timely renewal of, and timely payment of all insurance premiums payable under, all such policies, which certification shall be included in the next succeeding Compliance Report delivered pursuant to Section 6.05(d)); notify each of the Lenders of any material change in the insurance maintained on its properties after the date hereof and furnish each of the Lenders satisfactory evidence of any such change; maintain insurance with respect to its tower, transmission and studio facilities and related equipment in an amount equal to the full replacement cost thereof-, provide that each insurance policy pertaining to any of its insurable properties shall:

          (i) name the Agent, on behalf of the Lenders, (A) as loss payee pursuant to a so-called "standard mortgagee clause" or "Lender's loss payable endorsement", with respect to property insurance, or (B) as additional insured, with respect to liability insurance;

          (ii) provide that no action of any Company shall void any such policy as to the Agent or the Lenders, and

          (iii) provide that the insurer(s) shall notify the Agent of any proposed cancellation of such policy at least thirty (30) days in advance thereof (unless such proposed cancellation arises by reason of non-payment of insurance premiums in which case such notice shall be given at least ten
     (10) days in advance thereof) and that the

     Agent or the Lenders will have the opportunity to correct any deficiencies justifying such proposed cancellation.

     (b) Promptly following the occurrence of any Casualty Event affecting any asset or property (whether or not such property constitutes Collateral) (the "Damaged Property") of any Company resulting in Insurance Proceeds aggregating $500,000 or more, give prompt notice thereof to the Agent and cause such Insurance Proceeds to be paid to the Agent for deposit into the Collateral Account, as additional collateral security for the payment of the Obligations, pending disbursement thereof as hereinafter provided. If, on or before the last day of the applicable Restoration Period, the Borrower or any Subsidiary shall not have restored, repaired or replaced the Damaged Property (or, if earlier, on the date such Company shall have determined not to restore, repair or replace the Damaged Property) the Insurance Proceeds so deposited in the Collateral Account shall be applied to repay the Notes, to the extent required in Section 1.06(b).

     (c) In the event of a Casualty Event affecting any Damaged Property of any Company, whether or not subject to Section 6.02(b), and provided that no Event of Default shall have occurred and be continuing, the Agent or the Lenders will deliver to the Borrower (for the benefit of such Company) any Insurance Proceeds therefrom, if the Borrower so elects following notice thereof provided by the Agent, provided that (i) such Company shall use such proceeds for the restoration or replacement of the Damaged Property within the applicable Restoration Period, (ii) the Borrower shall have demonstrated to the reasonable satisfaction of the Lenders that the Damaged Property will be restored to substantially its previous condition or will be replaced by substantially identical property or assets and (iii) if the Agent, on behalf of the Lenders, had a security interest in and lien upon the Damaged Property, the Lenders shall have received, at their request, a favorable opinion from the Borrower's counsel, in form and substance satisfactory to the Agent, as to the perfection of the Agent's security interest in and lien upon such restored or replaced property or asset and such evidence satisfactory to the Agent as to the priority of such security interest and liens. If the Borrower fails to elect the disbursement of such Insurance Proceeds as provided in the foregoing sentence within five (5) Business Days following receipt of the Agent's notice, the Borrower shall be deemed to have elected that such Insurance Proceeds be applied to the prepayment of the Loans and, if the related Casualty Event was subject to
Section 6.02(b), the permanent reduction of the Commitments provided in such Section and in Section 1.06.

     (d) If the Borrower receives any disbursements of Insurance Proceeds as contemplated by Section 6.02(c), but fails to restore or replace the Damaged Property within the applicable Restoration Period, as required under Section 6.02(c), then the Borrower shall return all such disbursements to the Agent for application, together with the balance of any related Insurance Proceeds not so disbursed, to the prepayment of the Loans and, if the related Casualty Event was subject to Section 6.02(b), the permanent reduction of the Commitments provided in such Section and in Section 1.06.

     (e) The Agent may, if directed by the Required Lenders upon the occurrence and during the existence of any Event of Default, elect to apply any Insurance Proceeds paid into the Collateral Account or otherwise received by the Agent pursuant to this Section 6.02 to the replacement, restoration and/or repair of the Damaged Property, in lieu of effecting the prepayment of the Loans required under Section 1.06(b) or 6.02(d).

     (f) If the Borrower or the Agent elects to replace, restore and/or repair the Damaged Property as provided in Section 6.02(c) or (e), the related Insurance Proceeds (and any earnings thereon) held in the Collateral Account shall be applied to the replacement, restoration and repair of the Damaged Property and advanced by the Agent in periodic installments upon compliance by the Borrower with such reasonable conditions to disbursement as may be imposed by the Agent, including, but not limited to, reasonable retention amounts and receipt of lien releases and, if a Casualty Event results in the Agent's receipt of Insurance Proceeds aggregating $ 1,000,000 or more, disbursement of such Insurance Proceeds jointly to the Borrower and any contractors, subcontractors and materialmen to whom payment is owed in connection with such repair, replacement and/or restoration.

     (g) Following the occurrence and the continuance of any Event of Default, the Agent shall have no obligation to release any proceeds from the Collateral Account to the Borrower as provided above and all such proceeds shall be subject to the provisions of the Security Agreements. All Insurance Proceeds remaining in the Collateral Account after application to the repair, replacement and/or restoration of Damaged Property pursuant to this Section may, at the option of the Agent, be applied to the prepayment of the Loans or (if consented to by the Required Lenders) released to the Borrower.

     (h) With respect to any Casualty Event resulting in Insurance Proceeds aggregating $500,000 or more, the Agent shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with any claims for damage or destruction under any policy or policies of insurance, and the Borrower shall, within five (5) Business Days after request therefor, reimburse the Agent for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and disbursements) incurred by the Agent in connection with such participation. None of the Companies shall make any compromise, adjustment or settlement in connection with any such claim without the approval of the Agent.

     (i) To the extent, if any, that any improved real property (whether owned or leased) of the Companies that is mortgaged as required under Section 2.01(a)(iii) or Section 2.01(a)(iv) is situated in a flood zone designated as type "X', "B", or "V" by the U.S. Department of Housing and Urban Development, obtain and maintain flood insurance in coverage and amount satisfactory to the Required Lenders.

     Section 6.03 Taxes, Etc. Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; ]provided that no Company shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested;

and provided, further that, in any event, payment of any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

     Section 6.04. Notice of Proceedings, Defaults, Adverse Change, Etc. Promptly (and in any event within five (5) days after the discovery by the Borrower thereof) give written notice to the Agent of (a) any proceedings instituted or threatened against it by or in any federal, state or local court or before any commission or other regulatory body, whether federal, state or local, including without limitation the FCC, which, if adversely determined, could have a Material Adverse Effect; (b) any notices of default received by any Company (together with copies thereof, if requested by any Lender) with respect to (i) any alleged default under or violation of any of its material licenses, permits or franchises (including the Licenses), any Tower Site Lease, or any other material agreement (including without limitation the Indenture, the Senior Notes and any material Acquisition Document) to which it is a party, or (ii) any alleged default with respect to, or acceleration or other action under any evidence of material Indebtedness of any Company or any mortgage, indenture or other agreement relating thereto; (c) (i) any notice of any material violation or administrative or judicial complaint or order filed or to be filed against any Company and/or any real property owned or leased by it alleging any violations of any law, ordinance and/or regulation or requiring it to take any action in connection with the release and/or clean-up of any Hazardous
Materials, or (ii) any notice from any govenmental body or other Person alleging that any Company is or may be liable for costs associated with a release or clean-up of any Hazardous Materials or any damages resulting from such release; (d) any change in the condition, financial or otherwise, of any Company or Parent Company which could have a Material Adverse Effect; or (e) the occurrence of any Default or Event of Default.

     Section 6.05. Financial Statements and Reports. Furnish to the Agent (with multiple copies for each of the Lenders):

     (a) Within one hundred twenty (120) days after the end of fiscal year 1997 and within ninety (90) days after the end of each subsequent fiscal year, the consolidated (or, if applicable, combined) balance sheets and statements of income, equity and cash flows of the Borrower and each Holding Company, together with supporting schedules in form and substance satisfactory to the Lenders, audited (solely as to such consolidated or combined financial statements) by, and accompanied with the opinion of, independent certified public accountants selected by the Borrower and reasonably acceptable to the Required Lenders (the "Accountants"), which opinion (i) shall not be qualified as to going concern or scope of audit, (ii) shall be to the effect that such financial statements present fairly the consolidated financial condition and results of operation of the Companies as of the dates and for the periods indicated, in accordance with GAAP applied on a basis consistent with that of the preceding year, and shall otherwise be in form reasonably satisfactory to the Required Lenders, and (iii) shall contain a report by the Accountants to the effect that the Accountants have examined the provisions of this Agreement and that, to the best of their knowledge, no Event of Default has occurred under Article V (or, if such an event has occurred, a statement explaining its nature and extent); provided, however, that in issuing such statement, the Accountants shall not be required to exceed the scope of normal auditing procedures conducted in connection with their opinion referred to above;

     (b) Within forty-five (45) days after the end of each quarter in each fiscal year, the consolidated (or, if applicable, combined) statements of income, equity and cash flows of (i) the Borrower and (ii) each Holding Company, together with supporting schedules, setting forth in each case in comparative form the corresponding figures from the preceding fiscal period of the same duration, prepared by the Borrower in accordance with GAAP (except for the absence of notes) and certified by the Borrower's chief financial officer, such statements of income, equity and cash flow to be for the quarter then ended and the period from the beginning of the then current fiscal year to the end of such quarter (in each case subject to normal audit and year-end adjustments) and to include (i) a comparison of month to month actual results to results for the comparable period of the preceding fiscal year and projected results set forth in the Budget for such period for each Station that is on the air, and (ii) for each Station not on the air, a schedule of Capital Expenditures made during such quarter;

     (c) Concurrently with the delivery of any annual financial statements required by Section 6.05(a) and any quarterly financial statements required by
Section 6.05(b), a certificate in the form of Schedule 6.05 hereto (or in a form otherwise satisfactory to the Agent) signed on behalf of the Borrower by the chief financial officer or chief executive officer of the Borrower, setting forth the calculations contemplated in Article V of this Agreement and certifying as to the fact that such Person has examined the provisions of this Agreement and that no Default has occurred and is continuing (or, if such event has occurred, a statement explaining its nature and extent), which certificate shall also provide detailed reconciliations breaking out the results of any Operating Companies included in such financial statements;

     (d) (i) On or before January 31 of each fiscal year, an updated cost budget prepared on a monthly basis and approved by the Borrower, including planned Capital Expenditures and other improvements, with updated financial projections (collectively, the "Budget"), for the operation of the Borrower's businesses during the current fiscal year, setting forth in detail reasonably satisfactory to the Lenders the projected results of operations of the Borrower and its subsidiaries and stating underlying assumptions, and (ii) within thirty (30) days after the effective date thereof, notice of any material changes or modifications in the Budget;

     (e) Promptly upon their becoming available,  and in any event within thirty
(30) Business Days after receipt thereof, all Nielsen and other rating reports regarding any Station, if any, received by any Company;

     (f) Promptly, and in any event within ten (10) days, after the Borrower or any member of the Controlled Group (i) is notified by the Internal Revenue Service of its liability for the tax imposed by Section 4971 of the Code, for failure to make required contributions to a pension, or Section 4975 of the Code, for engaging in a prohibited transaction, (ii) notifies the PBGC of the termination of a defined benefit pension plan, if there are or may not be sufficient assets to convert the plan's benefit liabilities as required by
Section 4041 of ERISA, (iii) is notified by the PBGC of the institution of pension plan termination proceedings under Section 4042 of ERISA or that it has a material liability under Section 4063 of ERISA, or (iv) withdraws from a multiemployer pension plan and is notified that it has withdrawal liability under Section 4202 of ERISA which is material, copies of the notice or other communication given or sent;

     (g) Promptly upon receipt or issuance thereof, and in any event within thirty (30) Business Days after such receipt, copies of all final audit reports submitted to any Company by its accountants in connection with each yearly, interim or special audit of the books of any Company made by such accountants, including any material related correspondence between such accountants and the Borrower's management;

     (h) Promptly upon circulation thereof, and in any event within ten (10) Business Days after such circulation, copies of any material written reports issued by any Company to any of its stockholders, members, partners or material creditors relating to the Notes or any material change in any Company's financial condition;

     (i) Within ten (1 0) days after the receipt or filing thereof by any Company, as applicable, copies of any periodic or special reports filed by any Company with the FCC or any state or local govenmental body having jurisdiction over any Station or License, and copies of any material notices and other material communications from the FCC or any such state or local governmental body which specifically relate to any Company, any Station or any License, but in each case only if such reports or communications indicate any material adverse change in such Company's standing before the FCC, or in respect of any License or if copies thereof are requested by the Agent;

     (j) Within ten (10) days after the receipt or filing thereof by any Company, copies of (i) any registration statements, prospectuses and any amendments and supplements thereto, and any regular and periodic reports (including without limitation reports on Form 10-K, Form 10-Q or Form 8-K), if any, filed by any Company with any securities exchange or with the United States Securities and Exchange Commission (the "SEC"); and (ii) any letters of comment or correspondence with respect to filings or compliance matters sent to any Company by any such securities commission or the SEC in relation to any Company and its respective affairs; and

     (k) As soon as reasonably possible after request therefor, such other information regarding its operations, assets, business, affairs and financial condition or regarding the Companies or (to the extent available to the Borrower without undue effort and expense) their stockholders, members, partners or other Affiliates, including the Parent Companies, as the Agent may reasonably request, including without limitation copies of any and all material agreements to which any Company is a party from time to time.

     Section 6.06. Inspection. Permit employees, agents and representatives of the Lenders to inspect, during normal business hours, its premises and its books and records and to make abstracts or reproductions thereof. In connection with any such inspections, the Lenders will use reasonable efforts to avoid an unreasonable disruption of the Companies' businesses and, to the extent possible or appropriate absent any Default, will give reasonable notice thereof.

     Section 6.07. Accounting System. Maintain a system of accounting in accordance with generally accepted accounting principles and maintain a fiscal year ending December 31 for each of the Companies.

     Section 6.08. Appraisals. If any Lender determines in good faith that it is required, by applicable law or by the Comptroller of Currency or any other Governmental Authority, to obtain appraisals as to the market value of any real property constituting Collateral, obtain such appraisals, at the sole cost and expense of the Borrower and in conformity with all requirements of applicable law, as from time to time in effect.

     Section 6.09. Additional Assurances. From time to time hereafter:

     (a) without limiting the generality of Section 2.01, execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Agent or the Lenders shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement and the other Loan Documents, including without limitation (i) the items set forth in Schedule 2.01 which require action after the date hereof, as stated in such Schedule, and (ii) only if reasonably requested by the Agent, the execution and delivery to the Agent of a mortgage or deed of trust or collateral assignment of lease or leasehold mortgage in form and substance satisfactory to the Agent (in a recordable form and in such number of copies as the Agent shall have requested) covering any real properties acquired by the Borrower or any of the Subsidiaries, together with any necessary consents relating thereto;

     (b) without limiting the generality of Section 2.01, at the request and direction of the Agent, cooperate with the Agent and the Lenders from time to time in preparing, executing and/or filing and recording such (i) timely continuation statements under the Uniform Commercial Code with respect to financing statements filed under Section 2.01(a), (ii) new financing statements and (iii) conforming amendments to the Security Documents as shall be necessary from time to time to reflect the passage of time and other changed circumstances and to assure continued compliance with the Loan Documents and with Section 2.01; and

     (c) upon the exercise by the Agent or the Lenders of any power, right, privilege or remedy pursuant to this Agreement or any other Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Agent or Lenders may be so required to obtain.

     Section 6.10. Compliance with Environmental Laws.

     (a) Comply, and cause all tenants or other occupants of any of the Properties to comply in all material respects with all Environmental Laws and not generate, store, handle, process, dispose of or otherwise use and use commercially reasonable efforts not to permit any tenant or other occupant of any of the Properties to generate, store, handle, process, dispose of or otherwise use Hazardous Materials in, on, under or about the Property in violation of any law, rule, regulation or statute that could lead or potentially lead to imposition on any Company or the Agent or any Lender or any of the Properties of any liability or lien of any nature whatsoever under any Environmental Law.

     (b) Notify the Agent promptly in the event of any spill or other release of any Hazardous Material in, on, under or about any of the Properties which is required to be reported to a Governmental Authority under any Environmental Law, promptly forward to the Agent copies of any notices received by any Company relating to any alleged violation of any Environmental Law and promptly pay when due any fine or assessment against the Lenders, any Company or any of the Properties relating to any Environmental Law; provided that, no Company shall be obligated to pay any such fine or assessment so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any fine or assessment and provided further that, in any event, such payment shall be made before any of such Properties are seized or sold in satisfaction thereof.

     (c) If at any time it is determined that the operation or use of any of the Properties violates any applicable Environmental Law or that there is any Hazardous Material located in, on, under or about the Properties which under any Environmental Law requires special handling in collection, treatment, storage or disposal or any other form of cleanup or remedial or corrective action, then, within thirty (30) days after receipt of notice thereof from a Governmental Authority (or such other time period as may be specified in the notice sent by such Governmental Authority) take, at its sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Laws, upon becoming aware thereof, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, the Borrower shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Laws. Nothing herein shall prohibit the Borrower from asserting any good faith defenses against the government in any govenmental demands and bringing in third parties.

     (d) If a lien is filed against any of the Properties by any Govenmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of any Company or for which any Company is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material, then, within thirty (30) days from the date that such Company is first given notice such lien has been placed against the Properties, either (i) pay the claim and remove the lien or (ii) furnish a cash deposit, bond or such other security with respect thereto as is satisfactory in all respects to the Lenders and is sufficient to effect a complete discharge of such lien on the Properties provided that, no Company shall be obligated to furnish a cash deposit, bond or such other security so long as the validity of such lien shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect thereto; and provided further that, in any event, such payment shall be made in satisfaction of such lien before any of such Properties shall be seized or sold in satisfaction thereof.

     (e) Perform any and all Remedial Work necessary under all Environmental Laws applicable (now or in the future) to the Companies or their businesses unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 6.11. Permitted Restructurings, Acquisition Restructurings.

     (a) Effect the Permitted Restructurings, and provide to the Agent satisfactory evidence thereof, within three (3) Business Days following the effective date of the necessary FCC approval thereof Following the consummation of the Permitted Restructurings, all references to the Tennessee Subsidiaries and the Oregon Subsidiaries in the Loan Documents shall be deemed to mean the Delaware Entities (which are the survivors of the mergers contemplated by the Permitted Restructurings).


     (b) Within forty-five (45) days following the consummation of the Utah Acquisition, cause (i) the FCC Licenses relating to Television Station K-ZAR-TV to be transferred from Roberts Broadcasting to Acme Television Licenses of Utah, L.L.C:, (ii) the assets used in operating such Station to be transferred from Roberts Broadcasting to Acme Television of Utah, L.L.C., and (iii) the concurrent dissolution of Roberts Broadcasting, and provide to the Agent satisfactory evidence thereof.


     (c) Subject to receipt of the necessary FCC consent (application for which shall have been made within ten (10) Business Days after the date hereof), cause
(i) the FCC Licenses relating to Television Station VIBXX-TV (formerly WINT-TV) to be transferred from Crossville TV Limited Partnership to Acme Television Licenses of Tennessee, L.L.C., (ii) the assets used in operating such Station to be transferred from Crossville TV Limited Partnership to Acme Television of Tennessee, L.L.C. and (iii) the concurrent dissolution of Crossville TV Limited Partnership on or before December 15, 1997, and provide to the Agent satisfactory evidence thereof (the transactions described in this paragraph (c) and in paragraph (b) above being referred to collectively as the "Acquisition Restructurings").


     (d) On or before the consummation of each of the Permitted Restructurings and each of the Acquisition Restructurings, (i) comply with all applicable provisions of Section 2.01, including the execution and/ delivery (by the Delaware Entities and any other Companies, as appropriate) of such additional agreements, instruments, certificates, documents, consents and other papers as the Agent or the Required Lenders may reasonably require, and (ii) deliver to the Agent such additional opinions of counsel as the Agent or the Required Lenders may reasonably require.

     VII. NEGATIVE COVENANTS. The Borrower covenants and agrees that, so long as any Lender has any obligation to extend credit to the Borrower hereunder for so long thereafter as there remains outstanding any portion of any Obligation, whether now existing or arising hereafter, unless the Required Lenders shall otherwise consent in writing in accordance with the terms of Article XII, neither the Borrower nor any of its Subsidiaries will, directly or indirectly:


     Section 7.01. Indebtedness. Incur, create, assume, become or be liable, directly, indirectly or contingently, in any manner with respect to, or permit to exist, any Indebtedness or liability, except:


     (a) Indebtedness of the Borrower to the Lenders hereunder, under the Loan Documents and under the Notes;

     (b) the guaranties of the Borrower's Subsidiaries required under Section 2.01;

     (c) any Rate Hedging Obligations with one or more of the Lenders or their affiliates;

     (d) Indebtedness of the Borrower and the Operating Companies existing on the date hereof and described in Schedule 7.01 hereto; provided however, that the terms of such indebtedness shall not be modified or amended in any material respect, nor shall payment thereof be extended, without the prior written consent of the Required Lenders;

     (e) Indebtedness of the Borrower and Acme Finance under the Indenture and the Senior Notes and the guaranties thereof provided by the Borrower's Subsidiaries as required under the Indenture;

     (f) Indebtedness of the Borrower and the Operating Companies in respect of endorsements of negotiable instruments for collection in the ordinary course of business;

     (g) Indebtedness of the Borrower and the Operating Companies under Capital Leases and purchase money Indebtedness relating to the purchase price of real estate and equipment to be used in the Companies' businesses, in the aggregate principal amount (including any such amounts set forth on Schedule 7.01) of not more than $20,000,000 outstanding at any time;

     (h) Indebtedness owed by the Operating Companies to the Borrower, provided that such Indebtedness is collaterally assigned to the Agent, and all evidences thereof are collaterally assigned and delivered to the Agent, as required under
Section 2.01(a);

     (i) Indebtedness in respect of (i) taxes, assessments, govermental charges or levies and claims for labor, materials and supplies, and (ii) judgments or awards which have been in force for less than the applicable appeal peri6d and which do not constitute Events of Default under paragraph (c) of
Article VIII, so long as (A) execution is not levied thereunder or (B) in respect of which any Borrower or Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review; and

     Indebtedness assumed by the Borrower, a Holding Company or an Operating with the consent of the Required Lenders in connection with a Permitted Acquisition.

     Section 7.02. Liens. Create, incur, assume, suffer or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or ownership interests, now or hereafter owned, other than:

     (a) liens securing the payment of taxes, assessments or governmental charges or levies either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business;

     (c) liens existing on the date hereof and described on Schedule 7.02 attached hereto;

     (d) liens against the Companies imposed by law, such as vendors', carriers', lessors', warehouser's or mechanics' liens, incurred by it in good faith in the ordinary course of business;

     (e) liens arising out of a prejudgment attachment, a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured, except any such lien arising in connection with a judgment, attachment or proceeding which gives rise to an Event of Default under paragraph (k) or (1) of Article VIII;

     (f) liens in favor of the Agent or the Lenders and their affiliates securing the Notes or the other obligations of the Companies to the Lenders hereunder or under Rate Hedging Obligations entered into with any Lender or its affiliate;

     (g) liens against the Borrower or the Operating Companies arising under or securing Capital Leases and liens or mortgages securing purchase money Indebtedness described in Section 7.01(g), Provided that the obligation secured by any such lien shall not exceed one hundred percent (I 000/o) of the lesser of cost or fair market value as of the time of the acquisition of the property covered thereby and that each such lien or mortgage shall at all times be limited solely to the item or items of property so acquired;

     (h) the collateral assignment and pledge of the membership interests in the Borrower to the holders of the Acme Intermediate Notes as required under the Acme Intermediate Indenture;

     (i) restrictions, easements and minor irregularities in title which do not and will not materially interfere with the occupation, use and enjoyment by any Company of such properties and assets in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business;

     (j) liens existing on any asset prior to their acquisition in connection with a Permitted Acquisition thereof by any Borrower or Subsidiary and not created in contemplation of such Permitted Acquisition; provided that the Required Lenders shall have consented to such liens in connection with such Permitted Acquisition;

     (k) liens on security deposits with respect to leases of office space and other liens arising by operation of law or under leases to secure landlords or lessors, or under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented and the tangible property located thereon; and

     (1) Uniform Commercial Code financing statements filed solely for notice or precautionary purposes under operating leases which do not secure Indebtedness and which are limited to the items of equipment leased pursuant to the lease in question.

     Section 7.03. Disposition of Assets; etc. Sell, lease, transfer or otherwise dispose of its properties, assets, rights, licenses and franchises to any Person (including without limitation dispositions in exchange for similar assets and properties and commonly referred to as "asset swaps"), except for:

     (a) dispositions made in the ordinary course of business, including the disposition, without replacement, of equipment which is obsolete or no longer needed by the Companies in the conduct of their businesses and the replacement of equipment with other equipment of at least equal utility and value', provided that the Agent's or the Lenders' lien upon such newly acquired equipment shall have the same priority as the Agent's or the Lenders' lien upon the replaced equipment subject to any prior liens permitted by Section 7.02(e) and (g);

     (b) the disposition by the Companies of additional assets (all of which dispositions may be made free from the liens of the Security Documents); provided, however, that (i) the selling Company or Companies shall have received payment in cash or cash equivalents of at least eighty-five percent (85%) of both gross and net proceeds from such disposition of assets (other than like-kind exchanges under Section 1031 of the Internal Revenue Code), (ii) I 00% of the Adjusted Net Cash Proceeds received by such Companies shall be used in accordance with Section 1.06(c); (iii) no Specified Default shall exist on the date of any such disposition, and immediately after giving effect thereto; (iv) the Borrower shall have provided to the Agent updated Projections through the Expiration Date showing compliance, after giving effect to such disposition, with all of the Borrower's obligations under this Agreement through such date; and (v) such disposition shall have been approved, pursuant to all required corporate or other action, by the Companies and their equityholders and the Agent shall have received satisfactory evidence to such effect.

     Section 7.04. Fundamental Changes, Acquisitions.

     (a) Form any subsidiary or otherwise change the capital structure or organization of the Companies from that set forth in Schedule 4.19, except (i) pursuant to the Permitted Restructurings and the Acquisition Restructurings and
(ii) in connection with the formation of any Operating Subsidiary, Holding Company or License Company, as contemplated hereunder and in compliance with
Section 2.01 and all other applicable provisions of the Loan Documents, as part of a Permitted Acquisition; (b) permit or suffer any amendment of its charter, partnership, or limited liability company documents which could have a Material Adverse Effect (it being expressly agreed that the inclusion in any such charter documents of any provision similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware Code is prohibited under this Section); (c) (i) dissolve, liquidate, consolidate with or merge with, or otherwise acquire any Station, or all or any substantial portion of the ownership interests or assets or properties of any corporation, partnership, limited liability company or other entity or (ii) acquire any other material assets, other than pursuant to
(A) Permitted Acquisitions and Capital Expenditures permitted hereunder and (B) purchases of inventory and supplies in the ordinary course of business; (d) repurchase any shares of capital stock, partnership interests or membership interests; or (e) issue any additional shares of capital stock, membership interests or partnership interests, except for securities (i) in respect of which the issuing Company has no obligation to redeem or to pay cash distributions or dividends, (ii) the issuance of which does not result in an Event of Default and (iii) which shall have been collaterally assigned or pledged to the Agent as required hereunder.

     (b) Notwithstanding the foregoing, the Companies may merge or consolidate with each other if (i) the surviving or resulting corporation in a merger involving the Borrower is the Borrower, (ii) the Lenders retain their collateral position and security interests contemplated by Section 2.01 and (iii) the Licenses with respect to the operation of the Stations remain- in the License Companies.

     Section 7.05. Local Marketing Agreements, Etc. Enter into any LMA or other similar arrangement, other than Permitted LMAS.

     Section 7.06. Management. Turn over the management of its properties, assets, rights, licenses and franchises to any Person other than a full-time employee of the Companies.

     Section 7.07. Sale and Leaseback. Enter into any arrangements, directly or indirectly, with any Person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property; provided, however, that the Borrower and the Operating Companies may engage in such transactions to the extent structured as Capital Leases and subject to the limitations in Section 7.01(g).

     Section 7.08. Investments. Except for Permitted Investments, purchase, invest in or otherwise acquire or hold securities, including without limitation capital stock, partnership interests, membership interests and other equity interests, and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person.

     Section 7.09. Change in Business and Activities. Engage, directly or indirectly, in any business other than the businesses in which it is currently engaged or related businesses engaged in pursuant to any Permitted Acquisition. Notwithstanding anything to the contrary set forth herein, (a) the Holding Companies shall engage in no business other than to act as holding companies for the Operating Companies and the License Companies, (b) the Operating Companies and the License Companies shall not engage in any activities inappropriate to the purposes for which they were formed, as specified in the respective definitions of such terms set forth in Article XI, and (c) Acme Finance shall engage in no business other than to act as a co-issuer of the Senior Notes.

     Section 7.10. Accounts Receivable. Sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by any Company, with or without recourse, except for collection (including endorsements) in the ordinary course of business.

     Section 7.1 1. Transactions with Affiliates. Except for transactions (a) contemplated by the License Agreements, (b) in accordance with existing agreements, true and complete copies of which have been provided to the Lenders, and (c) in connection with, and expressly contemplated by, Permitted Acquisitions, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering or accepting of any service with or to any Affiliate of any Company, except in the ordinary course of business and pursuant to the reasonable requirements of its business and upon terms not less favorable to such Company than it could obtain in a comparable arrm's-length transaction with a third party other than such Affiliate.

     Section 7.12. Amendment of Certain Agreements, Etc. (a) Amend, modify or terminate any License, any agreement or instrument evidencing Subordinated Debt or any material agreement to which any Company is a party (including without limitation the Indenture, the Senior Notes and any material Acquisition Document, which shall be deemed to include the KPLR Escrow Agreement, the KPLR Acquisition Agreement and the KPLR Time Brokerage Agreement), or enter into any material agreement, in each case, if the effect thereof would be (i) to confer additional rights upon the other party or parties thereto which could have a Material Adverse Effect or (ii) to increase materially the obligations of any Company thereunder or (b), in any event, subject to applicable law, elect to terminate or amend any License Agreement if the effect thereof could have a Material Adverse Effect.

     Section 7.13. ERISA. (a) Fail to make contributions to pension plans required by Section 412 of the Code, (b) fail to make payments required by Title IV of ERISA as the result of the termination of a single employer pension plan or withdrawal or partial withdrawal from a multiemployer pension plan or (c) fail to correct a prohibited transaction with an employee benefit plan with respect to which it is liable for the tax imposed by Section 4975 of the Code.

     Section 7.14. Margin Stock. Use or permit the use of any of the proceeds of the Loans, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any Margin Stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credid" within the meaning of Regulation U (I 2 CFR Part 22 1) of the Board of Governors of the Federal Reserve System, or cause any Loan, the application of proceeds thereof or this Agreement to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

     Section 7.15 Negative Pledges, etc. Enter into any agreement after the date hereof, prohibiting (a) any Company from amending or otherwise modifying this Agreement or any other Transaction Document or (b) the creation or assumption of any lien upon the properties, revenues or assets of any Company, whether now owned or hereafter acquired.

     VIII. DEFAULTS. In each case of happening of any of the following events (each of which is herein sometimes called an "Event of Default"):

     (a) any representation or warranty made by or on behalf of any Company or any of its Affiliates (including without limitation the Parent Companies) in this Agreement or any other Loan Documents or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the borrowing hereunder, shall prove to be false or misleading in any material respect when made or reconfirmed;

     (b) default in the payment or mandatory prepayment of any installment of the principal of any Note or any payment of any installment of the principal of any other indebtedness of any Company to the Agent or any Lender, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

     (c) default in the payment of any installment of any interest on any Note, or any premium or fee, or any payment in respect of any Rate Hedging Obligations entered into with the Agent or any Lender, or any other indebtedness of any Company to the Agent or any Lender for more than five (5) Business Days after the date when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

     (d) default by any Person other than the Agent or any Lender in the due observance or performance of, or compliance with, any covenant or agreement contained in Article V, Sections 6.02 and 6.03 (but only if the same involves any seizure of property), 6.06 and 6.10 or Article VII of this Agreement;

     (e) default by any Person other than the Agent or any Lender in the due observance or performance of, or compliance with, any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or pursuant to the terms of any other Loan Document or of any Rate Hedging Obligation entered into with the Agent or any Lender or its affiliate, which default is not referred to in paragraphs (a) through (d), inclusive, of this
Article VIII and which default shall continue unremedied for thirty (30) days after the earlier to occur of (i) the -Borrower's discovery of such default, or
(ii) written notice thereof from the Agent or any Lender to the Borrower, provided, however, that if any such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof;

     (f) any default under or with respect to the Senior Notes or the Indenture or with respect to any other evidence of Indebtedness of the Borrower or any other Company (other than to the Lenders hereunder) for borrowed money which, when aggregated with all other such defaults of the Companies or any of them, exceeds $500,000, if the effect of such default is to permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness, unless such holder shall have permanently waived the right to accelerate the maturity of such Indebtedness on account of such default;

     (g) (i) the Borrower or any Operating Company or License Company shall lose, fail to keep in force, suffer the termination, suspension or revocation of or terminate, forfeit or suffer an adverse amendment to any Main Station License at any time held by it, the loss, termination, suspension, revocation or amendment of which could have a Material Adverse Effect; (ii) any governmental regulatory authority shall conduct a hearing on the renewal of any Main Station License, where there is a substantial likelihood of the termination, revocation, suspension or adverse amendment of such Main Station License and the same could have a Material Adverse Effect; or (iii) any govenmental regulatory authority shall commence an action or proceeding seeking the termination, suspension, revocation or adverse amendment of any Main Station License, there is a substantial likelihood of such termination, suspension, revocation or adverse amendment and the same could have a Material Adverse Effect;

     (h) the transmission of the broadcast signal(s) of any Station(s) shall be interrupted at any time for more than (i) forty-eight (48) consecutive hours on two (2) occasions, whether or not consecutive, in any twelve (12) month period, unless such interruption occurs by reason of force majeure, or (ii) in the event of force majeure, fourteen (14) days, in each case, unless (and only so long as) all damages, liabilities and other effects of such interruption of service (including any Material Adverse Effect) are fully covered by business interruption insurance;

     (i) any Company shall (i) discontinue its business (except as permitted hereunder or as permitted in connection with a Permitted Acquisition or a disposition of assets permitted under Section 7.03), (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, (v) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title II of the United States Code or (vi) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing;

     (j) there shall be filed against any Company an involuntary petition seeking reorganization of such company or the appointment of a receiver, trustee, custodian or liquidator of such company or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect and such involuntary petition shall not have been dismissed within sixty (60) days thereof;

     (k) final judgment for the payment of money which, when aggregated with all other outstanding judgments against the Companies or any of them, exceeds $500,000 (exclusive of amounts covered by insurance or actually contributed in cash by third party obligors with respect to such judgments) shall be rendered against the Borrower or any other Company, and the same shall remain undischarged (unless fully bonded upon terms reasonably satisfactory to the Required Lenders) for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

     (1) the occurrence of any attachment of any deposits or other property of the Borrower or any other Company in the hands or possession of the Agent or any of the Lenders, or the occurrence of any attachment of any other property of the Borrower or any other Company in an amount which, when aggregated with all other attachments against the Companies or any of them, exceeds $500,000 and which shall not be discharged within sixty (60) days of the date of such attachment;

     (m) for any reason, other than in connection with the Permitted Restructurings, (i) Acme Holdings shall cease to control the Borrower, (ii) Acme Intermediate shall cease to own all of the issued and outstanding membership and other equity interests in the Borrower, (iii) the Borrower shall cease to own and control all of the issued and outstanding equity interests of each of the Holding Companies or (iv) the respective Holding Companies shall cease to own and control, directly or indirectly, all of the issued and outstanding equity interests of each of the License Companies and Operating Companies (in each case except for de minimus membership interests in limited liability companies held by other Companies, excluding Acme Finance, as specified in Schedule 4.19, for purposes of complying with statutory requirements in jurisdictions which do not acknowledge single-member limited liability companies);

     (n) for any reason, a change in the ownership of the membership interests in Acme Holdings shall occur and, as a result thereof, investment funds managed by Alta Communications, Inc., CEA Capital Partners, BancBoston Ventures, Inc. and Trust Company of the West shall cease to hold (i) as owners of at least 50.1% of the Class B Founder Units in Acme Holdings, the right to approve or refuse approval of certain material actions specified in Section 3.04 of the Amended and Restated Limited Liability Company Agreement of Acme Holdings dated as of September 30, 1997, as originally executed and delivered, or (ii) indirectly through their membership interests in Acme Holdings, a combined interest in the Borrower representing at least 50.1% of the Borrower's consolidated economic value;

     (o) for any reason, Acme Missouri shall fail to consummate the KPLR Acquisition on or before June 30, 1998; or

     (p) for any reason (other than the gross negligence of the Agent or the Lenders), any material Security Document or other Loan Document shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any security interest(s) or lien(s) granted pursuant thereto which is, or are in the aggregate, material shall fail to be perfected, or any party thereto other than the Agent or the Lenders shall contest the validity of any material lien(s) granted under, or shall disaffirm its obligations under, any material Security Document or other Loan Document;

then and upon every such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Required Lenders as provided in Article XII, the Commitments shall terminate and the Notes and any and all other Indebtedness of the Borrower to the Lenders shall immediately become due and payable, both as to principal and interest, without presentment, demand, prior notice, or protest, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such indebtedness to the contrary notwithstanding (except in the case of an Event of Default under paragraph (i) or (j) of this

Article VIII which, under applicable law, would result in the automatic acceleration of the Borrower's Indebtedness, in which event the Commitments shall automatically terminate and such Indebtedness shall automatically become due and payable).

     IX. REMEDIES ON DEFAULT, ETC. In case any one or more Events of Default shall occur and be continuing, the Agent and the Lenders may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, any Security Document or the Notes, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law, all subject to the provisions of Article XII. In the event that the Agent shall apply for the appointment of, or taking possession by, a trustee, receiver or liquidator of the Borrower or any other Company or of any other similar official, to hold or liquidate all or any substantial part of the properties or assets of the Borrower or such Company following the occurrence of a default in payment of any amount owed to the Agent or any Lender hereunder, the Borrower, for itself and on behalf of the Companies (with all due and proper authorization of the Boards of Directors, Boards of Advisors, stockholders, partners, members and managers, as the case may be, of the Companies), hereby jointly and severally consent to such appointment and taking of possession and agree to execute and deliver any and all documents requested by the Agent relating thereto (whether by joining in a petition for the voluntary appointment of, or entering no contest to a petition for the appointment of, such an official or otherwise, as appropriate under applicable law), provided, however, that such appointment of a receiver or liquidator shall only occur at such time and under conditions which are in compliance with the rules, regulations and policies of the FCC, as further described in Section 14.12. No right conferred upon the Agent or the Lenders hereby or by any Security Document or the Notes shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

     X. THE AGENT.

     Section 10.01. Appointment, Powers and Immunities.

     (a) Each Lender hereby irrevocably (subject to Section 10.08) designates and appoints Canadian Imperial Bank of Commerce, which designation and appointment is coupled with an interest, as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Canadian Imperial Bank of Commerce, as the Agent of such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

     (b) The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 shall include reference to its affiliates and its own and such affiliates' officers, directors, employees and agents) shall not: (i) have any duties or responsibilities to be a trustee for any Lender; (ii) be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by either of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement, any Note, any Security Document or any other document referred to or provided for herein or for any failure by any Company or any other Person to perform any of its obligations hereunder or thereunder;
(iii) be required to initiate or conduct any litigation or collection proceedings hereunder except to the extent requested by the Required Lenders; and (iv) be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

     (c) The Agent  may  employ  agents  and  attoneys-in-fact  and shall not be
responsible   for  the   negligence   or   misconduct  of  any  such  agents  or
attoneys-in-fact it selects with reasonable care.

     (d) Subject to the foregoing, to Article XII and to the provisions of any intercreditor agreement among the Lenders in effect from time to time, the Agent shall, on behalf of the Lenders, (i) hold and apply any and all Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement; (ii) exercise any and all rights, powers and remedies of the Lenders under this Agreement, the Security Documents and the other Loan Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Article XII; (iii) execute, deliver and file UCC Financing Statements, mortgages, deeds of trust, lease assignments and other such agreements, and possess instruments on behalf of any or all of the Lenders; and
(iv) in the event of acceleration of the Borrower's Indebtedness hereunder, sell or otherwise liquidate or dispose of any portion of the Collateral held by it and otherwise exercise the rights of the Lenders hereunder and under the Security Documents.


     (e) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Loan Document or to which the Required Lenders have consented or
(iii) otherwise pursuant to and in accordance with the provisions of any applicable Loan Document. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this Section.

     Section 10.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any communication by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders or the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on the Lenders.

     Section 10.03. Events of Default. The Agent shall not be deemed to have knowledge of the occurrence of an Event of Default (other than the non-payment of principal of or interest on the Notes) unless such Agent has received written notice from any Lender or the Borrower specifying such Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of an Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 10.07) take such action with respect to such Event of Default as shall be directed by the Required Lenders, as provided under
Article XII, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action on behalf of the Lenders, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Lenders.

     Section 10.04. Rights as a Lender. With respect to its Commitment and the Advances made by CIBC hereunder, CIBC shall have the same rights and powers hereunder as any other Lenders and may exercise the same as though its affiliate, Canadian Imperial Bank of Commerce, were not acting as the Agent. The Agent and its affiliates (including CIBC) may, without having to account therefor to the Lenders and without giving rise to any fiduciary or other similar duty to any Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and any of their affiliates as if it were not acting as an Agent and as if CIBC were not a Lender, and the Agent may accept fees and other consideration from any Company for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     Section 10.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 14.02, but without limiting the obligations of the Borrower under such Section 14.02), ratably in accordance with the aggregate principal amount of the Notes held by the Lenders (or, if no such principal or interest is at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any Security Document or any other Loan Documents or the transactions contemplated by or referred to herein or therein (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 14.02) or the enforcement of any of the terms of this Agreement or of any Security Document or of any other Loan Document, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

     Section 10.06. Non-Reliance on Agent and other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other
Lenders, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Companies and its own decision to enter into this Agreement and that it will, independently and' without reliance upon the Agent or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Companies or the Parent Companies of this Agreement or any other Loan Document or to inspect the properties or books

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


of the Companies. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide and Lender with any credit or other information concerning the affairs, financial condition or businesses of the Companies (or the Parent Companies or any other of the Borrower's Affiliates) which may come into the possession of the Agent or any of its affiliates. Notwithstanding the foregoing, the Agent will provide to the Lenders any and all information reasonably requested by them and reasonably available to the Agent promptly upon such request.

     Section 10.07. Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     Section 10.08. Resignation or Removal of Agent. Canadian Imperial Bank of Commerce (or any other Agent hereunder), may resign as the Agent at any time by giving ten (1O) days' prior written notice thereof to the Lenders and the Borrower. Any such resignation shall take effect at the end of such ten (10) day period or upon the earlier appointment of a successor Agent by the Required Lenders as provided below. Upon any resignation of Canadian Imperial Bank of Commerce, (or any other Agent hereunder), the Required Lenders shall appoint a successor agent from among the Lenders or, if such appointment is deemed inadvisable or impractical by the Required Lenders, another financial institution with a combined capital and surplus of at least $500,000,000, which successor agent is reasonably acceptable to the Borrower, provided that the Borrower consent to such appointment will not be required if a Default then exists and is continuing hereunder. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. After the effective date of the resignation of an Agent hereunder, the retiring Agent shall be discharged from its duties and obligations hereunder, provided that the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent. In the event that there shall not be a duly appointed and acting Agent, (i) the Borrower agrees to make each payment due to the Agent hereunder and under the Notes and the other Loan Documents, if any, directly to each Lender entitled thereto, pursuant to written instructions provided by the resigning Agent or, after such resignation, the Lenders, and to provide copies of each certificate or other document required to be furnished to the Agent hereunder, if any, directly to each Lender, and (ii) any and all obligations of the Borrower in respect of the Agency Fee incurred after such event shall be suspended until the appointment of a new Agent.

     Section 10.09. Cooperation of Lenders. Each Lender shall (a) promptly notify the other Lenders and the Agent of any Event of Default known to such Lender under this Agreement and not reasonably believed to have been previously disclosed to the other Lenders; (b) provide the other Lenders and the Agent with such information and documentation as such other Lenders or the Agent shall reasonably request in the performance of their respective duties hereunder, including, without limitation, all information relative to the outstanding balance of principal, interest and other sums owned to such Lender by the Borrower; and (c) cooperate with the Agent with respect to any and all collections and/or foreclosure procedures at any time commenced

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

against the Borrower or otherwise in respect of the Collateral by the Agent in the name and on behalf of the Lenders.

     XI. DEFINITIONS.

As used herein the following terms have the following respective meanings:

Accountants. See Section 6.05.

Acme Finance. Acme Finance Corporation, a corporation wholly owned by the Borrower.

Acme Holdings. Acme Television Holdings, L.L.C., a Delaware limited liability company and the ultimate parent of the Borrower.

Acme Holdings Equity Financing. See the Recitals.

Acme Holdings Equity Contribution. See the Recitals.

Acme Intermediate. Acme Intermediate Holdings, LLC, a Delaware limited liability company which owns 99.5% of the membership interests in the Borrower, the remaining .5% being held by Acme Subsidiary Holdings II, LLC.

Acme Intermediate Equity Contribution. See the Recitals.

Acme Intermediate Indenture. See the Recitals.

Acme Intermediate Notes. See the Recitals.

Acme Intermediate Offering. See the Recitals.

Acme  Missouri.   Acme  Television  Licenses  of  Missouri,   Inc.,  a  Missouri
corporation and the wholly owned Subsidiary of the Borrower. The Borrower contemplates that, upon the consummation of the YPLR Acquisition, Acme Missouri will be renamed Acme Television Holdings of Missouri, Inc.

Acme Missouri Note Documents. The $132,000,000 promissory note dated as of September 30, 1997 issued to the Borrower by Acme Missouri to evidence the intercompany loan made to Acme Missouri on the date hereof with a portion of the proceeds of the Offering, together with any and all documents executed in connection therewith or related thereto.

Acme Subsidiary III. Acme Subsidiary Holdings III, LLC, a Delaware limited liability company wholly owned by the Borrower which owns .5% of Acme Television Licenses of New Mexico, L.L.C., Acme Television of New Mexico, L.L.C., Acme Television Licenses of Utah, L.L.C. and Acme Television of Utah, L.L.C.

Aquisition. See the definition of "Permitted Acquisition" set forth below.

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

Acquisition Agreement. With respect to any Permitted Acquisition, the respective acquisition, purchase or other agreement which sets forth the terms and conditions of such acquisition.

Acquisition Documents. With respect to any Permitted Acquisition, the respective Acquisition Agreement, escrow agreement, time brokerage agreement, LMA and other agreements executed pursuant thereto and in connection therewith from time to time.

Acquisition Restructurings. See Section 6.11.

Adjusted EBITDA. For any period, EBITDA for such period plus Programming Payments made during such period and listed on Schedule 1 1.0 I hereto; adjusted during any such period during which the Borrower or its Subsidiaries acquired or disposed of any Station or other property (including, for purposes hereof, acquisitions of cash flow accomplished through LMAs permitted under clause (a) of the definition of "Permitted LMA" set forth below) other than in the ordinary course, as permitted under this Agreement, subject to the approval of the Lenders in the reasonable exercise of their discretion, by (a) excluding therefrom the portion thereof attributable to any Station or other property sold or disposed of by any Company other than in the ordinary course of business during such period as if such Station or other property were not owned at any time by the Companies during such period, and (b) including therein the portion thereof attributable to any Station or other property (by Permitted Acquisition or Permitted LMA) acquired by any Company other than in the ordinary course of business during such period as if such Station or property were owned by the Companies at all times during such period, such portion to include pro forma adjustments for any net cost and expense reductions relating to such Station specified in the related Schedule of Cost Reductions provided prior to the consummation of such Acquisition or under Section 3.01(l), as applicable, provided that the Required Lenders shall have consented to such adjustments in writing. For purposes of this definition, the portion of EBITDA attributable to any Station or other property for any period shall be determined in a manner consistent in all relevant respects with the method used to determine EBITDA, but on a non-consolidated basis. The determination of EBITDA of any Station shall account for only those items included in the definition of, EBITDA that are directly attributable to such Station and the operation thereof and shall not include, for any period prior to the acquisition thereof by any Company thereof, any corporate overhead or similar charges of the prior owner of such Station.

Adjusted Net Cash Proceeds. With respect to any disposition of assets purchased by the Companies after the date hereof in accordance with the requirements of
Section 7.04, the Net Cash Proceeds thereof minus the related Excluded Proceeds, if any.

Advance(s). See Section 1.01.

Affiliate(s). Any Person that directly or indirectly controls, or is under common control with, or is controlled by, the, Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control", including, its correlative meanings, "controlled by" and "under common control with", shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership or securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having ten percent (I 00/o) or more of the voting power for the election of directors or other governing body of a corporation or ten percent (10%) or more of the ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any Subsidiary.

Affiliate Agreement. The Affiliate Agreement of even date herewith by and between the Borrower, the Parent Companies and the Agent.

Agency Fee. See Section 1.07.

A2ent. See the Preamble.

Annualized Adjusted EBITDA. (a) For any period of one fiscal quarter, Adjusted EBITDA for such period multiplied by four( 4); (b) for any period of two (2) fiscal quarters Adjusted EBITDA for such period multiplied by two (2); and (c) for any period of three (3) fiscal quarters Adjusted EBITDA for such period multiplied by one and one-third (I 1/3).

Applicable Margin. See Section 1.03.

Assignee. See Section 1.13.

Assignment and Acceptance. See Article XIII.

Audited Financial Statements. See Section 1.03.

Borrower. See the Preamble.

Borrowing Date. With respect to any Advances requested hereunder, the date such Advances are to be made.

Budget. See Section 6.05.

Business Day. (a) For all purposes other than as provided in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are open for the transaction of a substantial part of their commercial banking business; and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

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

Capital Expenditures. For any period, expenditures, (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower and the Operating Companies to acquire or construct fixed assets, plant or equipment (including renewals, improvements and replacements, but excluding repairs and acquisitions permitted hereunder) during such period, computed in accordance with GAAP.

Capital Lease. Any lease of property (real, personal or mixed) which, in accordance with GAAP and Statement No. 13 of the Financial Accounting Standards Board, would be permitted or required to be capitalized on the lessee's balance sheet.

Capital Lease Obligations. All obligations of any of the Companies to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property (real, personal or mixed) to the extent such obligations are required to be classified and accounted for as a capital lease on any such Company's balance sheet under GAAP. For purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

Cash Interest Expense. For any period, Interest Expense for such period which is payable, or currently paid, in cash.

Casually Event. Any loss of, or damages to, or any condemnation or other taking of any assets or property of the Borrower or any of its Subsidiaries for which the Borrower or any Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1989 (42 USC 9601, et. M.).

CIBC. See the Preamble.

Code. The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

Collateral. Collectively, any and all collateral referred to herein and in the Security Documents.

Collateral Account. See Section l(d) of each of the Security Agreements.

Commitment Reduction Notice. See Section 1.06.

Commitment Fee. See Section 1.07.

Commitments. See Section 1.01.

Companies. Collectively, the Borrower and all of its Subsidiaries.

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

Compliance Report. See Section 6.05.

Compliance Report Delivery Date. See Section 1.03.

Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 40001 of ERISA.

Copyright Office. The United States Copyright and Trademark Office or any other federal government agency which may hereafter perform its functions.

Corporate Overhead. Amounts payable by a Subsidiary to the Borrower in respect of reasonable accounting, legal and other general expenses applicable to the operation of the Borrower and its Subsidiaries, which expenses are not specifically related to the operation of a Station.

Damaged Property. See Section 6.02.

Default. (a) An Event of Default or (b) any event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

Defaulting Lender. Any Lender with respect to which a Lender Default is in effect.

Delaware Entities. See the definition of "Permitted Restructurings" set forth below.

DMA. Designated Market Area.

Dollars and Dollar. Lawful money of the United States of America.

EBITDA. For any period, Net Income for such period, plus, to the extent deducted in the determination of such Net Income and not restored in accordance with the definition of such term, (a) Interest Expense, (b) depreciation, (c) amortization, (d) taxes in respect of income and profits expensed during such period, (e) the recognition of expenses related to the amortization of program license and rental fees; and (f) other non-cash expenses; in each case, for such period and determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP, minus Programming Payments made during such period.

Effective Date. See Section 1.08.

Environmental Laws. Any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage,

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disposal, transport or handling of pollutants,  contaminants, chemicals or toxic or hazardous substances or wastes.

Environmental Site Assessments. See Section 4.20.

Equity Contributions. Collectively, the Acme Holdings Equity Contribution and the Acme Intermediate Equity Contribution.

ERISA. The Employee Retirement Security Act of 1974, as amended.

Expiration Date. September 30, 2002.

Event of Default. See Article VIII.

Excluded Proceeds. With respect to any disposition of assets purchased by the Companies after the date hereof in accordance with the requirements of Section 7.04, that portion of the Net Cash Proceeds thereof which is less than or equal to the portion of the funds used to finance the acquisition of such assets derived from cash equity contributions to the Borrower, provided that (a) such amount shall have been specified as such on the Schedule of Sources of Acquisition Funds delivered to the Agent in connection with, and prior to, such Acquisition, and (b) such equity contributions shall have been made on terms and conditions reasonably satisfactory to the Required Lenders.

FAA. The Federal Aviation Administration or any other federal governmental agency which may hereafter perform its functions.

FCC. The Federal Communications Commission or any other federal governmental agency which may hereafter perform its functions.

FCC Licenses. Any Licenses issued by the FCC.

Federal Funds Rate. For any period, a fluctuating interest rate per annum (based on a 360 day year) equal for each day during such period to the weighted average of the rates of interest charged on overnight federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Agent).

Fee Letter. The letter agreement dated as of September 18, 1997 between the Borrower, CIBC and the Agent with respect to the payment of certain fees.

Financial Statements. See Section 4.01.

Funded Debt. Without duplication, all Indebtedness with respect to any of the following: (a) money borrowed (whether recourse or non-recourse), including principal and overdue interest and premiums, (b) Rate Hedging Obligations, (c) obligations evidenced by a bond,

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

debenture, note or other like written obligation to pay money, (d) Capital Lease Obligations, (e) obligations under conditional sales or other title retention agreements or secured by any Lien, (f) any letters of credit, bankers acceptances or similar instruments (including reimbursement obligations with respect thereto), (g) the deferred unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, or (h) any guaranty of any or all of the foregoing.

Funding Fee. See Section 1.07.

GAAP. Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other entity as may be approved by a significant segment of the accounting profession, as in effect on December 31, 1996, applied on a basis consistent with (a) the application of the same in prior fiscal periods, (b) that employed by the Accountants in preparing the financial statements referred to in Section 6.05(a) and (c) the accounting principles generally utilized in the broadcast television industry.

Governmental Authoritiy. Any nation or government, any state or other political subdivision thereof and any entity exercising any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

Hazardous Materials. (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("TCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted Hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

Holding Companies. Collectively, each of the wholly owned Subsidiaries of the Borrower organized to wholly own the License Companies and Operating Companies in a designated market.

Indebtedness or indebtedness. As applied to any Person, (a) all items (except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including Capital Lease Obligations but excluding Indebtedness of the Companies with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable or not more than ninety (90) days in arrears measured from the date of billing (other than any such other obligations which such Person is contesting in good faith and for which proper reserves have been established); (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned

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

or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed; and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution, makewell or otherwise) or otherwise to become directly or indirectly liable.

Indemnified Liabilities. See Section 14.14.

Indemnified Parties. See Section 14.14.

Indenture. See the Recitals.

Insurance Proceeds. With respect to any Casualty Event, any proceeds of insurance, condemnation award or other compensation in respect thereof.

Interest Adjustment Date. See Section 1.03.

Interest Expense. For any period, the aggregate amount (determined on a consolidated or consolidating basis, as appropriate, after eliminating intercompany items, in accordance with GAAP) of interest accrued (whether or not paid) during such period (including without limitation the Commitment Fee, the Agency Fee the interest component of Capital Lease Obligations but excluding the Funding fee and all interest in respect of overdue -trade payables) by the Companies in respect of all Indebtedness for borrowed money.

Interest Period. With respect to each LIBOR Loan, the period commencing on the date such Loan is made or converted from a Prime Rate Loan, or the last day of the immediately preceding Interest Period, as to LIBOR Loans being continued as such, and ending one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect in the applicable Request for Advances or Interest Rate Option Notice, provided that:

          (i) any Interest Period (other than an Interest Period determined pursuant to clause (iv) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          (ii) if the Borrower shall fail to give notice as provided in Section 1.04, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

          (iii) any Interest Period relating to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month;

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


          (iv) any Interest Period related to a LIBOR Loan that would otherwise end after the final maturity date of the Loans shall end on such final maturity date;

          (v) notwithstanding clauses (iv) and (v) above, no Interest Period shall have a duration of less than one (1) month.

Interest Rate Option Notice. A notice given by the Borrower to the Agent of the Borrower's election to convert Loans to a different type or continue Loans as the same type, in accordance with Section 1.04(a).

Issuers. See the Recitals.

Kellner Consulting Agreement. The Consulting Agreement by and between the Borrower, as assignee of Acme Holdings, and Jamie Kellner dated as of June 17, 1997, as originally executed and delivered and as amended from time to time in compliance with Section 7.12.

Koplar Management A2reement. The Management Agreement by and between Borrower, as assignee of Acme Holdings, and Edward J. Koplar, to be entered into upon consummation of the KPLR Acquisition, as provided in, and substantially in the form of Exhibit E to, the KPLR Acquisition Agreement, as originally executed and delivered and as amended from time to time in compliance with Section 7.12.

KPLR Acquisition. The acquisition by Acme Missouri of all of the issued and outstanding shares of capital stock (other than certain designated management shares to be redeemed simultaneously therewith) of Koplar Communications, Inc., owner and operator of Television Station KPLR-TV licenses to St. Louis, Missouri, pursuant to the KPLR Acquisition Agreement.

KPLR  Acquisition  Agreement.  The Stock Purchase  Agreement dated as of July _,
1997  among  Acme   Missouri   (as  assignee  of  Acme   Holdings)   and  Koplar
Communications, Inc. and its stockholders.

KPLR Acquisition Documents. Collectively, the KPLR Acquisition Agreement, the KPLR Escrow Agreement, the KPLR Time Brokerage Agreement and any and all other documents executed in connection therewith.

KPLR Escrow Funds.  The cash amount of  $143,000,000,  as adjusted under Section
1.1 of the KPLR Escrow Agreement, to be delivered to an escrow agent by Acme Missouri pursuant to the KPLR Escrow Agreement.

KPLR Escrow Agreement. The Escrow Agreement dated as of September 8, 1997 among Acme Missouri (as assignee of Acme Holdings) and the KPLR Sellers.

KPLR  Licensees.   Koplar   Communications,   Inc.  and  Koplar   Communications
Television, LLC.

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

KPLR Transfer Application. The application on FCC Form 315 requesting the FCC's approval of the transfer of control of Koplar Communications, Inc., which application was required to be filed by FCC counsel to the KPLR Sellers, or delivered for filing to FCC counsel to the Borrower, immediately following receipt of the KPLR Escrow Funds by the Escrow Agent (as defined in the KPLR Escrow Agreement) under Article I of the KPLR Escrow Agreement.

KPLR Sellers. Collectively, Koplar Communications, Inc., and its stockholders.

Lender Default. (a) The refusal (which has not been retracted) of a Lender to make available its portion of any Loan or (b) a Lender having notified the Borrower and/or the Agent in writing that it does not intend to lend under this Agreement; in either case other than by reason of any failure of the Borrower to meet any material condition precedent thereto hereunder.

Lenders. See the Preamble.

LIBOR Base Rate. With respect to each day during each Interest Period pertaining to any LIBOR Loan, the rate per annum determined by the Agent to be the arithmetic mean of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately I 1:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however' that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, the term "LIBOR Base Rate" shall mean, with respect to each day during each Interest Period pertaining to any LIBOR Loan, the rate per annum equal to the rate at which the Agent is offered Dollar deposits at or about 1 0:00 A.M., New York City time, two (2) Business Days prior to the beginning of such Interest Period in the London interbank deposit market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the wnount of its LIBOR Loan to be outstanding during such Interest Period. As used herein, the term "Telerate British Bankers Assoc. Interest Settlement Rates Pape7' means the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

LIBOR Loans. Loans bearing interest at a rate determined on the basis of the LIBOR Rate.

LIBOR Rate. With respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):


                                 LIBOR Base Rate
                        1.00 - LIBOR Reserve Requirements

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


LIBOR Reserve Requirements. For any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System (or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System; provided, however, that LIBOR Reserve Requirements shall be calculated without giving effect to any increase of the rate of reserve applicable to any Lender which is specifically imposed on such Lender under a memorandum of understanding with a Federal Reserve Bank.

License Agreements. The several Operating Agreements between the Operating Companies and the respective License Companies.

License Companies. Collectively, the wholly owned Subsidiaries of each of the Holding Companies formed for the sole purpose of holding one or more FCC Licenses in the market served by the Stations(s) owned and operated by the related respective Operating Company, itself being a subsidiary of such Holding Company.

Licenses. A license, authorization or permit to construct, own or operate any Station granted by the FCC or any other Govenmental Authority. The term "License" shall include each of the Licenses set forth on Schedule 4.07.

Liens. See Section 4.09.

LMA. A local marketing agreement, program service agreement or time brokerage agreement between a broadcaster and a television station licensee pursuant to which the broadcaster provides programming to, and retains the advertising revenues of, such licensee's station in exchange for fees paid to such licensee.

Loan Documents. This Agreement, the Notes, the Security Documents, the Affiliate Agreement and all other agreements, instruments and certificates contemplated hereby and thereby, including without limitation any Rate Hedging Agreements entered into with any of the Lenders or their Affiliates.

Loans. The Advances.

Main Station License. A main station license issued by the FCC authorizing a Station's primary transmissions, and not any auxiliary licenses held by such Station.

Management Services. Senior management and supervisory services provided to the Borrower by the Parent Companies under the Management Agreement dated June 17, 1997 among the Borrower and the Parent Companies.

Margin Stock. See Section 4.13.

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

Material Adverse Effect. (a) An adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents in any material respect,
(b) an adverse effect on the condition (financial or other), business, results of operations or properties of the Borrower and its Subsidiaries, taken as a whole, in any material respect or (c) an impairment of the ability of the Companies to fulfill their obligations under this Agreement or any other Loan Document to which any Company is a party, in any material respect.

Net Cash Proceeds. With respect to any disposition of assets by any Company (including any LMA by any Company, as "licensee" thereunder), the aggregate amount of all cash payments received by such Company, directly or indirectly, in connection with such disposition, whether at the time thereof or after such disposition under deferred payment arrangements or investments entered into or received in connection with such disposition, minus the aggregate amount of any legal, accounting, regulatory, title and recording tax expenses, commissions and other fees and expenses paid by any Company in connection with such disposition, and minus any income taxes payable by. any Company or its stockholders, partners or members in connection with such disposition.

Net Income. For any period, net income of the Borrower and its Subsidiaries from their respective operations, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions (including Interest Expense), but excluding any extraordinary gains derived from any sales of assets made during such period, to the extent such gains or losses are properly includable in the determination of Net Income for such period, and excluding the effect of Trades during such period, all determined on a consolidated basis, after eliminating intercompany items in accordance with GAAP.

New Mexico Acquisition. The acquisition of the right to construct Television Station KAUOTV, licensed to Albuquerque New Mexico, pursuant to the Asset
Purchase Agreement dated as of August 22, 1997 by and among Minority Broadcasters of Santa Fe, Inc. and ACME Television Licenses of New Mexico, L.L.C.

Notes. See Section 1.01.

Obligations. The Loans and the other obligations of the Companies under this Agreement and the other Loan Documents, including without limitation any and all future loans, advances, debts, liabilities, obligations, covenants and duties owing by the Companies to the Agent and the Lenders, or any of them, of any kind or nature, whether or not evidenced by any note, mortgage or other instrument, whether arising by reason of an extension of credit, loan, letter of credit guarantee, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" also includes, without limitation, all interest, charges, expenses, fees (including attorneys', accountants', appraisers', consultants' and other fees) and any other sums chargeable to the Companies under this Agreement or any other Loan Documents.

Offering. See the Recitals.

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

Offering Memorandum. See the Recitals.

Opening Balance Sheet. See Section 4.01.

Oregon Holdings. ACME Television Holdings of Oregon, L.L.C., an Oregon limited liability company wholly owned 99% by the Borrower and 1% by the Oregon License Company

Oregon License Company. ACME Television Licenses of Oregon, L.L.C., an Oregon limited liability company owned 99% by the Oregon Holding Company and 1% by the Oregon Operating Company

Oregon Operating Company. ACME Television of Oregon, L.L.C., an Oregon limited liability company owned 99% by the Oregon Holding Company and 1% by the Oregon License Company

Oregon Subsidiaries. The Oregon Holding Company, the Oregon License Company and the Oregon Operating Company.

Operating Companies. Collectively, the wholly owned Subsidiaries of each of the Holding Companies formed for the sole purpose of owning and operating the television broadcast Station in the market served by such Holding Company.

Original Agreement. See the Recitals.

Original Note. See the Recitals.

Parent  Companies.   Collectively,   Acme  Holdings,  Acme  Intermediate,   Acme
Subsidiary Holdings, LLC, Acme Subsidiary Holdings II, LLC, Acme Intermediate Finance, Inc. and their controlled Affiliates from time to time.

Parent Subordination Agreements. See Section 2.01.

Permitted Acquisition. The acquisition by the Borrower or any Operating Company and License Company, whether by way of the purchase of assets or stock, by merger or consolidation or otherwise, of substantially all of the assets of or ownership interests in a television broadcast property (each, an "Acquisition), which Acquisition shall have been approved in writing by the Required Lenders in their sole and absolute discretion. Without in any way limiting the discretion of the Required Lenders, at a minimum, all Permitted Acquisitions will be subject to the fulfillment of the following conditions:

          (a) If such Acquisition involves the purchase of stock or other ownership interests, the same shall be effected in such a manner as to assure that the acquired entity becomes a wholly owned Subsidiary of the Borrower or of a Holding Company;

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

          (b) No later than (1) thirty (30) days prior to the consummation of any such acquisition or, if earlier, ten (10) business days after the execution and delivery of the related Acquisition Agreement, the Borrower shall have delivered to the Agent (in sufficient copies for all the Lenders) copies of executed counterparts of such Acquisition Agreement, together with all Schedules thereto, the forms of any additional agreements or instruments to be executed at the closing thereunder (to the extent available), and all applicable financial information, including new Projections, updated to reflect such acquisition and any related transactions, (2) promptly following a request therefor, copies of such other information or documents relating to such Acquisition as any Lender shall have reasonably requested, and (3) promptly following the consummation of such acquisition, certified copies of the agreements, instruments and documents referred to above to the extent the same has been executed and delivered at the closing under such Acquisition Agreement;

          (c) The aggregate amount of all consideration payable by the Borrower and/or any Subsidiaries in connection with such acquisition (other than earn-outs and customary postclosing adjustments, escrows, holdbacks and indemnities and indebtedness permitted under Section 7.01) or otherwise expressly permitted by the Required Lenders in their sole discretion shall be payable on the date of such acquisition;

          (d) Neither the Borrower nor any Subsidiary shall, in connection with any such Acquisition, assume or remain liable with respect to any indebtedness (including any material tax or ERISA liability) of the related Seller, except (i) to the extent permitted under Section 7.01 or otherwise expressly permitted by the Required Lenders in their sole discretion and
     (ii) obligations of the Seller incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any of the Companies hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such acquisition;

          (e) All other assets and properties acquired in connection with any such Acquisition shall be free and clear of any liens, charges and other encumbrances other than permitted under Section 7.02 or as otherwise expressly permitted by the Required Lenders in their sole discretion;

          (f) All FCC Licenses associated with such Acquisition shall be acquired by a License Company (or acquired by a Holding Company and immediately transferred to the related License Company), which shall enter into a License Agreement with the related Operating Company with respect thereto, and all other assets shall be acquired by such Operating Company;

          (g) The Borrower shall have complied as applicable with all of the provisions in Sections 2.01 and 3.02, including the execution and delivery of such additional agreements, instruments, certificates, documents, consents, environmental site assessments, opinions and other papers as the Required Lenders may require;

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

          (h) Immediately prior to any such Acquisition and after giving effect thereto, no Default shall have occurred or be continuing;

          (i) Without limiting the generality of the foregoing, after giving effect to such Acquisition the Borrower shall be in compliance with the provisions of Article V, (i) calculated on a pro forma basis as of the end of and for the period of four (4) consecutive fiscal quarters most recently ended prior to the date of such Acquisition for which financial statements are required to be provided (and have been so delivered) under Section 6.05 and (ii) under the Borrower's updated Projections referred to above. The Borrower shall provide to the Agent a certificate signed on behalf of the Borrower by its chief financial officer demonstrating such compliance in reasonable detail;

          (j) If, for any subsequent fiscal period, the Borrower wishes to effect 1)ro forma adjustments of EBITDA, as provided in the definition of "Adjusted EBITDA" arising from cost and expense reductions relating to the Station being acquired pursuant to such Acquisition, then, prior to the consummation of such Acquisition, the Borrower shall deliver to the Agent (in sufficient copies for all of the Lenders) a detailed schedule of such cost and expense reductions (together with any such schedule delivered under Section 3.01(i), in each case, a "Schedule of Cost Reductions"), which shall be subject to the consent of the Required Lenders;

          (k) If (i) such Acquisition is to be financed, directly or indirectly, with the proceeds of equity contributions to the Borrower and (ii) the Borrower wishes to exclude an amount equal thereto from the portion of the Net Cash Proceeds of any Disposition of the acquired assets, for purposes of Section 1.06(c), then, at least five (5) Business Days before the consummation of such Acquisition, the Borrower shall deliver to the Agent (in sufficient copies for all of the Lenders) (1) a schedule of its sources of funds for such Acquisition, specifying the equity component thereof (in each case, a "Schedule of Sources of Acquisition Funds"), and (2) the documents pursuant to which such equity will be invested in the Borrower, reflecting terms and conditions reasonably satisfactory to the Required Lenders;

          (1) On or before the consummation of each such Acquisition, the Borrower shall deliver to the Agent (in sufficient copies for all the Lenders) and to the Agent's counsel a compliance certificate, substantially in the form of Schedule 11.02(a) hereto or such other form as shall be satisfactory to the Agent, duly executed by the Borrower's chief executive officer or chief financial officer, certifying as to the matters set forth above with respect to such Acquisition. In the event that such Acquisition is financed, in whole or in part, with the proceeds of Loans hereunder, the foregoing requirement shall be deemed satisfied upon delivery of the compliance certificate required under Section 3.02(c), in the form of
     Schedule 3.02(c), in connection with such Loans;

          (m) On or before the consummation of each such Acquisition involving the purchase or formation of a new Subsidiary and/or the execution of additional Security Documents or any other Loan Document, or otherwise, if reasonably required by the Agent, the Agent shall have received the favorable written opinions of (i) general counsel to the Companies

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     and (ii) special FCC counsel to the Companies,  in each case dated the date of such Loans, addressed to the Agent and the Lenders and substantially in the forms attached as Schedules 11.02Ub and (c) hereto; and

          (n) Only if reasonably requested in connection with the recording of any mortgages or similar instruments or any material issues of state law raised in connection with such Acquisition, the Agent shall have received the favorable opinion of local counsel to the Companies, dated the date of such Acquisition, addressed to the Agent and the Lenders and substantially in the form attached as Schedule 11.02(d) hereto.

Notwithstanding anything contained in this Agreement to the contrary, the KPLR Acquisition, the Tennessee Acquisition, the Utah Acquisition and the New Mexico Acquisition shall constitute Permitted Acquisitions hereunder; provided, that such Acquisitions are consummated substantially in accordance with the terms set forth in the Acquisition Agreements with respect to each such acquisition, true and complete copies of which have been provided to the Lenders.

Permitted Investments.

          (a) Investments in property to be used by the Subsidiaries in the ordinary course of business;

          (b) current assets arising from the sale of goods and services in the ordinary course of business;

          (c) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agency thereof,

          (d) investments (of 90 days or less) in certificates of deposit of the Lenders or any other domestic commercial bank of recognized standing having capital, surplus and undivided profits in excess of $1 00,000,000, membership in the Federal Deposit Insurance Corporation ("FDIC") and senior debt rated carrying one of the two highest ratings of Standard & Poor's Ratings Service, A Division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (an "Approved Institution");

          (e) investments (of 90 days or less) in commercial paper given one of the two highest ratings by Standard and Poor's Ratings Service, A Division of McGraw Hill, Inc., or by Moody's Investors Service, Inc;

          (f) investments redeemable at any time without penalty in money market instruments placed through the Lenders or Approved Institutions;

          (g)   existing   investments   by  the   Companies   in  wholly  owned
     Subsidiaries;

          (h) repurchase agreements fully collateralized by United States government securities;

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

          (i) deposits fully insured by the FDIC;

          (j) short-term loans to employees and advances to employees in the ordinary course of business for the payment of bona fide, properly documented, business expenses to be incurred on behalf of the Companies, provided that the aggregate outstanding amount of all such loans and advances shall not exceed $250,000 in the aggregate at any time;

          (k)  investments  made  in  connection  with  Permitted   Acquisitions
     hereunder and otherwise in compliance with the terms and conditions of this Agreement and the other Loan Documents;

          (1) investments in wholly owned Subsidiaries formed after the date of this Agreement, provided that (i) such Investments do not exceed $500,000 in aggregate amount as to all such Subsidiaries as a group and (ii) at the time any such investment is made and after giving effect thereto, there exists no Default;

          (m) Rate Hedging Obligations entered into in the ordinary course of the Borrower's or a Subsidiary's business;

          (n) options to purchase television broadcast station licenses and related assets (or capital stock of Persons owning such assets) having an option price of any amount not in excess of $ 1 00,000 entered into in connection with the execution of local marketing agreements and Investments pursuant to local marketing agreements to operate television broadcast stations which are combined with such an option; and

          (o) deposits made pursuant to legally binding agreements to acquire television broadcast station licenses and related assets (or capital stock of Persons owing such assets), which acquisitions constitute Permitted Acquisitions hereunder, in an amount not to exceed five percent (5%) of the purchase price; provided that the Station to be acquired will be owned by an Operating Company upon consummation of the contemplated Acquisition and provided, further, that deposits made under this clause shall cease to be treated as Permitted Investments upon forfeit of such deposit for any reason.

Permitted LMA. (a) An LMA entered into in connection with, and in anticipation of, including without limitation the LMA evidenced by the KPLR Time Brokerage Agreement, a Permitted Acquisition, (b) an LMA of any Station owned by a Company, where a License Company is the "licensee" thereunder, provided that such LMA shall be treated as an asset sale for purposes of the provisions of
Section 1.06(b) and all payments received in connection therewith shall be applied to repay the Notes as provided under such Section, or (c) an LMA of a broadcast television station other than the Companies' Stations, where an Operating Company is the "programmer" or "broker" thereunder, provided that the aggregate amount payable to the licensee under such LMA, when aggregated with all other payments under such LMAS, shall not exceed $500,000 in any fiscal year.

Permitted Restructurings. (a) The formation of new Delaware limited liability companies (the "Delaware Entities") with names and functions identical to those of the respective existing

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Oregon  Subsidiaries  and  Tennessee  Subsidiaries  and (b) the  merger of each existing Oregon Subsidiary and each existing Tennessee Subsidiary into the new Delaware entity of the same name, in each case with such Delaware entity being the surviving company.

Person or Person. Any individual, corporation, partnership, joint venture, trust, business unit, unincorporated organization, or other organization, whether or not a legal entity, or any government or any agency or political subdivision thereof.

Pricing Period. See Section 1.03.

Pricing Ratio. See Section 1.03.

Prime Rate. As of any date, the fluctuating interest rate per annum equal to the greater of (a) the rate established by Canadian Imperial Bank of Commerce from time to time at its office in New York City as its "Base Rate" for commercial loans in United States Dollars, and (b) the Federal Funds Rate plus one half of one percent (1/2%) in each case, including any applicable adjustments for reserves or Federal Deposit Insurance Corporation requirements. The Prime Rate is not necessarily intended to be the lowest rate of interest determined by Canadian Imperial Bank of Commerce in connection with extensions of credit.

Prime Rate Loans. Loans bearing interest at a rate determined on the basis of the Prime Rate.

Programming. All programming and film rights and all rights to broadcast television programming of any kind, whether held under license, lease, agreement, contract or otherwise for use by the Borrower or its Subsidiaries in connection with any of the Stations, including without limitation all rights for programming of movies, television series productions, children's programming, sports productions, news coverage and other television viewing products, and the rights to all video tapes, films and other materials now or hereafter constituting or embodying such programming.

Programming Payments. For any period, all actual cash payments required to be made by the Borrower or any of its Subsidiaries in respect of Programming and all cancellations, buy-backs, reversals, termination or assignments of any of the foregoing.

Projections. See Section 4.17.

Properties. See Section 4.20.

Ouarterly Dates. See Section 1.03(d).

Rate  Hedging  Agreements.   Any  written  agreements  evidencing  Rate  Hedging
Obligations,   including  without   limitation  the  LIBOR  provisions  of  this
Agreement.

Rate Hedging Obligations. Any and all obligations of the Borrower, whether direct or indirect and whether absolute or contingent, at any time created, arising, evidenced or acquired (including all renewals, extensions, modifications and amendments thereof and all substitutions

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

therefor), in respect of-. (a) any and all agreements, arrangements, devices and instruments designed or intended to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including without limitation dollar-denominated or cross currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants and so-called "rate swap" agreements; and (b) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

Recovering Party. See Section 1.14.

Recovery. See Section 1.14.

Regulatory Change. With respect to any Lender, any change after the date of this Agreement in any law, rule or regulation (including without limitation Regulation D) of the United States, any state or any other nation or political subdivision thereof, including without limitation the issuance of any final regulations or guidelines, or the adoption or making after the date of this Agreement of any interpretation, directive or request, applying to a class of banks in which such Lender is included under any such law, rule or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation thereof.

Regulation D. Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

Reinvestment Period. See Section 1.06.

Remedial Work. All activities, including, without limitation, cleanup design and implementation, removal activities, investigation, field and laboratory testing and analysis, monitoring and other remedial and response actions, taken or to be taken, arising out of or in connection with Hazardous Materials, including without limitation all activities included within the meaning of the terms "removal," "remedial action" or "response," as defined in 42 U.S.C. Section 9601(23), (24) and (25).

Request for Advances. See Section 1.04.

Required Financial Statements. See Section 1.03.

Required Lenders. At any time (a) Lenders (excluding Defaulting Lenders) holding at least fifty percent (500/o) of the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of the unused Commitments; or (b) if any one Lender and its affiliates own more than fifty percent (50%) of such sum, Lenders (excluding Defaulting Lenders) holding at least sixty-six and two-thirds percent (66 2/3%) of the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of the unused Commitments.

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


Restoration Period. With respect to any Casualty Event resulting in the proceeds of insurance, condemnation award or other compensation, one hundred eighty (I
80) days following receipt by the Borrower, or any other Company, of such proceeds or such longer period as the Borrower shall reasonably request, if the Borrower or such Company has commenced such restoration or replacement within forty-five (45) days after receipt of such proceeds and thereafter diligently pursues such restoration or replacement to completion.

Restricted Payment. Any distribution or payment of cash or property, or both, directly or indirectly (a) in respect of any Subordinated Debt or (b) to any Subsidiary or to any partner, member, stockholder, optionholder, warrantholder or other equityholder of any of the Companies, any of the Parent Companies or of any of their respective Affiliates for any reason whatsoever, including without limitation, salaries, loans, debt repayment, consulting fees, management fees, expense reimbursements and dividends, distributions, put, call or redemption payments and any other payments in respect of equity interests; provided, however, that Restricted Payments shall not include

          (i) reasonable Transaction Costs,

          (ii) transactions that comply with Section 7.11;

          (iii) reasonable Corporate Overhead;

          (iv) Tax Distributions; and

          (v) monthly payments made to the Parent Companies for corporate overhead expenses reasonably incurred by each Parent Company for Management Services which do not relate to the operation of specific Stations directly or indirectly owned or operated by the Borrower, including without limitation the following:

              (A) insurance premiums,

              (B) organizational filing fees,

              (C) SEC and other regulatory fees,

              (D) legal, accounting, audit and tax fees,

              (E) reimbursement  payments  to  investors  for  their  ordinary course out-of-pocket expenses,

              (F) trustee and rating agency fees and

              (G) the fees and expenses of board meetings; and

          (vi) payments made to fund  obligations  under the Kellner  Consulting
     Agreement,   the  Koplar   Management   Agreement   and  other   reasonable
     compensation payable under employment and/or consulting agreements.

Revolving Lines of Credit. See Section 1.01.

Roberts Broadcasting. Roberts Broadcasting of Salt Lake City, L.L.C.

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


Schedule of Cost Reductions. See the definition of such term set forth above in the definition of "Permitted Acquisitions".

Schedule of Sources of Acquisition Funds. See the definition of such term set forth above in the definition of "Permitted Acquisition".

Secured Debt. All Indebtedness of the Borrower and its Subsidiaries (a) under the Notes and (b) of the type secured as described in Section 7.02(g).

Security Agreements. Collectively, the Security and Pledge Agreements executed from time to time by the Borrower and its Subsidiaries as required under Section 2.01, as amended, restated, replaced, supplemented or otherwise modified from time to time.

Security Document(s).  See Section 2.01.

Seller. With respect to any acquisition permitted hereunder, the owner of the stock (or other ownership interests) to be acquired, or the entity the assets and properties of which are to be acquired, by the related respective Company pursuant to such acquisition.

Senior Notes. See the Recitals.

Specified Default. An Event of Default arising under any of the following paragraphs of Article VIII:

          (a) paragraph (b) or (c);

          (b) paragraph (d), if such Event of Default arose from the Borrower's failure to observe, perform or comply with its obligations under any of the provisions of Article V or Section 6.06, 7.04, 7.09, 7.12 or 7.15;

          (c) paragraph (d), if such Event of Default arose from the Borrower's failure to observe, perform or comply with its obligations under any of the provisions of Section 7.01, 7.02, 7.07 or 7.13, but only if the same shall involve the incurrence of indebtedness or liens, the sale or transfer of property, the making of investments or loans, the sale of receivables, the consummation of transactions or the violation of the Code, ERISA or any governmental regulation, as the case may be, valued, or involving consideration, penalties or other payments, in excess of $250,000 in the aggregate for all such Events of Default;

          (d) paragraph (e), if such Event of Default arose from the Borrower's failure to observe, perform or comply with its obligations under any of the provisions of Sections 6.05 (a), (b) or (c), but only if the same shall have continued without remedy for more than forty-five (45) days; and

          (e) paragraph (f), (g), (h), (i), (k), (1), (o) or (p).

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

None of the provisions of this Agreement which refer to any Specified Default shall affect the rights of the Agent or the Lenders to exercise any rights or remedies under the Loan Documents or applicable law arising upon the occurrence of an Event of Default.

Stations. All of the television stations owned or managed by the Companies, where each such station consists of all of the properties and operating rights constituting a complete, fully integrated system for transmitting broadcast television signals from a transmitter licensed by the FCC, together with any subsystem ancillary thereto, without payment of any fee by the Persons receiving such signals.

Subordinated Debt. Any Indebtedness which is subject to a Parent Subordination Agreement.

Subsidiary. (a) Any corporation, association, joint stock company, business trust or other similar organization of which more than 50% of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower or a Subsidiary of the Borrower; (b) any other such organization the management of which is directly or indirectly controlled by the Borrower or a Subsidiary of the Borrower through the exercise of voting power or otherwise; or
(c) any joint venture, association, partnership, limited liability company or other entity in which the Borrower or a Subsidiary of the Borrower has more than a 50% equity interest. All of the Borrower's Subsidiaries as of the date hereof are listed on Schedule 4.02. For purposes of this Agreement, a Subsidiary of the Borrower or of one of its Subsidiaries shall be deemed to be "wholly owned" so long as the Borrower, or a wholly owned Subsidiary of the Borrower, shall own at least 99.5% of the aggregate equity interests therein.

Tax Distributions. In any period, collectively, any and all distributions made to Acme Intermediate, the proceeds of which are ultimately paid to members of Acme Intermediate or Acme Holdings to provide for the payment of taxes, as required under the Operating Agreement for Acme Intermediate or Acme Holdings in respect of:

          (a) the taxable income of the Borrower (after taking into account all of the Borrower prior tax losses, to the extent such losses have not previously been deemed to reduce the taxable income of the Borrower), based on the approximate highest combined tax rate that applies to any one of such members, and

          (b) any audit of any member (or of the Borrower) with respect to a prior taxable year and paid or payable by such member during the most recent taxable year, as and to the extent that such amounts are attributable to the member being allocated more taxable income than was previously reported to such member as a result of any position taken by the Borrower or Acme Holdings in determining and reporting its taxable income for the year in question;

     provided, however, that:

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


          (i) such Tax Distributions shall be made within a reasonable time on or before the due date for tax payments by members on income of the Borrower in respect of which the Tax Distribution is made;

          (ii) the amount distributable under clause (b) above (relating to tax audit adjustments) shall not exceed the sum of- (1) the excess of.- (A) the amount that would have been distributable under clause (a) above in respect of the income of the Borrower as adjusted by the tax audit, over (B) the amount that was actually distributed by the Borrower in respect of such income, plus (2) interest and penalties actually payable to the taxing authority as a result of the audit adjustment; and

          (iii) the Borrower shall provide to the Lenders not later than 30 days prior to making each Tax Distribution a written explanation, prepared by the Borrower's Chief Financial Officer, showing (A) the calculation of the highest combined tax rate that the Borrower proposes to use in making such Tax Distribution, (B) the due dates for tax payments by members in respect of which the Tax Distribution is to be made, and (C) the calculation of any Tax Distribution under clause (b) above, which explanation shall be subject to the Lenders' approval as accurate prior to the making of the Tax Distribution, which approval shall not be unreasonably withheld or delayed.

Taxes. See Section 1.10.

Temporary Prepayment See Section 1.06.

Tennessee Acquisition. The acquisition of all of the partnership interests of Crossville TV Limited Partnership, the licensee of Television Station WBXX-TV (formerly WINT-TV), Channel 20, licensed to Crossville, Tennessee, pursuant to the Purchase Agreement dated as of May 28, 1997 by and among Crossville TV Limited Partnership, its limited partners, C.W. TV, Inc. and Acme Television Licenses of Tennessee, LLC and Acme Television of Tennessee, LLC.

Tennessee Holdings. ACME Television Holdings of Tennessee, L.L.C., a Tennessee limited liability company wholly owned 99% by the Borrower and I% by the Tennessee License Company.

Tennessee  License  Company.  ACME Television  Licenses of Tennessee,  L.L.C., a
Tennessee limited liability company owned 99% by the Tennessee Holding Company and 1% by the Tennessee Operating Company.

Tennessee Operating Company. ACME Television of Tennessee, L.L.C., a Tennessee limited liability company owned 99% by the Tennessee Holding Company and 1 % by the Tennessee License Company.

Tennessee Subsidiaries. The Tennessee Holding Company, the Tennessee License Company and the Tennessee Operating Company.

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


Total Debt. At any time, all outstanding Funded Debt of the Borrower and its Subsidiaries, determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP.

Tower Site Leases. See Section 4.09.

Trades. Those items of income and expense of the Companies which do not represent the right to receive payment in cash or the obligation to make payment in cash and which arise pursuant to so-called trade or barter transactions.

Transaction Costs. For any period, nonrecurring out-of-pocket expenses (including attorneys' fees, investment banking fees and facility fees) accrued by the Companies to Persons which are not Affiliates of any Company during such period in connection with the closing of the transactions under this Agreement, the Offering, any Permitted Acquisition and any other transactions occurring after the date hereof which are consented to in writing by the Required Lenders.

Transaction Documents. See Section 4.03.

Utah Acquisition. The acquisition of all of the membership interests of Roberts Broadcasting of Salt Lake City, L.L.C., which holds a construction permit from the FCC for Television Station KZAR-TV, Channel 16, licensed to Salt Lake City, Utah, pursuant to (a) the Membership Contribution Agreement dated as of August 22, 1997 by and among Roberts Broadcasting, Michael V. Roberts and Steven C. Roberts and ACME Television Holdings of Utah, L.L.C. ("ACME Utah"), as assignee (under Section 9.4 thereof) of ACME Holdings, providing for the transfer to Acme Utah of a forty-nine percent (49%) membership interest in Roberts Broadcasting, and (b) the exercise of the Option, as defined in the Option Agreement referred to in the foregoing Membership Contribution Agreement, providing for the transfer to ACME Utah of the remaining fifty-one percent (5 1 %) in membership interests in Roberts Broadcasting.

     XII. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEPARATE
          ACTIONS BY THE LENDERS.

     (a) This Agreement (including the Schedules hereto) and the other Loan Documents constitute the entire agreement of the parties herein and supersede any and all prior agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or of the Notes or any other Loan Documents, nor consent to the departure by any Company therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as hereafter provided, the consent of the Required Lenders shall be required and sufficient (i) to amend, with the consent of the Borrower, any term of this Agreement, the Notes or any other Loan Document or to waive the observance of any such term (either generally or in a particular instance or either retroactively or prospectively); (ii) to take or refrain from taking any action under this Agreement, the Notes, any other Loan Document or applicable law, including without limitation (A) the acceleration of the payment of the Notes, (B) the termination of the

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Commitments, (C) the exercise of the Agent's and the Lenders' remedies hereunder and under the Security Documents and (D) the giving of any approvals,  consents,
directions  or  instructions   required  under  this  Agreement,   the  Security
Documents; provided that no such amendment, waiver or consent shall, without the prior written consent of each of the Lenders directly affected thereby, (1) extend the fixed maturity or reduce the principal amount of, or reduce the amount or extend the time of payment of any principal of, or interest on, any Note, (2) increase or extend any Commitment of any Lender or extend the Expiration Date (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute any such increase or extension), (3) release any guaranties or any Collateral, unless such release of guaranty or Collateral is in connection with a sale of Collateral permitted hereby or to which any required consent of the Required Lenders has been given and substantially all of the Net Cash Proceeds of such sale are used to repay the Borrower's indebtedness to the Lenders hereunder or otherwise used in a manner permitted hereunder, (4) change the pro rata provisions of Section 1.15 or the percentage referred to in the definition of "Required Lenders" contained in Article XI or (5) amend the provisions of this
Article XII, and no such amendment, waiver or consent shall, without the prior written consent of the Agent, amend, modify or otherwise affect the rights or duties of the Agent under this Agreement or any other Loan Document; and provided. further. that neither notice to, nor the consent of, the Borrower shall be required for any modification, amendment or waiver of the provisions of this Article XII governing the number of Lenders required to consent to any act or omission under the Loan Documents or, subject to Article XIII, of the definition of "Required Lenders".

     (b) Any amendment or waiver effected in accordance with this Article XII shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Borrower. The Lenders' failure to insist (directly or through the Agent) upon the strict performance of any term, condition or other provision of this Agreement, any Note, or any of the Security Documents or other Loan Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Lenders of any such term, condition or other provision or default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise ' of any other right or remedy; and any waiver of any such term condition or other provision or of any such default or Event of Default shall not affect or alter this Agreement, any Note or any of the Security Documents or other Loan Documents, and each and every term, condition and other provision of this Agreement, the Notes, the Security Documents and the other Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or Event of Default in connection therewith. An Event of Default hereunder and a default under any Note or under any of the Security Documents or other Loan Documents shall be deemed to be continuing unless and until cured or waived in writing by the Required Lenders or all of the Lenders, as provided in paragraph (a) above.

     XIII. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and permitted assigns, and all subsequent holders of any of the Notes or any portion thereof.

     (b) Each Lender may assign its rights and interests under this Agreement, the Notes and the Security Documents and/or delegate its obligations hereunder and thereunder, in whole or in part, and sell participations in the Notes and the Security Documents as security therefor, to any bank or financial institution with net capital, capital surplus and undivided profits in excess of $500,000,000, provided as follows:

          (i) No Lender shall make any assignment, other than an assignment in whole or to a separately organized branch or an affiliate of the same Lender, if, after giving effect thereto, such Lender would hold less than $5,000,000 of the then aggregate outstanding principal amount of the Notes, notwithstanding this provision any Lender may make assignments in any amount to any other existing Lender, subject to the Agent's and the Borrower's consent, which consent will not be unreasonably withheld or delayed, provided that the Borrower's consent will not be required if a Default (other than a de minimus default under the Loan Documents) then exists and is continuing hereunder.

          (ii) Any such assignment made other than to a separately organized branch, or an affiliate of, a Lender shall reflect an assignment of such assigning Lender's Notes and Commitments which is in an aggregate principal amount of at least $ 1,000,000, and if greater, shall be an integral multiple of $1,000,000.

          (iii) Notwithstanding any provision of this Agreement to the contrary, each Lender may at any time assign all or any portion of its rights under this Agreement and each of the other Loan Documents, including, without limitation, the Notes held by such Lender, to a Federal Reserve Bank (or equivalent thereof in the case of Lenders chartered outside of the United States); provided that no such assignment shall release a Lender from any of its obligations and liabilities under the Loan Documents. Any Federal Reserve Bank (or equivalent thereof) which receives such an assignment from any Lender may make further assignments of such rights in accordance with the provisions of this Section.

          (iv) Any assignments and/or delegations made hereunder shall be pursuant to an instrument of assignment and acceptance (the "Assignment and Acceptance") substantially in the form of Schedule 13(b)(iv) and the parties to each such assignment shall execute and deliver to the Agent for its acceptance the Assignment and Acceptance together with any Note or Notes subject thereto. Upon such execution and delivery, from and after the
     effective  date  specified  in  each  Assignment  and  Acceptance,   which
     effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall become a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein and
     (B) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement as to that portion of its obligation being so assigned and delegated. The Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the assignee as a Lender and the resulting adjustment of Commitments arising from the purchase by and delegation to such assignee of all or a portion of the rights and obligations of such assigning Lender under this Agreement.

          (v) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee together with the Note or Notes subject to such assignment and payment by the assignee to the Agent of a registration and processing fee of $3,500, the Agent shall accept such Assignment and Acceptance. Promptly upon delivering such Assignment and Acceptance to the Agent, the assigning Lender shall give notice thereof to the Borrower pursuant to a Notice of Assignment and Acceptance substantially in the form of Schedule 13(b)(y) and addressed to the Agent and the Borrower. Within five (5) Business Days after receipt of such notice, the Borrower shall, execute and deliver to the Agent in exchange for each such surrendered Note a new Note payable to the order of such assignee in an amount equal to the portion of the applicable Commitment(s) assumed by such assignee pursuant to such Assignment and Acceptance and a new Note payable to the order of the assigning Lender in an amount equal to the portion of the applicable Commitment(s) retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form provided in
     Section 1.01. Canceled Notes shall be returned to the Borrower upon the execution and delivery of such new Notes.

          (vi) Each Lender may sell participations in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Notes held by it); provided, however, that, (A) the selling Lender shall remain obligated under this Agreement to the extent as it would if it had not sold such participation,
     (B) the selling Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) at no time shall the selling Lender agree with such participant to take or refrain from taking any action hereunder or under any other Loan Document, except that the selling Lender may agree not to consent, without such participant's consent, to any of the actions referred to Article XII, to the extent that the same require the consent of each Lender hereunder, (D) all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement than the selling Lender would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such participant had no such transfer occurred, and (E) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lendees rights and obligations under this Agreement.

          (vii) Except for an assignment made to a separately organized branch or an Affiliate of a Lender, no assignment or participation referred to above shall be permitted without the prior written consent of the Agent and the Borrower, which consent shall not be unreasonably withheld or delayed, provided that the Borrower's consent will not be required if an Event of Default (other than a de minimus default under the Loan Documents) then exists and is continuing hereunder.

          (viii) The Borrower may not assign any of its rights or delegate any of its duties or obligations hereunder.

          (ix)  Any  Lender  may,  in   connection   with  any   assignment   or
     participation pursuant to this Section, disclose to the assignee or participant any information relating to the Companies, the Parent Companies and their respective Affiliates furnished to such Lender by or on behalf of the Borrower and such assignee or participant shall treat such information as confidential.

     XIV.  MISCELLANEOUS.



     Section 14.01. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lenders of the Loans and shall continue in full force and effect so long as any Obligation is outstanding and unpaid or any Lender has any obligation to advance funds to the Borrower or any other Company hereunder. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, including without limitation the provisions of Sections 1.08, 1.10, 1.11, 10.05, 14.02 and 14.14, shall survive the payment in full of all Loans, the termination or expiration of the Commitments and any termination of this Agreement or of any other Loan Document.

     Section 14.02. Fees and Expenses; Indemnity; Etc. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, interpretation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and any other Loan Documents and the consummation and administration of the transactions contemplated hereby, including without limitation the reasonable fees and disbursements of (i) counsel to the Agent, and (ii) such agents of the Agent not regularly in its employ, and accountants, other auditing services, consultants and appraisers engaged by or on behalf of the Agent or by the Borrower at the request of the Agent (collectively, "Third Parties"); (b) to pay or reimburse the Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any other Loan Documents, including, without limitation, the reasonable fees and disbursements of (i) counsel to the Agent and (ii) Third Parties; (c) following the occurrence of an Event of Default and during the continuance hereunder, to pay or reimburse the Lenders for the reasonable fees and disbursements of counsel for the respective Lenders engaged for the preservation or enforcement of such Lendees rights under this Agreement or any other Loan Documents relating to such Event of Default; (d) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and taxes, lien discharge fees and taxes, intangible taxes and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any other Loan Documents; and (e) to pay, indemnify, and hold each Lender and the Agent (and their respective directors, officers, employees, agents and other affiliates)
harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or any transaction contemplated by, any Loan Document or the use or proposed use of the proceeds of the Loans or the refinancing or restructuring of the credit arrangement provided under this
Agreement in the nature of a "workout 'or any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any Company or any other party other than the Lender or Agent to any Loan Document (all the foregoing in this clause (e), collectively, the
"indemnified   liabilities"),   provided,  that  the  Borrower  shall  have  no
obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender.

     Section 14.03. Notice.

     (a) All notices, requests, demands and other communications provided for hereunder (including without limitation Requests for Advances) shall be in writing (including telecopied communication) and mailed or telecopied or delivered to the applicable party at the addresses indicated below.

     If to the Agent:


              Canadian Imperial Bank of Commerce
              425 Lexington Avenue
              NewYork, NewYork 10017
              Attention: Syndications
              Telecopy No.: (212) 856-3799

and if to any Lender, at the address set forth on the appropriate signature page hereto or, with respect to any assignee of the Notes under Article XIII, at the address designated by such assignee in a written notice to the other parties hereto;

     in each case (except for routine communications), with a copy to:

              Elizabeth H. Munnell, Esq.
              Edwards & Angell
              101 Federal Street
              Boston, Massachusetts 021 10
              Telecopy No.: (617) 439-4170

     If to the Borrower:

              Acme Television, LLC
              650 Town Center Drive
              Suite 850
              Costa Mesa, California 92626
              Attention: Mr. Tom Allen
              Telecopy No.: (714) 445-5726

              with a copy (except for routine communications) to:

              Emanuel Faust, Esq.
              Dickstein, Shapiro, Morin & Oshinsky LLP
              21 01 L Street N.W.
              Washington, DC 20037
              Telecopy No.: (202) 887-0689

              with a copy (except for routine communications) to:

              H. David Henken, Esq.
              Goodwin, Proctor & Hoar LLP
              Exchange Place
              Boston, Massachusetts 02109
              Telecopy No.: (617) 523-1231

              with a copy (except for routine communications) to:

              Mr. James Collis
              CEA Capital Partners
              17 State Street 35th Floor
              New York, New York 10004
              Telecopy No.: (212) 425-1420

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon receipt by the party to whom such notice is directed.

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

     (b) The address of the Agent for payment hereunder is as follows:

              Morgan Guaranty Trust Company
              60 Wall Street
              New York, New York 10260
              ABA: 021000238
              Attention: For the Account of Canadian Imperial Bank of Commerce Account No.: 630-00-480
              For further credit to Agented Loans,
              Re: Acme Television
              Telecopy No.: (212) 856-3799

     Section 14.04. Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York.

     Section 14.05. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

     (a) THE BORROWER, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF EACH OTHER STATE WHERE A STATION IS NOW OR HEREAFTER LOCATED AND THE UNITED STATES DISTRICT COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE DISTRICTS OF EACH SUCH STATE WHERE A STATION IS NOW OR HEREAFTER LOCATED, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR UNDER THE NOTES OR THE OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, THE BORROWER CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE BORROWER AT THE ADDRESS PROVIDED HEREIN. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN, RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS TO THE MAXIMUM EXTENT PERMITTED BY LAW.


     (b) WAIVER OF JURY TRIAL. THE BORROWER HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION

BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENTS.

     Section 14.06. Severability. Any provision of this Agreement, the Notes or any of the Security Documents or other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.


     Section 14.07. Section Headings, Etc. Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.


     Section 14.08. Several Nature of Lenders' Obligations. Notwithstanding anything in this Agreement, the Notes or any of the Security Documents to the contrary, all obligations of the Lenders hereunder shall be several and not joint in nature, and in the event any Lender fails to perform any of its obligations hereunder, the Borrower shall have no recourse against any other Lender(s) who has (have) performed its (their) obligations hereunder. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, subject to the provisions of Article XII, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.


     Section 14.09. Counterparts. This Agreement may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, each of which shall be an original and all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as an in hand delivery of an original executed counterpart hereof.

     Section 14.10. Knowledge and Discovery. All references in this Agreement to "knowledge" of, or "discovery" by, the Borrower shall mean actual knowledge and shall be deemed to include, without limitation, any such knowledge of, or discovery by, the Borrower or any executive officer of the Borrower.

     Section 14.11. Amendment of Other Agreements. All references in this Agreement to other documents and agreements to which the Lenders are not parties shall be deemed to refer to such documents and agreements as presently constituted and, except for any amendments and modifications not prohibited under Section 7.12, not as hereafter amended or modified unless the Lenders shall have expressly consented in writing to such amendment(s) or modification(s).

     Section 14.12. FCC Approvals. Notwithstanding anything herein or in any of the Security Documents to the contrary, but without limiting or waiving in any way the Borrower's obligations under Section 2.0 1, the Agents and the Lenders' rights hereunder and under the Security Documents are subject to the Communications Act of 1934, as amended, and all applicable policies, rules and regulations of the FCC. The Agent and the Lenders will not take any action pursuant to this Agreement or the Security Documents which would constitute or result in any assignment or transfer control of any FCC License, whether de jure or de facto, if such assignment or transfer of control would require under then existing law (including the Communications Act of 1934, as amended, and the published policies, rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval. The Agent and the Lenders specifically agree that (a) voting rights in the ownership interests of the Companies will remain with the holders thereof even in an Event of Default unless and until any required prior consent of the FCC shall be obtained to the transfer of such voting rights; (b) in an Event of Default, there will be either a private or public sale of the membership interests of the Companies; and (c) prior to the exercise of member or other equityholder rights by a purchaser at such sale, the prior consent of the FCC, pursuant to 47 U.S.C. 3 1 0(d), in each case only if required, will be obtained prior to such exercise. The Borrower agrees to take any action which the Agent or any Lender may reasonably request in order to cause the Agent and the Lenders to obtain and enjoy the full rights and benefits granted to by this Agreement and the other Loan Documents, including specifically, at the cost and expense of the Borrower, the use of its commercially reasonable efforts to assist in obtaining approval of the FCC or any state or municipality or other governmental authority for any action or transaction contemplated by this Agreement or any Security Document which is then required by law, and specifically, without limitation, upon request following an Event of Default, to prepare, sign and file (or cause to be filed) with the FCC or such state or municipality or other governmental authority the assignors, transferor's or controlling person's portion of any application or applications for consent to (i) the assignment of any FCC License or transfer or control thereof, (ii) any sale or sales of property constituting any Collateral by or on behalf of the Lenders or (iii) any assumption by the Agent or the Lenders or their designees of voting rights or management rights in property constituting any Collateral effected in accordance with the terms of this Agreement.

     Section 14.13. Disclaimer of Reliance. Neither the Borrower nor the Lenders have relied on any oral representations concerning any of the terms or conditions of the Loans, the Notes, this Agreement or any of the Security Documents in entering into the same. The Borrower acknowledges and agrees that none of the officers of the Agent or any Lender has made any representations that are inconsistent with the terms and provisions of this Agreement, the Notes and the Security Documents, and neither the Borrower nor any of its Affiliates has relied on any oral promises or representations in connection therewith.

     Section 14.14. Environmental Indemnification. Without limiting the generality of Section 14.02, in consideration of the execution and delivery of this Agreement by the Lenders and the making of the Loans, the Borrower hereby indemnifies, exonerates and holds the Lenders and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

     (a)  any   investigation,   litigation   or   proceeding   related  to  any
environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by any Company of any Hazardous Material; or

     (b) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Company of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expense or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, any Company;

except, in cases (a) and (b) above, for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Notwithstanding anything to the contrary herein contained, the obligations and liabilities under this Section shall survive and continue in full force and effect and shall not be terminated, discharged or released in whole or in part irrespective of whether all the Obligations have been paid in full or the Commitments have been terminated and irrespective of any foreclosure of any mortgage, deed of trust or collateral assignment on any real property or acceptance by any Lender of a deed or assignment in lieu of foreclosure.

     IN WITNESS WHEREOF, the Agent, the Lenders and the Borrower have caused this Agreement to be duly executed by their duly authorized representatives, as a sealed instrument, all as of the day and year first above written.


                                   BORROWER:


                                  ACME TELEVISION, LLC


                                  By:/s/Douglas E. Gealy
                                     -----------------------------------
                                     Douglas E. Gealy, President


                                  AGENT:

                                  CANADIAN IMPERIAL BANK OF
                                  COMMERCE, NEW YORK AGENCY

                                  By/s/Matthew Jone
                                  ---------------------------------------
                                  Matthew Jones, Executive Director
                                  CIBC Oppenheimer Corp., as agent


                                  LENDER:


                                  CIBC INC.


                                  By:/s/Matthew Jones
                                     -----------------------------------
                                     Matthew Jones, Executive Director
                                     CIBC Oppenheimer Corp., as agent

                                  Address for Notices to CIBC Inc.:


                                  CIBC Inc.
                                  425 Lexington Avenue
                                  New York, New York 10017
                                  Telecopy: (212) 856-3558
                                  Attention: Syndications

                                   LENDER:

                                   NATIONSBANK, N.A.


                                    By:/s/Mary Garrity
                                     -----------------------------------
                                     Mary Garrity, Vice President


                                     Address for Notices to NationsBank:

                                     NationsBank
                                     800 Market Street, 12th Floor
                                     St. Louis, Missouri 63101
                                     Telecopy: (314) 466-6499
                                     Telephone:(314) 466-7920
                                     Attention: Mary Garrity

                                     LENDER:

                                     UNION BANK OF CALIFORNIA, N.A.

                                     By:/s/Peter Connoy
                                     -----------------------------------
                                     Peter Connoy, Assistant Vice President,
                                     Communications/Media Division


                                     Address for Notices to Union Bank of
                                     California:

                                     Union Bank of California
                                     445 South Figueroa Street - 15th Floor
                                     Los Angeles, California 90071
                                     Telecopy: (213) 236-5747
                                     Telephone: (213) 236-6903
                                     Attention: Peter Connoy

                                     LENDER:

                                     BANK OF MONTREAL, CHICAGO BRANCH


                                     By:/s/Tom Calder
                                     -----------------------------------
                                     Tom Calder, Director
                                     Communications Department

                                     Address for Notices to Bank of Montreal:

                                      Bank of Montreal
                                      Media/Communications
                                      U.S. Corporate Banking
                                      430 Park Avenue
                                      New York, New York 10022
                                      Telecopy: (212) 605-1648
                                      Telephone: (212) 605-1529
                                      Attention: Christopher T. Young